Exhibit 10.5

LOAN AGREEMENT

Dated as of October 27, 2010

Among

OSH PROPERTIES LLC,

a Delaware limited liability company

as Borrower

WELLS FARGO BANK, N.A.,

as Administrative Agent

and

Lenders Party Hereto

WELLS FARGO SECURITIES, LLC,

as Arranger

i

ARTICLE IIIB SECURITY INTEREST		49

Section 3B.1	Granting Clause	49
Section 3B.2	Financing Statements; Further Assurances	49

ARTICLE IV REPRESENTATIONS AND WARRANTIES		49

Section 4.1	Borrower Representations	49
4.1.1	Organization	49
4.1.2	Proceedings	50
4.1.3	No Conflicts	50
4.1.4	Litigation	50
4.1.5	Agreements	50
4.1.6	Solvency	50
4.1.7	[Reserved]	51
4.1.8	No Plan Assets	51
4.1.9	Compliance	51
4.1.10	Financial Information	51
4.1.11	Condemnation	51
4.1.12	Federal Reserve Regulations	51
4.1.13	Utilities and Public Access	52
4.1.14	Not a Foreign Person	52
4.1.15	Separate Lots	52
4.1.16	Assessments	52
4.1.17	Enforceability	52
4.1.18	No Prior Assignment	52
4.1.19	Insurance	52
4.1.20	Use of Properties	52
4.1.21	Certificate of Occupancy; Licenses	52
4.1.22	Flood Zone	52
4.1.23	Physical Condition	53
4.1.24	Boundaries	53
4.1.25	Leases	53
4.1.26	Surveys	53
4.1.27	Filing and Recording Taxes	53
4.1.28	[Reserved]	54
4.1.29	Illegal Activity	54
4.1.30	No Change in Facts or Circumstances; Disclosure	54
4.1.31	Investment Company Act	54
4.1.32	Principal Place of Business; State of Organization	54
4.1.33	Borrower’s Existence and Operations as a Single Purpose Entity	54
4.1.34	Business Purposes	57
4.1.35	Taxes	57
4.1.36	Forfeiture	57
4.1.37	Environmental Representations and Warranties	58
4.1.38	Taxpayer Identification Number	58
4.1.39	OFAC	58
4.1.40	Title	58
4.1.41	Deposit Accounts	59
4.1.42	Prohibited Person	59
4.1.43	[Reserved]	59
4.1.44	[Reserved]	59

4.1.45	Material Agreements	59
4.1.46	[Reserved]	59
4.1.47	No Brokerage Fees	60
4.1.48	[Reserved]	60
4.1.49	Service Rights	60
4.1.50	U.S. Patriot Act	60
4.1.51	Compliance with FCPA	60
4.1.52	Master Lease Terms	60
Section 4.2	Survival of Representations	60

ARTICLE V BORROWER COVENANTS		61

Section 5.1	Affirmative Covenants	61
5.1.1	Existence; Compliance with Legal Requirements	61
5.1.2	Applicable Taxes and Other Charges	62
5.1.3	Litigation	62
5.1.4	Access to Property	62
5.1 5	Notice of Default	62
5.1.6	Cooperate in Legal Proceedings	63
5.1.7	Award and Insurance Benefits	63
5.1.8	Further Assurances	63
5.1.9	Mortgage and Intangible Taxes	63
5.1.10	Financial Reporting	63
5.1.11	Business and Operations	65
5.1.12	Costs of Enforcement	65
5.1.13	Estoppel Statement	66
5.1.14	Loan Proceeds	66
5.1.15	Performance by Borrower	66
5.1.16	Leasing Matters	66
5.1.17	Management Agreement; Brokerage Agreement	68
5.1.18	Environmental Covenants	69
5.1.19	Title to the Property	70
5.1.20	OFAC	70
5.1.21	Alterations	70
5.1.22	Separateness and Single Purpose Entity Provisions in Borrower LLC Agreement	71
5.1.23	Separateness and Single Purpose Entity Compliance	75
Section 5.2	Negative Covenants	75
5.2.1	Liens	75
5.2.2	Dissolution	75
5.2.3	Change In Business	75
5.2.4	Debt Cancellation	75
5.2.5	Zoning	76
5.2.6	No Joint Assessment	76
5.2.7	Name, Identity, Structure, or Principal Place of Business	76
5.2.8	ERISA	76
5.2.9	Affiliate Transactions	76
5.2.10	Transfers	77
5.2.11	Material Agreements	77
5.2.12	Service Rights	78
5.2.13	Rent Coverage Ratio	78
5.2.14	Indebtedness	78

v

SCHEDULES AND EXHIBITS

Schedules

Schedule 1.1(a)	Allocated Loan Amounts

Schedule 1.1(b)	Commitment Amount

Schedule 1.1(c)	Former Properties

Schedule 1.1(d)	Properties

Schedule 4.1.1	Organization Chart for Borrower

Schedule 4.1.25	Rent Roll for Properties

Schedule 4.1.45	Material Agreements

Schedule 4.1.49	Service Rights

Schedule 4.1.50	U.S. Patriot Act

Schedule 7.3	Deferred Maintenance and Remediation

Exhibits

Exhibit 1.1(a)	Form of Secured Party Designation Notice

Exhibit 1.1(b)	Form of Assignment and Assumption Agreement

Exhibit 2.1.3	Form of Note

Exhibit 5.1.10(d)	Form of Compliance Certificate

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of October 27, 2010 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among OSH PROPERTIES LLC, a Delaware limited liability company, having its principal place of business at 6450 Via del Oro, San Jose, CA 95119 (“Borrower”), each lender from time to time party hereto (individually, a “Lender” and collectively, the “Lenders”) and WELLS FARGO BANK, N.A., a national banking association, as administrative agent for Lenders hereunder (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lenders; and

WHEREAS, Lenders are willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lenders and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent, the following terms have the following meanings:

“Act” shall have the meaning set forth in Section 5.1.22(b) hereof.

“Acceptable Counterparty” means any Counterparty that has and shall maintain, until the expiration of the applicable Hedging Agreement, a long-term senior unsecured debt or counterparty rating of not less than A+/A1 from S&P and Moody’s, respectively.

“Account Collateral” shall mean the Collateral (as such term is defined in the Cash Management Agreement).

“Accounts” shall mean all reserve, escrow and security accounts which have been or may be established by the Loan Documents (including without limitation the Cash Management Account, the Tax Account, the Insurance Premium Account, the Ground Lease Reserve Account, the Default Interest Account, the Debt Service Account, the Rent Reserve Account, the Borrower Remainder Account, and the Deferred Maintenance/Remediation Account).

“Acts of Terrorism” shall mean any act of terrorism or sabotage, including, but not limited to, any series of named perils which are identical to the acts of terrorism that may be excluded, as such, from coverage under the insurance required to be maintained by Borrower pursuant to Section 6.1(a)(i), (ii), (iii), (vi), (vii) and (viii) hereof.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereto.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by Administrative Agent and delivered by each Lender to Administrative Agent.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. Such term shall include Guarantor and the Orchard Entities unless otherwise specified or if the context may otherwise require.

“Affiliate Agreements” shall have the meaning set forth in Section 5.2.9 hereof.

“Affiliated Manager” shall mean any property manager which (i) is an Affiliate of Borrower or any Orchard Entity, (ii) in which Borrower or any Orchard Entity has, directly or indirectly, a greater than 25% legal, beneficial or economic interest or (iii) is controlled, directly or indirectly, by Borrower or any Orchard Entity.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, in each instance as of such date of determination. For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wells Fargo at its principal office in San Francisco, California as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wells Fargo as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by Administrative Agent from three (3) federal funds brokers of recognized standing selected by it. If for any reason Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of Administrative Agent to obtain sufficient quotations in accordance with the terms above, Administrative Agent may select a reasonably comparable index or source to use as the basis for the Alternate Base Rate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Rate or the Prime Rate.

“Annual Approved Budget” shall mean each annual budget for Borrower, prepared by Borrower, in form and substance reasonably satisfactory to Administrative Agent.

“Applicable Laws” shall mean all applicable existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

“Applicable Interest Rate” shall mean an interest rate per annum equal to (I) the Eurodollar Rate or (II) the Alternate Base Rate, but only if the Loan begins bearing interest at the Alternate Base Rate in accordance with the provisions of Section 2.2.3 hereof.

“Applicable Release Price” shall mean in respect of each Property, (i) at all times when the Loan principal balance is equal to or greater than $40,000,000, 115% of the allocated Loan amount assigned to such Property, as set forth on the schedule of allocated Loan amounts attached hereto as Schedule 1.1(a), and (ii) at all times when the Loan principal balance is less than $40,000,000, 110% of the allocated Loan amount assigned to such Property, as set forth on the schedule of allocated Loan amounts attached hereto as Schedule 1.1(a), subject, in each case, to revision to account for any deduction of allocated Loan amounts pursuant to Section 2.3.2.

“Applicable Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rates, now or hereafter levied or assessed or imposed against any Property or part thereof.

“Appraisal” shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the Properties are located, who meets the requirements of FIRREA.

“Approved Fund” shall mean any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.40), and accepted by Administrative Agent, in substantially the form of Exhibit 1.1(b) or any other form approved by Administrative Agent.

“Assignment of Agreements, Licenses, Permits and Contracts” shall mean that certain Collateral Assignment of Agreements, Licenses, Permits and Contracts dated as of the date hereof made by Borrower to Administrative Agent in connection with the assignment by Borrower of various agreements, licenses, permits and contracts as security for the Secured Obligations, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Hedging Agreement” shall mean that certain Collateral Assignment of Hedging Agreement dated as of the date hereof made by Borrower to Administrative Agent in connection with the execution of the Hedging Agreement as may be required by this Agreement, consented to by the Counterparty, as security for the Secured Obligations, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases” shall mean each certain first priority Assignment of Leases and Rents dated as of the date hereof from Borrower, as assignor, to Administrative Agent, as assignee, assigning to Administrative Agent all of Borrower’s interest in and to the Leases and Rents of the Properties as security for the Secured Obligations, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean a conditional assignment of management agreement (in form and substance reasonably satisfactory to Administrative Agent) to be delivered by Borrower and Manager to Administrative Agent in accordance with the terms hereof as security for the Secured Obligations, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Properties.

“Bankruptcy Code” shall mean Title 11 U.S.C. § 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

“Borrower” shall have the meaning set forth in the introductory paragraph hereto.

“Borrower LLC Agreement” shall mean the limited liability company agreement of Borrower as amended and restated and in effect as of the Closing Date and as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Borrower Remainder Account” shall have the meaning set forth in Section 3.1 hereof.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(d) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Business Party” shall have the meaning set forth in the definition of “Independent Director” herein.

“Capital Expenditures” shall mean, for any period, the amount expended with respect to the Properties for items capitalized under GAAP (including expenditures for building improvements or major repairs and Leasing Expenses).

“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Cash Management Account” shall have the meaning set forth in Section 3.1 hereof.

“Cash Management Agreement” shall have the meaning set forth in Section 3.1 hereof.

“Cash Management Bank” shall mean an Eligible Institution selected by Administrative Agent.

“Cash Sweep Cure” shall mean the Properties in the aggregate maintaining a Rent Coverage Ratio which exceeds 2.50 to 1.00 for two (2) consecutive fiscal quarters.

“Cash Sweep Period” shall mean the period of time commencing after Cash Management Bank has received notice from Administrative Agent that a Cash Sweep Trigger Event has occurred and continuing until Cash Management Bank has received notice from Administrative Agent that a Cash Sweep Cure has occurred.

“Cash Sweep Trigger Event” shall mean the Rent Coverage Ratio falling below 2.00 to 1.00 as of the end of any fiscal quarter.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean the Properties, the Accounts, the Reserve Funds, the Personal Property, the Rents, the Account Collateral, the Hedging Agreement, the Master Lease Guaranty and all other real or personal property of Borrower that is at any time pledged, mortgaged or otherwise given as security to Administrative Agent for the Secured Obligations.

“Committed Amount” means the maximum amount each Lender has agreed to lend at any time outstanding to Borrower as part of the Loan as set forth in Schedule 1.1 (b) hereto.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Control” (and the correlative terms “controlled by” and “controlling”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

“Counterparty” shall mean the Person which is the issuer of the Hedging Agreement.

“Credit Parties” shall mean Borrower and Guarantor.

“Creditors Rights Laws” shall have the meaning set forth in Section 5.1.22(e) hereof.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Notes together with all interest accrued and unpaid thereon and all other sums due to Financing Parties under the Notes, this Agreement, the Security Instruments or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments due under the Notes for such period.

“Debt Service Account” shall have the meaning set forth in Section 3.1 hereof.

“Deed of Trust” shall mean each certain first priority leasehold or fee Deed of Trust Security Agreement and Fixture Filing, executed and delivered by Borrower as security for the Secured Obligations and encumbering the Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Interest Account” shall have the meaning set forth in Section 3.1 hereof.

“Default Interest/Other Amounts” means all unpaid default interest, past due interest, late fees and all other amounts, costs and expenses (including reasonable attorneys’ fees) then due and owing to Financing Parties (other than principal and interest currently payable on such Payment Date) under the terms of this Agreement or any of the other Loan Documents as specified from time to time by Administrative Agent.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) four percent (4%) above the Applicable Interest Rate.

“Defaulting Lender” shall mean any Lender that (a) has failed to fund any portion of the Loan required to be funded by it hereunder on the Closing Date, (b) has otherwise failed to pay over to Administrative Agent or any Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

“Deferred Maintenance and Remediation” shall have the meaning set forth in Section 7.3 hereof.

“Deferred Maintenance/Remediation Account” shall have the meaning set forth in Section 3.1 hereof.

“Deferred Maintenance/Remediation Amount” shall have the meaning set forth in Section 7.3 hereof.

“Deferred Maintenance/Remediation Fund” shall have the meaning set forth in Section 7.3 hereof.

“Disclosure Document” shall have the meaning set forth in Section 11.1 (c) hereof.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“EBITDAR” shall mean, for any period, for Borrower, an amount equal to Net Income for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by Borrower for such period, deriving exclusively from those Properties which are retail stores for that period, (iii) depreciation and amortization expense for Borrower for such period, deriving exclusively from those

Properties which are retail stores for that period, (iv) rent expense payable by Borrower for such period under leases that, in accordance with GAAP, are not treated as capital leases, deriving exclusively from those Properties which are retail stores for that period, (v) other nonrecurring expenses of Borrower reducing such Net Income which do not represent a cash item in such period or any future period, deriving exclusively from those Properties which are retail stores for that period and (vi) the corporate overhead allocation for advertising, marketing, general and administrative costs with respect to each such Property minus (b) the following to the extent included in calculating such Net Income, in each case, deriving exclusively from those Properties which are retail stores for that period: (i) Federal, state, local and foreign income tax credits of Borrower for such period and (ii) all noncash items increasing Net Income for such period.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries or (B) any Defaulting Lender (or any of its Affiliates).

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s, and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA-” by Fitch and S&P and “Aa3” by Moody’s.

“Enforcement Costs” has the meaning set forth in Section 5.1.12 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement executed by Borrower and Guarantor in connection with the Loan for the benefit of Financing Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that, at any time, apply to Borrower or any of the Properties and relate to hazardous materials or toxic materials, substances or wastes, or the protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

“Environmental Liens” shall have the meaning set forth in Section 5.1.18(a) hereof.

“Environmental Reports” shall have the meaning set forth in Section 4.1.37 hereof.

“Equity Interest” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general, preferred or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers or could confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including without limitation, options, warrants and any other “equity security” as defined in Rule 3a11-1 of the Exchange Act.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Eurodollar Rate” shall mean, with respect to any Interest Period, an interest rate equal to the LIBOR Rate plus four and twenty-five hundredths percent (4.25%) per annum.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation, any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall have the meaning set forth in Section 8.1 hereof. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excess Rent” shall have the meaning set forth in Section 3(f) of the Cash Management Agreement.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) Taxes imposed on or measured by its net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or with which it has a present or former connection (other than any such connection resulting in whole or in part from its having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) or, in the case of any Lender, in which its applicable lending office is located; (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which Borrower is located; (c) in the case of a Foreign Lender, any withholding Tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 2.2.8(a) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.2.8(e); (d) any Taxes imposed under FATCA; and (e) any U.S. Federal backup withholding Taxes imposed under Section 3406 of the Code.

“Exculpated Parties” shall have the meaning set forth in Section 9.1(a) hereof.

“Existing Financing” shall mean the financing provided in favor of Borrower pursuant to (a) that certain Loan Agreement dated as of November 23, 2005, (as amended, restated, replaced supplemented or otherwise modified from time to time the “Existing Loan Agreement”) among Borrower, Citigroup Global Markets Realty Corporation and the other parties thereto; and (b) the other Loan Documents (as such term is defined in the Existing Loan Agreement).

“FATCA” means Sections 1471 through 1474 of the Code.

“Fee Letter” shall mean the fee letter dated August 17, 2010 among Wells Fargo, WFS, Parent, and Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Financing Parties” shall mean Lenders and Administrative Agent.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Flood Hazard Property” shall mean real property designated by the Federal Emergency Management Agency as being situated in an A or V flood zone.

“Flood Insurance Acts” shall have the meaning set forth in Section 6.1(a)(vii) hereof.

“Flood Insurance Policies” shall have the meaning set forth in Section 6.1(a)(vii) hereof.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Former Properties” shall mean that real property (and certain incidental, related personal property) formerly owned by Borrower, as more specifically described in the attached Schedule 1.1(c).

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

“Gross Income from Operations” shall mean without duplication all income, computed in accordance with GAAP, derived by Borrower from the ownership and operation of the Properties from whatever source, including, but not limited to, the Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, other required pass-throughs and interest on the Reserve Funds, and payments received under the Hedging Agreement, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Security Instruments or the creation of any intervening estate or interest in the Property or any part thereof.

“Ground Lease” shall mean, each of (a) with respect to the individual Property located in Merced, California, that Ground Lease dated as of April 16, 1993 between Isenberg Motors, Inc. and Parent, as tenant, as assigned to Borrower pursuant to that certain Assignment of Ground Lease dated as of November 23, 2005, (b) with respect to the individual Property located in Millbrae, California, (i) that certain Ground Leased dated as of April 26, 1984 between the City and County of San Francisco, acting through its Public Utilities Commission and Parent (as successor in interest to OSH Acquisition Corporation, a Delaware Corporation, as assigned from Wickes Companies, Inc., a Delaware Corporation, and as assigned from Grace Retail Corporation, a Delaware Corporation, the original lease party), as tenant, as assigned to Borrower pursuant to that certain Assignment of Ground Lease dated as of November 23, 2005, and (ii) that certain Lease dated as of February 1, 1985 by and between Pacific Gas and Electric Company and Parent (as successor in interest to OSH Acquisition Corporation, a Delaware Corporation, as assigned from Wickes Companies, Inc., a Delaware Corporation, and as assigned from Grace Retail Corporation, a Delaware Corporation, the original lease party), as tenant, as assigned to Borrower pursuant to that certain Assignment of Ground Lease dated as of November 23, 2005, (c) with respect to the individual Property located in Redwood City, California, that certain Ground Lease dated as of March 14, 1984 between PL Redwood LP, a Delaware limited partnership (as successor in interest to The Price Company, a California corporation, the original lease party) and Parent (as successor in interest to OSH Acquisition Corporation, a Delaware Corporation, as assigned from Wickes Companies, Inc., a Delaware Corporation, and as assigned from Grace Retail Corporation, a Delaware Corporation, the original lease party), as tenant, as assigned to Borrower pursuant to that certain Assignment of Ground Lease dated as November 23, 2005, and (d) with respect to the individual Property located in Foster City, California, certain Ground Lease dated as of February 16, 1994 between, Town Center East, a California general partnership, and Parent, as tenant, as assigned to Borrower pursuant to that certain Assignment of Ground Lease dated as of November 23, 2005.

“Ground Lease Monthly Deposit” has the meaning set forth in Section 7.5 hereof.

“Ground Lease Reserve Account” has the meaning set forth in Section 3.1 hereof.

“Ground Lease Reserve Fund” has the meaning set forth in Section 7.5 hereof.

“Guarantor” shall mean Parent and any other entity guaranteeing any payment or performance obligation of Borrower, if any.

“Guaranty” shall mean (a) the Guaranty of Recourse Obligations, dated as of the date hereof, from Guarantor in favor of Financing Parties in form and substance satisfactory to Administrative Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and (b) the Guaranty of Payment, dated as of the date hereof, from Guarantor and Borrower in favor of Financing Parties in form and substance satisfactory to Administrative Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation, any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Materials” shall mean any gasoline or petroleum (including crude oil or any extraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation.

“Hedging Agreement Provider” shall mean any Acceptable Counterparty that (a) has provided Administrative Agent with a fully executed Secured Party Designation Notice, substantially in the form of Exhibit 1.1(a) and (b) enters into a Hedging Agreement with Borrower to the extent that such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under this Agreement; provided, in the case of a Secured Hedging Agreement with a Person who is no longer a Lender, such Person shall be considered a Hedging Agreement Provider only through the stated maturity date (without extension or renewal) of such Secured Hedging Agreement.

“Hedging Agreement” shall mean the ISDA Master Agreement, the Schedule thereto, and the Confirmation thereunder dated as of November 24, 2008, as amended by that certain First Amendment to ISDA Master Agreement dated as of November 24, 2009, and the Confirmation thereunder dated as of or about the date of this Agreement, each by and among Wells Fargo and Borrower. After delivery of a Replacement Hedging Agreement to Administrative Agent, the term “Hedging Agreement” shall be deemed to mean such Replacement Hedging Agreement.

“Holdings” shall have the meaning set forth in Section 5.1.10(b) hereof.

“Improvements” shall have the meaning set forth in the Deeds of Trust.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money (including without limitation amounts for borrowed money and indebtedness in the form of mezzanine debt), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations plus any accrued interest thereon, (i) all net obligations of such Person under Hedging Agreements, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (1) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, (m) all obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor and (n) obligations of such Person under non-compete agreements to the extent such obligations are quantifiable contingent obligations of such Person under GAAP principles.

“Indemnified Parties” shall mean each Financing Party, its Related Parties and any Person in whose name the encumbrance created by the Security Instruments is or will have been recorded.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Director” shall mean a natural person (A) who is an individual who has prior experience as an independent director, independent manager or independent member with at least two (2) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally recognized company reasonably approved by Administrative Agent, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business; and (B) who is not at the time of such initial appointment as a director, and who has not been for at least five (5) years preceding such initial appointment (a) a stockholder, director, officer, employee, partner, member, attorney or counsel of Borrower or of Principal or any Affiliate of either of them, (b) a customer, supplier or other Person who derives its purchases or revenues (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from its activities with Borrower, Principal or any Affiliate of either of them (a “Business Party”), (c) a Person or controlling or under common control with any such stockholder, partner, member, director, officer, attorney, counsel or Business Party, or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel or Business Party.

“Insolvency Opinion” shall mean that certain bankruptcy non-consolidation opinion letter delivered by Greenberg Traurig, LLP in connection with the Loan and approved by Administrative Agent.

“Insurance Against Terrorism” shall mean one or more Policies which otherwise satisfy the requirements of this Agreement, as applicable, and which are on terms and conditions consistent with the insurance required by Section 6.1(a)(i), (ii), (iii), (vi), (vii) and (viii) hereof and which (a) do not contain an exclusion for Acts of Terrorism (including bio-terrorism, if commercially available) or (b) affirmatively insure against Acts of Terrorism (including bioterrorism, if commercially available) or (c) is/are any combination of the Policies described in (a) and (b) of this paragraph; provided, however, that for so long as TRIA remains in full force and effect, Insurance Against Terrorism shall mean insurance against an “Act of Terrorism” as such term is defined in Section 102(1) of TRIA.

“Insurance Premium Account” shall have the meaning set forth in Section 3.1 hereof.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Charges” means, for any period, for Borrower, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of Borrower in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, deriving exclusively from those Properties which are retail stores for that period, and (b) the portion of rent expense of Borrower with respect to such period under Capital Leases that is treated as interest in accordance with GAAP, deriving exclusively from those Properties which are retail stores for that period.

“Interest Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, a period of one calendar month from and including a Payment Date to but excluding the next applicable Payment Date; provided, however, that no Interest Period shall extend beyond the Maturity Date and with respect to the Payment Date occurring December 1, 2010, the Interest Period shall be the period commencing on the Closing Date to but excluding December 1, 2010. Each Interest Period, except for the Interest Period ending December 1, 2010, shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Investment Grade” shall mean a rating of BBB- or its equivalent by the Rating Agencies.

“Involuntary Bankruptcy Act” shall mean (i) the commencement of an involuntary case or other proceeding concerning Borrower or Guarantor under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within ninety (90) days, after commencement of the case or there is commenced against Borrower or Guarantor any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or Guarantor which remains undismissed within ninety (90) days; or (ii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower or Guarantor and any such proceeding initiated to appoint said custodian remains undismissed for a period of ninety (90) days; or (iii) any order of relief or other order approving any such case or proceeding is entered; or (iv) Borrower or Guarantor is adjudicated insolvent or bankrupt; or (v) Borrower or Guarantor makes a general assignment for the benefit of creditors; or (vi) Borrower or Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due.

“Lease Termination Payments” shall mean all payments made to Borrower in connection with any termination, cancellation, surrender, sale or other disposition of any Lease.

“Leases” shall have the meaning set forth in the Deeds of Trust.

“Leasing Expenses” shall mean all capital costs, expenses incurred for improvements, repairs, equipment, painting, decorating, partitioning and other items to satisfy the requirements of a Lease (including any expenses incurred for architectural or engineering services in respect of the foregoing), tenant allowances in lieu of, or reimbursements for, the foregoing items, payments made for purposes of satisfying or terminating the obligations of the tenant under such Lease to the landlord under another lease (i.e., lease buyout costs), relocation costs, temporary leasing costs, leasing commissions, legal, design and other professional fees and costs, in each case, for which the landlord is responsible for the payment of under a Lease.

“Legal Requirements” shall mean all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting any Property or any part thereof, including without limitation any which may (a) require repairs, modifications or alterations in or to any Property or any part thereof, or (b) in any way limit the use and enjoyment thereof

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Letter of Credit” shall mean a transferable, clean, irrevocable, unconditional, standby letter of credit in form, substance and amount reasonably satisfactory to Administrative Agent in its reasonable discretion, issued or confirmed by a commercial bank with a long term debt obligation rating of AA- or better (or a comparable long term debt obligation rating) as assigned by the Rating Agencies and otherwise satisfactory to Administrative Agent in its reasonable discretion (the “Issuing Bank”). The Letter of Credit shall be payable upon presentation of a sight draft only to the order of Administrative Agent at a New York City bank. The Letter of Credit shall have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods for the term of the Loan (unless such Letter of Credit provides that the issuing bank may elect not to renew the Letter of Credit upon written notice to the beneficiary at least thirty (30) days prior to its expiration date) and shall provide for multiple draws. The Letter of Credit shall be transferable by Administrative Agent and its successors and assigns at a New York City bank.

“LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for one-month deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for one-month deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; provided, however, if more than one (1) rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then “LIBOR” shall mean the rate per annum at which, as determined by Administrative Agent, Dollars in an amount comparable to the portion of the Loan then requested are being offered to leading banks at approximately 11:00 a.m. (London time), two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a one-month period.

“LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) determined by Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” shall mean that portion of the Loan the rate of interest applicable to which is based on the LIBOR Rate.

“Licenses” shall have the meaning set forth in Section 4.1.21 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, any Property or any of the other Collateral, any portion thereof or any interest therein, including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original aggregate principal amount of $50,000,000 made by Lenders to Borrower pursuant to this Agreement and the other Loan Documents.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Security Instruments, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Assignment of Hedging Agreement, the Assignment of Agreements, Licenses, Permits and Contracts, the Cash Management Agreement and all other documents executed and/or delivered in connection with the Loan (other than any Hedging Agreement or related agreement, document, certificate or instrument.

“Losses” shall mean any and all claims, suits, liabilities (including without limitation strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense, including the cost of in-house counsel), provided, however, that Losses shall specifically exclude any and all consequential and/or punitive damages.

“Manager” shall mean a Qualified Manager who is managing any Property in accordance with the terms and provisions of this Agreement.

“Master Lease” shall mean the Lease dated as of even date herewith between Borrower, as landlord, and Parent, as tenant with respect to the Properties, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Master Lease Guarantors” shall mean each Subsidiary of Holdings (other than Parent and Borrower) and any other entity party thereto from time to time, in each case in their capacity as guarantors pursuant to the Master Lease Guaranty.

“Master Lease Guaranty” shall mean the Guaranty Agreement dated as of even date herewith given by the Master Lease Guarantors, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Master Lease SNDA” shall mean each Subordination, Non-Disturbance and Attornment Agreement dated as of even date herewith among Borrower, as landlord, Parent, as tenant, and Administrative Agent, as mortgagee, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Material Adverse Effect” shall mean a material adverse change in (i) the assets, operations, or financial condition of Borrower or the Person in question, (ii) the ability to pay the Debt of Borrower or the Person in question in accordance with the terms hereof and otherwise comply with the material terms of this Agreement and the Loan Documents, (iii) any Property or the value thereof, (iv) the validity, priority or enforceability of this Agreement or any other Loan Document, (v) the ability of Financing

Parties to enforce the legal remedies pursuant to this Agreement or any other Loan Documents, or (vi) Administrative Agent’s Lien on any Property or the priority of such Lien.

“Material Agreements” shall mean all agreements entered into by Borrower requiring in the aggregate for all such agreements the payment by Borrower of more than $100,000 in payments or liability in any annual period.

“Maturity Date” shall mean December 21, 2013 or such other earlier date on which the final payment of the principal of the Notes becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise; provided, in any event the Maturity Date shall automatically, without any need for further action, be accelerated from time to time such that the Maturity Date shall occur no later than ninety-one (91) days prior to the maturity date or expiration date of the Term Loan Agreement, as such maturity date or expiration date may subsequently be modified pursuant to an amendment, restatement, replacement, supplement or other modification of the Term Loan Agreement.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Notes and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” shall have the meaning set forth in Section 5.1.22(b) hereof.

“Memorandum of Master Lease” shall mean a memorandum of the Master Lease, as referenced in the Master Lease, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“MNPI” shall have the meaning set forth in Section 2.3.1(b)(i) hereof.

“Monthly Debt Service Payment Amount” shall mean (i) the monthly amount of interest and (ii) if the monthly payment date coincides with a Quarterly Payment Date, the quarterly amount of principal, in each case as due and payable on each such applicable Payment Date, pursuant to the Notes and Section 2.2 hereof.

“Monthly Insurance Premium Deposit” shall have the meaning set forth in Section 7.2 hereof.

“Monthly Tax Deposit” shall have the meaning set forth in Section 7.2 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Cash Flow” for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Income” means, for any period, for Borrower, the net income of Borrower (excluding extraordinary gains and extraordinary losses) deriving exclusively from those Properties which are retail stores for that period.

“Net Operating Income” for any period shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Net Sales Proceeds” shall mean, with respect to any Property sold, the gross sales price for such Property, less the actual and reasonable expenses of the sale of the applicable Property actually expended by Administrative Agent.

“Non-Disturbance Agreement” shall have the meaning set forth in Section 5.1.16(f) hereof.

“Notes” shall mean those certain promissory notes of even date herewith in the original aggregate principal amount of $50,000,000, made by Borrower in favor of Wells Fargo and each of the other Lenders, as the same may be amended, restated, replaced, extended, renewed, supplemented, or otherwise modified from time to time.

“Obligations” shall mean, collectively, the Loan and all other of the obligations, Indebtedness and liabilities of the Credit Parties to Lenders and Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Loan Documents, including without limitation, the Debt and all principal, interest, fees, costs, charges, expenses, professional fees, reimbursements, all sums chargeable to the Credit Parties or for which any Credit Party is liable as an indemnitor and whether or not evidenced by a note or other instrument and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offer for Discounted Prepayment” shall have the meaning set forth in Section 2.3.1(b)(iii) hereof.

“Officers’ Certificate” shall mean a certificate delivered to Administrative Agent by Borrower which is signed by a Responsible Officer of Borrower.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the ownership, operation, repair, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments, ground lease payments or bond assessments of Borrower as reasonably approved by Administrative Agent, and other similar costs, but excluding depreciation, Debt Service (including amortization, if any), Capital Expenditures and contributions to the Reserve Funds.

“Orchard Entities” shall mean collectively, Borrower, OSH Finance Corporation, Parent, and Holdings.

“OSH Finance Corporation” shall mean OSH Finance Corporation, a Delaware corporation.

“Other Charges” shall mean all maintenance charges, impositions other than Applicable Taxes, and any other charges, including without limitation vault charges and license fees for the use of vaults,

chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” shall mean Orchard Supply Hardware LLC, a Delaware limited liability company.

“Participant” shall have the meaning set forth in Section 10.40(d) hereof.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day, and including without limitation each Quarterly Payment Date. The parties hereto acknowledge that the first Payment Date, which is not a Quarterly Payment Date, is December 1, 2010.

“Percentages” means with respect to each Lender, the percentage which the then outstanding principal balance of its Note constitutes of the then outstanding principal amount of the Loan, in the aggregate.

“Permitted Encumbrances” shall mean, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the relevant Property or any part thereof, (c) Liens, if any, for Applicable Taxes imposed by any Governmental Authority not yet delinquent or which are being diligently contested in good faith in accordance with Section 5.2.1 hereof, (d) liens in respect of the Property imposed by applicable Legal Requirements which are incurred in the ordinary course of business and which are either not yet due and payable or are being diligently contested in good faith in accordance with Section 5.21 hereof, (e) such other title and survey exceptions as Administrative Agent may approve in writing after the Closing Date in Administrative Agent’s sole discretion, and (f) Liens, if any, respecting the fee interest in any Property that is subject to a ground lease (as to which Borrower is the ground tenant or ground lessee), so long as such Lien is subordinate to the interests of Administrative Agent under the Deed of Trust respecting such Property.

“Permitted Investments” shall mean:

(i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including without limitation obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by

S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii) Federal Housing Administration debentures;

(iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements of any bank, the short term obligations of which at all times are rated in the highest short term rating category by two or more Rating Agencies; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by two or more Rating Agencies; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi) debt obligations with maturities of not more than 365 days and at all times rated by two or more Rating Agencies in its highest long-term; unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by two or more Rating Agencies; in its highest short-term; unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii) units of taxable money market funds or mutual funds and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from two or more Rating Agencies for money market funds or mutual funds;

(ix) demand deposits of Wells Fargo; and

(x) (A) any other interest-bearing account or other interest-bearing vehicle customarily available to Cash Management Bank or (B) other security, obligation or investment which has been approved as a Permitted Investment in writing by Administrative Agent;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing and any other entity.

“Personal Property” shall have the meaning set forth in the Deeds of Trust.

“Physical Conditions Reports” shall mean a structural engineering report prepared by a company satisfactory to Administrative Agent regarding the physical condition of the Properties, satisfactory in form and substance to Administrative Agent in its sole discretion.

“Plan” shall mean an employee benefit plan (as defined in section 3(3) of ERISA) subject to Section 406 of ERISA or a plan or other arrangement within the meaning of Section 4975 of the Code.

“Plan Assets” shall mean assets of a Plan within the meaning of Section 29 C.F.R. section 2510.3-101.

“Policies” shall have the meaning set forth in Section 6.1(b) hereof.

“Prepayment Date” shall have the meaning set forth in Section 2.3.1(a)(i) hereof.

“Prepayment Premium” shall mean an amount equal to the product of the following (a) the amount of principal repaid multiplied by (b) (i) 1.5%, regarding any prepayment from the Closing Date to and including the six-month anniversary of the Closing Date, (ii) 1.00%, regarding any prepayment from the day immediately following the six-month anniversary of the Closing Date to and including the twelve-month anniversary of the Closing Date, (iii) 0.5%, regarding any prepayment from the day immediately following the twelve-month anniversary of the Closing Date to and including the eighteen-month anniversary of the Closing Date, and (iv) zero, regarding any prepayment from the day immediately following the eighteen-month anniversary of the Closing Date and thereafter.

“Principal” shall mean Holdings, together with its successors and assigns.

“Prior Debt” shall have the meaning set forth in Section 3A.1(o) hereof.

“Prohibited Person” shall mean any Person:

(a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) with whom any Financing Party is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “terrorism”, as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pd for at any replacement website or other replacement official publication of such list; or

(f) who is an Affiliate of a Person listed above.

“Property” shall mean, individually, each parcel of real property identified on Schedule 1.1(d) attached hereto and made a part hereof, the Improvements thereon and all Personal Property owned by Borrower and encumbered by a Security Instrument, together with all rights pertaining to such Property and Improvements, as more particularly described in the applicable Security Instrument and referred to therein as the “Property”.

“Qualified Insurer” shall have the meaning set forth in Section 6.1(b) hereof.

“Qualified Management Agreement” shall mean, collectively, (a) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Administrative Agent in form and substance, and (b) an Assignment of Management Agreement, executed and delivered to Administrative Agent by Borrower and such Qualified Manager at Borrower’s expense.

“Qualified Manager” shall mean a reputable and experienced professional management organization (a) which manages, together with its Affiliates, at least ten (10) properties of a type, quality and size similar or superior quality to the Properties, totaling in the aggregate no less than 3,500,000 square feet and (b) which is reasonably acceptable to Administrative Agent.

“Qualified Transferee” shall mean any one of the following Persons:

(i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $500 Million and (b) is managed by a Person who controls or manages at least $500 Million of real estate equity assets; or

(ii) a pension fund advisor who (a) immediately prior to such transfer, controls or manages at least $500 Million of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

(iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $500 Million; or

(iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) or the United States branch of a bank organized outside of the United States (provided such branch of a bank organized outside of the United States is duly authorized and licensed to transact business in the United States and otherwise complies with all Applicable Laws necessary for such an entity to own and operate real estate within the United States) (a) with a combined capital and surplus of at least $500 Million and (b) who, immediately prior to such transfer, controls (or holds debt on) real estate assets of at least $500 Million; or

(v) any Person (a) with a long-term unsecured debt rating from the Rating Agencies of at least Investment Grade or (b) who (i) owns or operates at least 2 million square feet of commercial real estate, (ii) has a net worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $250 Million and (iii) immediately prior to such transfer, controls real estate equity assets of at least $250 Million.

“Quarterly Payment Date” shall mean each March 1, June 1, September 1 and December 1 or, if such day is not a Business Day, the immediately preceding Business Day. The parties hereto acknowledge that the first Quarterly Payment Date is March 1, 2011.

“Rating Agencies” shall mean each of S&P, Moody’s, and Fitch.

“Register” shall have the meaning set forth in Section 10.40(c) hereof.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and such Person’s subsidiaries, as well as the respective partners, shareholders, members directors, officers, employees, agents, servants, representatives, contractors, subcontractors, trustees and advisors of such Person, such Person’s Affiliates and such Person’s subsidiaries and the successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Properties during the term of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of any Financing Party’s assets and business).

“Release” of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Renewal Lease” has the meaning set forth in Section 5.1.16(a) hereof.

“Rent Coverage Ratio” shall mean, as of the last day of any fiscal quarter of Borrower, the ratio for the four fiscal quarter period ending on such date of (a) EBITDAR to (b) Retail Property Fixed Rent.

“Rent Reserve Account” has the meaning set forth in Section 3.1 hereof.

“Rent Reserve Fund” has the meaning set forth in Section 7.4 hereof.

“Rents” shall have the meaning set forth in the Security Instruments.

“Replacement Hedging Agreement” means, with respect to Borrower, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more Acceptable Counterparties (in form and substance reasonably satisfactory to Administrative Agent), any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements, and on the then current standard ISDA form for such product.

“Request for Solicitation” shall have the meaning set forth in Section 2.3.1(b)(ii) hereof.

“Required Lenders” shall mean, as of the date of any determination, Lenders holding at least 50% of the outstanding principal amount of the Loan; provided, that the Required Lenders shall in any event include at least two Lenders (unless there is only one Lender).

“Reserve Accounts” shall mean the accounts established for the Reserves.

“Reserves” has the meaning set forth in Section 3.4 hereof.

“Reserve Funds” shall mean any escrow or reserve fund established by this Agreement or the other Loan Documents (including without limitation the Tax and Insurance Escrow Fund, the Deferred Maintenance/Remediation Fund, the Rent Reserve Fund and the Ground Lease Reserve Fund).

“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer, managing director or vice president of such Person.

“Restoration” means the repair and restoration of any Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Administrative Agent.

“Restoration Threshold” has the meaning set forth in Section 6.4 hereof.

“Restricted Party” shall mean Borrower, Guarantor or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, Borrower, Guarantor or any non-member manager.

“Retail Property Fixed Rent” shall mean the Fixed Rent (as such term is defined in the Master Lease) solely with respect to the Properties which are retail stores thereunder together with rent due pursuant to the Ground Leases for such Properties payable to parties other than any Orchard Entities or their Subsidiaries or Affiliates.

“S&P” shall mean Standard & Poor’s Ratings Service, a division of McGraw-Hill, Inc.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest.

“Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person or natural person resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” shall mean a Person named on the list of Specially Designated Nationals maintained by OFAC.

“Secured Hedging Agreement” shall mean any Hedging Agreement between Borrower and a Hedging Agreement Provider to the extent that such Hedging Agreement Provider is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under this Agreement.

“Secured Obligations” shall mean, without duplication, (a) the Obligations and (b) all liabilities and obligations, whenever arising, owing from any Credit Party or any of their Subsidiaries to any Hedging Agreement Provider arising under any Secured Hedging Agreement.

“Security Deposits” shall mean any and all monies representing security deposits under the Leases.

“Security Instruments” shall mean each Deed of Trust, each Assignment of Leases and each of the other Loan Documents pursuant to which a security interest or lien is granted by Borrower in favor of Administrative Agent to secure the Secured Obligations.

“Service Rights” shall mean any agreements, contracts, rights, licenses or other interests of any type (whether exclusive or non-exclusive) granted or given to any Person by Borrower, or Guarantor or any Affiliate of any of the foregoing to provide any products or services to or for or with respect to any Property, any tenant or any occupants of any Property, including any services provided to any tenant or occupant of any Property and including any of the same related to telecommunications, internet products or services, including, but not limited to, personal computer hardware and software, internet hardware and software, internet access services, printers, video display systems, audio sound systems and communication telephonic devices, as well as related and complementary products and services and any substitutes for, and items that are a technological evolution of, any of the foregoing products; provided, that “Service Rights” shall not be deemed to include (i) any agreements to provide any products and services typically provided in the ordinary course of business in connection with the management of retail and distribution facilities such as any Property, including without limitation, janitorial or cleaning, building security, extermination and plot control, elevator repair and maintenance or other building operation and maintenance services and services provided in connection with the retail operations solely to the extent any such agreement is not an Affiliate Agreement or an agreement pursuant to which any

Affiliate of Borrower receives any benefit or (ii) any agreement that is terminable by Borrower without cause upon no more than 30 days notice.

“Special Member” shall have the meaning set forth in Section 5.1.22(b) hereof.

“State” shall mean the State in which the applicable Property or any part thereof is located.

“Strike Rate” shall mean a rate per annum equal to four percent (4.00%).

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

“Surveys” shall mean the surveys prepared by a surveyor licensed in the State where the Properties are located and satisfactory to Administrative Agent and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Administrative Agent.

“Tax Account” shall have the meaning set forth in Section 3.1 hereof.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” means all taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” shall have the meaning set forth in Section 4.1.49 hereof.

“Term Loan Agreement” shall mean that certain Senior Secured Term Loan Agreement dated as of December 21, 2006, among Parent, JPMorgan Chase Bank, N.A., as administrative agent thereunder, and the other parties thereto.

“Title Insurance Policy” shall mean each ALTA mortgagee title insurance policy in a form acceptable to Administrative Agent issued with respect to the relevant Property and insuring the lien of the applicable Security Instrument encumbering such Property.

“Title Report” shall have the meaning set forth in Section 3A.1(d)(ii) hereof.

“Transfer” shall have the meaning set forth in Section 5.2.10(a) hereof.

“TRIA” means the Terrorism Risk Insurance Act of 2002, as the same may be amended from time to time.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“Wells Fargo” shall mean Wells Fargo Bank, N.A., a national banking association.

“WFS” shall mean Wells Fargo Securities, LLC, a Delaware limited liability company, together with its successors and assigns.

“Zoning Report” shall have the meaning set forth in Section 3A.l(d)(viii) hereof.

Section 1.2 Principles of Construction.

All references to sections, exhibits and schedules are to sections, exhibits and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lenders hereby agree to make and Borrower hereby agrees to accept the Loan on the Closing Date, with the Loan to be secured by all the Properties and the other Collateral.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Notes, Security Instruments and Loan Documents. The Loan shall be evidenced by this Agreement and the Notes (in substantially the form of Exhibit 2.1.3) and secured by the Security Instruments, the Assignment of Leases and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) pay in full the remaining balance due and owing or accrued pursuant to the Existing Financing, (b) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein and (c) pay costs and expenses incurred in connection with the closing of the Loan, as reasonably approved by Administrative Agent.

Section 2.2 Interest; Principal; Loan Payments: Late Payment Charge.

2.2.1 Payments.

(a) Interest. Interest on the outstanding principal balance of the Loan shall accrue from and including the Closing Date to the Maturity Date at the Applicable Interest Rate. Monthly installments of interest only shall be paid on each Payment Date commencing December 1, 2010 and on each subsequent Payment Date thereafter up to and including the Maturity Date. Accrued and unpaid interest on the outstanding principal balance of the Loan shall be due and payable in full on the Maturity Date.

(b) Principal. The Loan shall be amortized at a rate of 0.25% of the original Loan amount per quarter. Quarterly installments of principal shall be paid on each Quarterly Payment Date, commencing March 1, 2011 and on each subsequent Quarterly Payment Date thereafter up to and including the Maturity Date. The outstanding principal balance of the Loan shall be due and payable in full on the Maturity Date.

(c) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Administrative Agent of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

2.2.3 Eurodollar Rate Unascertainable; Illegality; Increased Costs.

(a) In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon Borrower and each Lender absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, then Administrative Agent shall forthwith give notice by telephone of such determination, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period, with a written confirmation of such determination promptly thereafter. If such notice is given, the Loan shall bear interest at the Alternate Base Rate without reference to the total LIBOR component of the Alternate Base Ratio beginning on the first day of the next succeeding Interest Period. If, pursuant to the terms of this Section 2.2.3(a), the Loan is bearing interest at the Alternate Base Rate and Administrative Agent shall determine (which determination shall be conclusive and binding upon Borrower and each Lender absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Administrative Agent shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower as soon as reasonably practical, but in no event later than one (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, the Loan shall bear interest at the Eurodollar Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest at either the Eurodollar Rate or the Alternate Base Rate.

(b) If any Change in Law shall hereafter make it unlawful for any Lender in good faith to make or maintain its portion of the Loan bearing interest at the Eurodollar Rate, (I) the obligation of the applicable Lender hereunder to make the portion of the Loan bearing interest at the Eurodollar Rate shall be canceled forthwith and (II) the portion of the Loan shall automatically bear interest at the Alternate Base Rate on the next succeeding Payment Date or within such earlier period as required by Applicable Law. Borrower hereby agrees promptly to pay the applicable Lender (within ten (10) Business Days of such Lender’s written demand therefor), any additional amounts necessary to compensate such Lender for any reasonable out-of-pocket costs incurred by such Lender in making any conversion in accordance with this Agreement, including without limitation any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrower, the applicable Lender shall demonstrate in reasonable detail the circumstances giving rise to such Lender’s determination and the calculation substantiating the Alternate Base Rate and any additional costs incurred by such Lender in making the conversion. The applicable Lender’s written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(c) In the event that any Change in Law, or compliance in good faith by any Lender with any request or directive (whether or not having the force of law) hereafter issued from any Governmental Authority:

(i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii) shall hereafter have the effect of reducing the rate of return of any Lender or its holding company on its capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy); or

(iii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter impose on any Lender any other condition, the result of which is to increase the cost to any Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder.

then, in any such case (other than with respect to any taxes), Borrower shall promptly pay the applicable Lender (within ten (10) days of such Lender’s written demand therefor), any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable other than any amounts related to taxes. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(c), such Lender shall provide Borrower (through Administrative Agent) with at least sixty (60) days’ prior written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional, actual amount required to fully compensate such Lender for such additional cost or reduced amount, together with a certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by such Lender (through Administrative Agent) to Borrower, which certificate shall be conclusive absent manifest error. This provision shall survive payment of the Notes and the satisfaction of all other obligations of Borrower under the Notes, this Agreement and the other Loan Documents. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.2.3 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.2.3 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d) Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which any Lender sustains or incurs as a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including without limitation any such loss or expense arising from interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including without limitation such loss or expense arising from interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and (III) the conversion (for any reason whatsoever) of the Applicable Interest Rate from the Eurodollar Rate to the Alternate Base Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than a Payment Date, including without limitation such loss or expenses arising from interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify any Lender from any loss or expense arising from such Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Notes and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents. The applicable Lender (through Administrative Agent) shall provide Borrower a statement detailing Breakage Costs.

2.2.4 Payment on Maturity Date. Borrower shall pay to Administrative Agent on the Maturity Date the outstanding principal balance, all accrued and unpaid interest thereon and all other amounts due hereunder and under the Notes, the Security Instruments and the other Loan Documents, including without limitation all interest that accrued on the outstanding principal balance of the Loan through and including the Maturity Date.

2.2.5 Payments after Default. Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. To the extent permitted by Applicable Law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instruments. This paragraph shall not be construed as an agreement or privilege, to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Financing Parties by reason of the occurrence of any Event of Default; and Financing Parties retain their respective rights under the Notes to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default.

2.2.6 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Administrative Agent upon demand an amount equal to the lesser of two percent (2%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Administrative Agent in handling and processing such delinquent payment and to compensate Financing Parties for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents to the extent permitted by Applicable Law.

2.2.7 Usury Savings. This Agreement and the Notes are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the

Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to any Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.8 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent or Lenders, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by Borrower. Borrower shall indemnify Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, any Foreign Lender shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed originals of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed originals of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax (including without limitation, Internal Revenue Service FormW-8IMY) duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If any Lender or Administrative Agent (i) shall become aware that it is entitled to receive a refund in respect of amounts paid by the Borrower pursuant to this Section, which refund in the sole good faith judgment of such Lender or Administrative Agent is allocable to such payment and (ii) determines in its sole good faith judgment that applying for such refund will not be materially disadvantageous to it, it shall promptly notify Borrower of the availability of such refund and shall within thirty (30) days after receipt of a request by Borrower, apply for such refund. If Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

Section 2.3 Prepayments.

2.3.1 Voluntary Prepayments.

(a) Provided that no Event of Default has occurred and is continuing, Borrower may, at its option, make voluntary prepayments of the Loan in whole or in part at par, on any date upon satisfaction of the following conditions:

(i) Borrower shall provide prior written notice to the Administrative Agent specifying the date (the “Prepayment Date”) upon which the prepayment is anticipated to be made, which notice shall be delivered to Administrative Agent not less than twenty (20) days prior to such payment. Borrower shall be permitted to revoke or modify its notice of prepayment so long as Borrower reimburses each Financing Party for its out-of-pocket costs and expenses resulting from such revocation;

(ii) all amounts paid by Borrower to Administrative Agent pursuant to this Section 2.3.l(a) shall be allocated in accordance with Section 2.3A.2;

(iii) simultaneously with such prepayment of the principal of the Loan, Borrower shall pay (A) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date, (B) Breakage Costs, if any, and (C) all other sums then due and owing under the Loan Documents or otherwise with respect to the Secured Obligations;

(iv) such prepayment shall be in an aggregate principal amount of $1,000,000.00 or any integral multiple of $100,000.00 in excess thereof; and

(v) such prepayment shall be accompanied by the applicable Prepayment Premium, if any.

(b)(i) Notwithstanding anything to the contrary contained herein (including the provisions of Sections 2.3.1 (a) and 2.3.2), Borrower, may, at its option, make voluntary prepayments on the Loan on a non-pro rata basis at a discount to par value; provided that

(A) all such prepayments must be offered to all Lenders;

(B) the Borrower shall have confirmed that at the time of the prepayment, it does not have any material non-public information (“MNPI”) that either has not been disclosed to the Lenders or would reasonably be expected to have a material effect on, or otherwise be material to, the market price of such Loan or a Lender’s decision to participate in any such discounted voluntary prepayment;

(C) the undiscounted aggregate principal amount of all such prepayments during the term of this Agreement shall not exceed $6,000,000; and

(D) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a pro forma basis.

(ii) In any such case, the Borrower will provide written notice to the Administrative Agent of its interest in making a prepayment on the Loan at a discount to par (a “Request for Solicitation”), including an estimate of the amount of the prepayment (or a range thereof), an indication of the discount to par requested (or range thereof) and the proposed date of prepayment which shall be not more than ten (10) Business Days following the Request for Solicitation.

(iii) The Administrative Agent will promptly notify the Lenders upon receipt of any such Request for Solicitation. Interested Lenders must provide a written offer for prepayment to the Administrative Agent (an “Offer for Discounted Prepayment”) within three (3) Business Days of the Request for Solicitation, including therein the principal amount of the Loan (which may be all or part of the Loan held by the offering Lender) as to which the Lender is willing to accept prepayment and the discount to par as to which it is willing to accept. Any such Offer for Discounted Prepayment shall be effective for at least four (4) Business Days and shall be irrevocable.

(iv) The Administrative Agent will notify the Borrower promptly upon receipt of any such Offers for Discounted Prepayment. The Borrower may accept as many or as few of the Offers for Discounted Prepayment by written notice to the Administrative Agent within two (2) Business Days following receipt of notice of the Offers for Discounted Prepayment; provided that (A) such offers must be accepted in descending order of discount (that is, the Borrower must accept the greatest discount first, then the next greatest discount, and so on), and (B) in the case of a tie, the prepayment must be applied on a pro rata basis to the offering Lenders based on the principal amount of the Loan offered for prepayment. The Administrative Agent will notify the Lenders that provided Offers for Discounted Prepayment as to whether or not their offer was accepted and, in the case of acceptance, the principal amount subject to prepayment. The Borrower will make the prepayment not more than ten (10) Business Days following the Request for Solicitation by payment of the discounted principal amount (such payment amount to be calculated in accordance with Section 2.3A.2) to the Administrative Agent for distribution to the respective Lenders.

(v) The Administrative Agent will give notice to the Lenders of all such prepayments, including the undiscounted principal amount of the prepayment.

(vi) In each such case,

(A) the undiscounted principal amount of the Loan which is the subject of the prepayment will be deemed paid, redeemed and canceled for all purposes and no longer outstanding;

(B) the Borrower will also pay (1) all accrued and unpaid interest calculated at the Applicable Interest Rate on the undiscounted principal amount of the Loan which is the subject of the prepayment, (2) Breakage Costs, if any, (3) the applicable Prepayment Premium, if any, and (4) all other sums then due and owing under the Loan Documents or otherwise with respect to the Secured Obligations;

(C) the undiscounted principal amount of the prepayment will be applied pro rata to remaining scheduled principal amortization payments of the Loan for the Lenders receiving the prepayment of the discounted principal amount of the Loan; and

(D) all amounts paid by Borrower to Administrative Agent pursuant to this Section 2.3.l(b) shall be allocated in accordance with Section 2.3A.2; provided, with respect to FOURTH through SEVENTH of Section 2.3A.2, such amounts shall be calculated and payable only with respect to the Lenders receiving the prepayment of the discounted principal amount of the Loan.

2.3.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds or sooner, if requested by Borrower, if and to the extent Administrative Agent is not obligated to make such Net Proceeds available to Borrower for the Restoration of any Property, Borrower shall prepay or Administrative Agent shall apply one hundred percent (100%) of such Net Proceeds, either in accordance with Section 2.3A.2 (if no Event of Default has occurred and is continuing at the time of such prepayment) or in accordance with Section 2.3A.3 (if an Event of Default has occurred and is continuing at the time of such prepayment). There shall be no Prepayment Premium in connection with a prepayment pursuant to this Section 2.3.2. The allocated Loan amount with respect to the Property for which such Net Proceeds were paid shall be reduced in an amount equal to the principal portion of such prepayment in accordance with Sections 2.3A.2 or 2.3A.3, as applicable. If, in connection with any Casualty or Condemnation at any individual Property, Administrative Agent is not required to make the Net Proceeds available to Borrower for a Restoration or otherwise to remit such Net Proceeds to Borrower pursuant to this Agreement, at Borrower’s option, Administrative Agent shall release the applicable individual Property from the lien of the applicable Security Instrument and related Loan Documents provided that (i) Borrower shall pay Administrative Agent (A) an amount which, when added to the amount of Net Proceeds received in connection with such Casualty or Condemnation, equals the Applicable Release Price for such individual Property for which Net Proceeds were paid, (B) interest on the principal amount of the Loan prepaid to the date of such prepayment and (C) all other sums then due and owing under this Agreement, the Notes and the other Loan Documents; provided, however, that any amounts of any previous voluntary principal prepayments made pursuant to Section 2.3.1 (a) and the undiscounted principal amount of the Loan which is the subject of any previous voluntary principal prepayments made pursuant to Section 2.3.l(b), in each case for which no Property was released shall be credited against the Applicable Release Price, (ii) no Event of Default shall have occurred and be continuing, and (iii) Borrower shall provide to Administrative Agent a release of the applicable Security Instruments as they relate to such individual Property and related Loan Documents in a form appropriate for the jurisdiction in which the applicable individual Property is located and reasonably satisfactory in form and substance to Administrative Agent for execution by Administrative Agent. Notwithstanding anything to the contrary, any Property that is released from the lien of the applicable Security Instruments must be conveyed by Borrower to another entity.

2.3.3 Prepayments After Default. If, following an Event of Default, Borrower tenders payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Financing Parties (including without limitation through any application of any Reserve Fund) after such Event of Default, Borrower shall pay, in addition to the Debt, (i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the date of such payment, (ii) Breakage Costs, if any, (iii) the applicable Prepayment Premium, if any, and (iv) all other sums then due and owing or accrued and unpaid under this Agreement, the Notes or the other Loan Documents.

2.3.4 Making of Payments. Each payment by Borrower hereunder or under the Notes shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Administrative Agent by 2:00 p.m., New York City time, on or prior to the date such payment is due, to Administrative Agent by deposit to such account as Administrative Agent may designate by written notice to Borrower. No such payment shall be tendered on any day which is not a Business Day.

2.3.5 Application of Payments. All payments received pursuant to this Section 2.3 shall be applied pursuant to Section 2.3A.

Section 2.3A Pro Rata Treatment and Payments.

2.3A.1 Allocation of Payments Other Than Prepayments and Prior to Event of Default. Unless an Event of Default has occurred and is continuing, each payment under this Agreement (other than payments pursuant to Section 2.3) shall be applied as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of Administrative Agent owed pursuant to the Loan Documents and any protective advances made by Administrative Agent with respect to the Collateral owed pursuant to the Loan Documents;

SECOND, to the payment of any fees owed to Administrative Agent pursuant to the Loan Documents;

THIRD, to the payment of all fees, costs and expenses (including without limitation reasonable attorneys’ fees) of each Lender owed pursuant to the Loan Documents;

FOURTH, to any Breakage Costs;

FIFTH, to the payment of interest on the outstanding principal balance of the Loan accrued at the Applicable Interest Rate on the amount prepaid through and including the date of prepayment;

SIXTH, to the payment of the outstanding principal amount of the Loan; and

SEVENTH, to all other obligations of Borrower which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SIXTH” above.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (b) each Lender shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding portion of the Loan held by such Lender bears to the aggregate then outstanding Loan) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH”, “SIXTH” and “SEVENTH” above.

2.3A.2 Allocation of Prepayments Prior to Event of Default. Unless an Event of Default has occurred and is continuing, prepayments of the Loan pursuant to Section 2.3 shall be applied as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of Administrative Agent owed pursuant to the Loan

Documents and any protective advances made by Administrative Agent with respect to the Collateral owed pursuant to the Loan Documents;

SECOND, to the payment of any fees owed to Administrative Agent pursuant to the Loan Documents;

THIRD, to the payment of all fees, costs and expenses (including without limitation reasonable attorneys’ fees) of each Lender owed pursuant to the Loan Documents;

FOURTH, to the applicable Prepayment Premium, if any (which shall not be applicable regarding payments made pursuant to Section 2.3.2);

FIFTH, to the applicable Breakage Costs;

SIXTH, to the payment of interest on the outstanding principal balance of the Loan accrued at the Applicable Interest Rate on the amount prepaid through and including the date of prepayment;

SEVENTH, to the payment of the outstanding principal amount of the Loan;

EIGHTH, to all other obligations of Borrower which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SEVENTH” above; and

NINTH, to the payment of the surplus, if any, to Borrower, unless another Person is lawfully entitled to receive such surplus (or any portion thereof) in which case such surplus (or any portion thereof) shall be paid to such Person.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (b) each Lender shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding portion of the Loan held by such Lender bears to the aggregate then outstanding Loan) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH”, “SIXTH”, “SEVENTH” and “EIGHTH” above.

2.3A.3 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary after the occurrence and during the continuation of an Event of Default, proceeds from any payments (including prepayments under Section 2.3) or proceeds arising after the exercise of remedies hereunder (or after the Loan shall automatically become due and payable in accordance with the terms of Section 8.2), all amounts collected or received by Administrative Agent or any Lender on account of the obligations of Borrower or any other amounts outstanding under any of the Loan Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or of the obligations of Borrower under any of the Loan Documents are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a bankruptcy event):

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of Administrative Agent owed pursuant to the Loan Documents and any protective advances made by Administrative Agent with respect to the Collateral owed pursuant to the Loan Documents;

SECOND, to the payment of any fees owed to Administrative Agent pursuant to the Loan Documents;

THIRD, to the payment of all fees, costs and expenses (including without limitation reasonable attorneys’ fees) of each Lender owed pursuant to the Loan Documents, including without limitation in connection with enforcing its rights under the Loan Documents;

FOURTH, to the applicable Prepayment Premium, if any (which shall not be applicable regarding payments made pursuant to Section 2.3.2);

FIFTH, to the applicable Breakage Costs;

SIXTH, to the payment of interest on the outstanding principal balance of the Loan accrued at the Applicable Interest Rate on the amount prepaid through and including the date of prepayment;

SEVENTH, to the payment of the outstanding principal amount of the Loan;

EIGHTH, with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon and any breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

NINTH, to all other obligations of Borrower which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “EIGHTH” above; and

TENTH, to the payment of the surplus, if any, to Borrower, unless another Person is lawfully entitled to receive such surplus (or any portion thereof) in which case such surplus (or any portion thereof) shall be paid to such Person.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (b) each Lender shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding portion of the Loan held by such Lender bears to the aggregate then outstanding Loan) and (c) with respect to amounts payable under clause “EIGHTH” above, each Hedging Agreement Provider shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding obligations payable to such Hedging Agreement Provider bears to the aggregate amount of all obligations payable under all Secured Hedging Agreements) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH”, “SIXTH”, “SEVENTH” and “NINTH” above.

2.3A.4 General Terms Regarding Payments. All payments (including prepayments) to be made by Borrower pursuant to the Loan Documents on account of principal, interest, fees and other amounts shall be made without defense, set-off or counterclaim and shall be made to Administrative Agent for the account of Lenders at Administrative Agent’s office specified by Administrative Agent from time to time in Dollars and in immediately available funds not later than 1:00 p.m. (New York, New York time) on the date when due. Administrative Agent shall distribute such payments to Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. All prepayments of principal pursuant to Section 2.3 shall be applied to principal installments in inverse order of maturity.

Section 2.4 Hedging Agreement.

(a) Borrower shall obtain, or cause to be obtained, and shall thereafter maintain in effect, a Hedging Agreement with an Acceptable Counterparty, with a term not less than two and one half years commencing on the Closing Date and have a notional amount which shall not at any time be less than $30,000,000 and which Hedging Agreement shall at all times have a LIBOR strike rate not exceeding the Strike Rate. The Counterparty shall be obligated under the Hedging Agreement to make monthly payments thereunder calculated on the notional amount. The notional amount of the Hedging Agreement may be reduced (and Administrative Agent shall consent to such reduction) from time to time in amounts equal to any prepayment of the principal (if any) of the Loan in accordance with Sections 2.3 and 2.3A hereof. The Hedging Agreement shall be written on the then current standard ISDA documentation, and shall provide for interest periods and calculations consistent with the payment terms of this Agreement.

(b) Borrower shall collaterally assign to Administrative Agent pursuant to an Assignment of Hedging Agreement in form and substance acceptable to Administrative Agent, all of its right, title and interest to receive any and all payments under the Hedging Agreement (and any related guarantee, if any) and shall deliver to Administrative Agent an executed counterpart of such Hedging Agreement and notify the Counterparty of such collateral assignment (either in such Hedging Agreement or by separate instrument). The Counterparty shall agree in writing to make all payments it is required to make under the Hedging Agreement directly to the Cash Management Account. At such time as the Secured Obligations are repaid in full, all of Administrative Agent’s right, title and interest in the Hedging Agreement shall terminate and Administrative Agent shall promptly execute and deliver at Borrower’s sole cost and expense, such documents as may be required to evidence Administrative Agent’s release of the Hedging Agreement and to notify the Counterparty of such release.

(c) Borrower shall comply in all material respects with all of its obligations under the terms and provisions of the Hedging Agreement. All amounts paid by the Counterparty under the Hedging Agreement shall be deposited immediately into the Cash Management Account to be applied in accordance with Article III hereof. Borrower shall take all actions reasonably requested by Administrative Agent to enforce Administrative Agent’s rights under the Hedging Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder without the Administrative Agent’s consent.

(d) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below “A+/A1” from S&P and Moody’s, respectively, Borrower shall replace the Hedging Agreement with a Replacement Hedging Agreement with an Acceptable Counterparty not later than ten (10) Business Days following receipt of notice from any Financing Party of such downgrade, withdrawal or qualification.

(e) In the event that Borrower fails to purchase and deliver to Administrative Agent the Hedging Agreement or any Replacement Hedging Agreement as and when required hereunder, Lenders (through Administrative Agent) may purchase such Hedging Agreement or

Replacement Hedging Agreement and the cost incurred by Lenders in purchasing such Hedging Agreement or Replacement Hedging Agreement shall be paid by Borrower to Administrative Agent with interest thereon at the Default Rate from the date such cost was incurred by Lenders until such cost is paid by Borrower to Administrative Agent.

(f) [Reserved].

(g) In connection with a Hedging Agreement (unless such Hedging Agreement is provided by Wells Fargo Bank, N.A. or an Affiliate thereof), Borrower shall obtain and deliver to the Financing Parties an opinion of counsel from counsel for the Counterparty (upon which the Financing Parties may rely, in form and substance satisfactory to Administrative Agent), which opinion shall provide, in relevant part, that:

(1) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Hedging Agreement;

(2) the execution and delivery of the Hedging Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(3) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Hedging Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(4) the Hedging Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 2.5 Release on Payment in Full.

Administrative Agent shall, upon the written request and at the expense of Borrower, upon payment in full of all Secured Obligations due and owing or accrued, release (or, at Borrower’s sole cost and expense, assign the Security Instruments and Notes to a party requested by Borrower) the Lien of the Security Instruments on the Properties not theretofore released.

Section 2.6 Release of Individual Property.

If Borrower has elected to prepay a portion of the Loan and the requirements of Section 2.3.1(a) or Section 2.3.1(b), as applicable, (including without limitation the payment of the applicable Prepayment Premium) and this Section 2.6 have been satisfied, and provided that no Event of Default has occurred and is continuing, Borrower may obtain the release of an individual Property from the Lien (or at Borrower’s option and expense, an assignment thereof to one or more third parties) of the applicable Security Instruments thereon (and related Loan Documents) upon the satisfaction of the following conditions:

(a) The aggregate amount of (i) the outstanding principal balance of the Loan to be prepaid (as determined in accordance with the waterfall provisions of Section 2.3A.2) and (ii) the amount of any previous voluntary principal prepayments made in accordance with Section 2.3.1(a) and the undiscounted principal amount of the Loan which is the subject of any previous voluntary principal prepayments made pursuant to Section 2.3.1(b) (in each case, as determined in accordance with the waterfall provisions of Section 2.3A.2) for which no Property was released and which have not otherwise been applied towards any other Property, shall equal or exceed the Applicable Release Price for the applicable Property;

(b) Borrower shall submit to Administrative Agent, not less than twenty (20) days prior to any date on which the prepayment will be made, a release (or assignment) of Lien (and related Loan Documents) for such individual Property for execution by Administrative Agent. Such release (or assignment) shall be in a form appropriate in each jurisdiction in which the individual Property is located and be in form and substance reasonably satisfactory to Administrative Agent;

(c) The Applicable Release Price (or any portion thereof and any additional amounts paid by Borrower, if any) paid to Administrative Agent in connection with any such release (or assignment) to be applied to the Loan shall, prior to an Event of Default, be applied in accordance with the waterfall provisions of Section 2.3A.2;

(d) All actual costs and expenses incurred by Administrative Agent in connection with such releases or assignments, including reasonable legal fees, shall be paid by Borrower. Any assignments made by Administrative Agent shall be without recourse, representation or warranty by Administrative Agent.

(e) At any time and for whatever reason (including without limitation in connection with the application of Net Proceeds), if one or more Properties are to be released from the lien of the applicable Security Instruments and related Loan Documents and such release would result in the outstanding principal balance of the Loan being less than $30,000,000, then there shall be no such release unless, concurrent with such release, all Secured Obligations are repaid in full.

Section 2.7 Fees.

Borrower shall pay all fees in accordance with the terms and conditions of the Fee Letter.

Section 2.8 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.38.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.41), shall be applied at such time or times as may be determined by the Administrative Agent as follows: FIRST, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; SECOND, if so determined by the Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; THIRD, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and FOURTH, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loan to be held on a pro rata basis by the Lenders in accordance with their Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.9 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.2.3(c), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.2.8, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its portion of the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.2.3(c) or 2.2.8, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and the Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment); and

(b) If any Lender requests compensation under Section 2.2.3(c), if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.2.8, or if any Lender is a Defaulting Lender, the Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.40), all its interests, rights and obligations under this Agreement to an Eligible Assignee (which Eligible Assignee, if not otherwise identified by such Lender, shall be the obligation of Borrower to identify) that shall assume such obligations; provided, that (i) the Borrower shall have received the prior written consent of Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its portion of the Loan, accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents, from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.2.3(c) or payments required to be made pursuant to Section 2.2.9, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply; provided, further, to the extent any Lender is required to make such an assignment and delegation as described above but neither such Lender nor Borrower is able to identify an Eligible Assignee, then such Lender shall continue as a Lender hereunder.

ARTICLE III

CASH MANAGEMENT

Section 3.1 Establishment of Accounts.

Borrower shall, immediately, (a) establish an account with Cash Management Bank (the “Cash Management Account”), into which Borrower shall deposit or cause to be deposited all Gross Income from Operations, Net Proceeds, all Net Sales Proceeds and all sums paid under the Hedging Agreement, and (b) execute an agreement among Borrower, Administrative Agent and Cash Management Bank providing for the control by Administrative Agent of the Cash Management Account (the “Cash Management Agreement”) and establishing the following Accounts (which may be book entry sub-accounts) into which amounts in the Cash Management Account shall be deposited or allocated:

(i) An account with Cash Management Bank into which amounts equal to the Monthly Tax Deposit shall be deposited (from and during the continuance of an Event of Default) (the “Tax Account”);

(ii) An account with Cash Management Bank into which amounts equal to the Monthly Insurance Premium Deposit shall be deposited (from and during the continuance of an Event of Default) (the “Insurance Premium Account”);

(iii) An account with the Cash Management Bank into which amounts equal to the Ground Lease Monthly Deposit shall be deposited (the “Ground Lease Reserve Account”);

(iv) An account with the Cash Management Bank into which amounts equal to the Default Interest/Other Amounts shall be deposited (the “Default Interest Account”);

(v) An account with Cash Management Bank into which amounts equal to the Monthly Debt Service Payment Amount shall be deposited (the “Debt Service Account”);

(vi) An account with the Cash Management Bank into which the Deferred Maintenance/Remediation Amount shall be deposited (the “Deferred Maintenance/Remediation Account”); and

(vii) An account with the Cash Management Bank into which amounts equal to the Excess Rent shall be deposited during any Cash Sweep Period (the “Rent Reserve Account”); and

(viii) An account into which all amount not otherwise required to be applied to any subaccount pursuant to Section 3 of the Cash Management Agreement shall be deposited (the “Borrower Remainder Account”).

Section 3.2 Deposits into Cash Management Account.

(a) Borrower represents, warrants and covenants that (i) Borrower shall, or shall cause Manager to, immediately deposit when paid all Gross Income from Operations, all Net Proceeds and all Net Sales Proceeds into the Cash Management Account, (ii) Borrower shall, or shall cause the Counterparty to, immediately deposit when paid, all sums paid under the Hedging Agreement into the Cash Management Account; (iii) from and during the continuance of an Event of Default, Borrower shall, or shall cause Manager to, deposit an amount equal to the amounts of Applicable Taxes and Insurance Premiums (as such amounts and the various times for payment thereof are specified in the first sentence of Section 7.2 for the Tax and Insurance Escrow Fund) into the Cash Management Account; (iv) Borrower shall, or shall cause Manager to, deposit an amount equal to the Ground Lease Monthly Deposit (at the various times for payment thereof in connection with the Ground Lease Reserve Fund as specified in Section 7.5) into the Cash Management Account; (v) Borrower shall, or shall cause Manager to, immediately deposit when incurred an amount equal to the Default Interest/Other Amounts into the Cash Management Account; (vi) on the Closing Date, Borrower shall deposit an amount equal to the Deferred Maintenance/Remediation Amount into the Cash Management Account; (vii) other than the Accounts, there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Properties by Borrower are deposited, and (viii) neither Borrower nor any other Person shall open any other such account with respect to the deposit of income in connection with any of the Properties; provided, however, nothing herein shall limit Guarantor from maintaining accounts in connection with the operation of its business and its leasehold interest in the Properties. Until deposited into the Cash Management Account, any Gross Income from Operations from the Properties, Net Proceeds, Net Sales Proceeds and sums paid with the Hedging Agreement held by Borrower or Manager shall be deemed to be Collateral and shall be held in trust by it for the benefit, and as the property, of Administrative Agent and shall not be commingled with any other funds or property of Borrower or Manager.

(b) Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 3.2 without Administrative Agent’s prior written consent.

Section 3.3 Borrower’s Obligation Not Affected.

The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

Section 3.4 Payments Received Under this Agreement.

Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Fund, Ground Lease Reserve Fund, Rent Reserve Fund, Deferred Maintenance/Remediation Fund and any other payment reserves established pursuant to this Agreement or any other Loan Document (the “Reserves”) shall (provided Administrative Agent is not prohibited from withdrawing or applying any funds in the Accounts by Applicable Law or otherwise) be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account established pursuant to this Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Administrative Agent.

ARTICLE IIIA

CONDITIONS PRECEDENT

Section 3A.1 Conditions to Closing Date.

This Agreement shall become effective upon, and the obligation of each Lender to make the Loan on the Closing Date is subject to, the reasonable satisfaction of the following conditions precedent (each agreement, instrument, certificate, policy, document and other deliverable hereunder shall be in form and substance reasonably satisfactory to Administrative Agent):

(a) Execution of Loan Documents and Other Documents. Administrative Agent shall have received counterparts of each Loan Document, the Master Lease, the Memorandum of Master Lease, the Master Lease Guaranty, the Master Lease SNDA and the Hedging Agreement, each executed by the duly authorized officers of the parties thereto.

(b) Authority Documents. Administrative Agent shall have received the following:

(i) Articles of Incorporation/Charter Documents. Original certified articles of incorporation or other charter documents, as applicable, of each Orchard Entity certified (A) by an officer of such entity as of the Closing Date to be true and correct and in force and effect as of such date, and (B) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, as applicable.

(ii) Resolutions. Copies of resolutions of the board of directors or comparable managing body of each Orchard Entity approving and adopting the Loan Documents, the Master Lease, the Master Lease Guaranty and the Master Lease SNDA, as applicable, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Orchard Entity as of the Closing Date to be true and correct and in force and effect as of such date.

(iii) Bylaws/Operating Agreement. A copy of the bylaws or comparable operating agreement of each Orchard Entity certified by an officer of such entity as of the Closing Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. Original certificates of good standing, existence or its equivalent with respect to each Orchard Entity certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization, (respecting Borrower and Parent) the State of California and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(v) Incumbency. An incumbency certificate of each Responsible Officer of each Orchard Entity certified by an officer of such entity to be true and correct as of the Closing Date.

(c) Legal Opinions of Counsel. Administrative Agent shall have received an opinion or opinions, dated the Closing Date and addressed to Administrative Agent and Lenders:

(i) of counsel for the Credit Parties (which shall include, without limitation, opinions with respect to the due organization and valid existence of each Credit Party, opinions as to enforceability and other general corporate matters, opinions as to perfection of the Liens granted to Administrative Agent pursuant to the Loan Documents, opinions as to the non-contravention of the Credit Parties’ organizational documents and material contracts, the Insolvency Opinion, opinions as to the Master Lease constituting a true lease, and opinions regarding Borrower’s authority to file a bankruptcy petition);

(ii) [Reserved]; and

(iii) unless already addressed pursuant to subsection (c)(i) above, of counsel for each Orchard Entity regarding the Master Lease, the Master Lease Guaranty, the Master Lease SNDA, the Hedging Agreement and each Loan Document to which any of such entity is a party (which shall include, without limitation, opinions with respect to the due organization and valid existence of each such party, opinions as to enforceability and other general corporate matters, and opinions as to the non-contravention of such parties’ organizational documents and material contracts).

(d) Collateral. Administrative Agent shall have received the following:

(i) fully executed and notarized Deeds of Trust and Assignments of Leases encumbering the Properties;

(ii) title reports in respect of the Properties (collectively, the “Title Report”):

(iii) with respect to each Property, a Title Insurance Policy assuring Administrative Agent that the Deed of Trust with respect to such Property creates a valid and enforceable first priority deed of trust lien on such Property, free and clear of all defects and encumbrances except Permitted Encumbrances, which Title Insurance Policy shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request;

(iv) evidence as to (A) whether any Property is a Flood Hazard Property and (B) if any Property is a Flood Hazard Property, (x) whether the community in which such Property is located is participating in the National Flood Insurance Program, (y) Borrower’s written acknowledgment of receipt of written notification from Administrative Agent (I) as to the fact that such Property is a Flood Hazard Property and (II) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (z) copies of insurance policies or certificates of insurance of Borrower evidencing flood insurance reasonably satisfactory to Administrative Agent and naming Administrative Agent as loss payee on behalf of Lenders;

(v) a map or plat of the Survey certified to Administrative Agent and the title insurance company in a manner reasonably satisfactory to them, dated a date satisfactory to each of Administrative Agent and the title insurance company by an independent professional licensed land surveyor reasonably satisfactory to each of Administrative Agent and the title insurance company, which map or plat and the Survey on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 2005, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such map, plat or Survey the following: (A) the locations on such site of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the site and width thereof; (C) all access and other easements appurtenant to the site necessary to use the site; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the site or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the site; and (F) if the site is described as being on a filed map, a legend relating the Survey to said map;

(vi) a reasonably satisfactory third-party environmental review of each Property, including but not limited to the applicable Environmental Reports;

(vii) an opinion of counsel to the Credit Parties for each jurisdiction in which each Property is located;

(viii) a zoning report for each Property (the “Zoning Report”);

(ix) an Appraisal of each Property;

(x) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Encumbrances and (B) tax lien and judgment searches;

(xi) completed UCC financing statements for each appropriate jurisdiction as is necessary, in Administrative Agent’s sole discretion, to perfect Administrative Agent’s security interest in the Collateral;

(xii) duly executed consents as are necessary, in Administrative Agent’s sole discretion, to perfect Lenders’ security interest in the Collateral;

(xiii) all instruments, documents and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as are necessary, in Administrative Agent’s sole discretion, to perfect Lenders’ security interest in the Collateral;

(xiv) a Physical Conditions Report for each Property;

(xv) a seismic probable maximum loss report for each Property prepared by a firm reasonably satisfactory to Administrative Agent;

(xvi) all Ground Leases, estoppels for all Ground Leases, memoranda of all Ground Leases, and all subleases, reciprocal easement agreements, material occupancy agreements, maintenance agreements and all other material agreements for each Property; and

(xvii) all applicable licenses, special use permits and certificates of occupancy for each Property, in each case as requested by the Administrative Agent.

(e) Liability, Casualty, Property, Business Interruption and other Insurance. Administrative Agent shall have received copies of insurance policies and certificates and endorsements of insurance evidencing insurance meeting the requirements set forth herein. The (i) Administrative Agent shall be named as mortgagee and lenders’ loss payee, as its interest may appear, with respect to any such insurance providing coverage in respect of any Collateral and (ii) each of Administrative Agent, Lenders and Borrower, shall be named as an additional insured, as its interest may appear, with respect to any such insurance providing liability coverage, and the Credit Parties will use their commercially reasonable efforts to have each provider of any such insurance agree, by endorsement upon the policy or policies issued by it or by independent instruments to be furnished to Administrative Agent, that it will give Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or cancelled.

(f) Representations and Warranties. All representations and warranties of the Credit Parties set forth in the Loan Documents shall be true and correct in all material respects.

(g) [Reserved].

(h) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance in all material respects with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

(i) Bankruptcy. There shall be no bankruptcy or insolvency proceedings pending with respect to any Credit Party or any Subsidiary thereof.

(j) Financial Statements. Administrative Agent and Lenders shall have received copies of the financial statements referred to in Section 5.1.10, each in form and substance reasonably satisfactory to each of them.

(k) No Material Adverse Effect. Since January 30, 2010, there shall have been no occurrence or other matter resulting in a Material Adverse Effect.

(l) Officer’s Closing Certificate. Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of Borrower as of the Closing Date stating that (i) there does not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority (A) affecting this Agreement or the other Loan Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (B) that purports to affect any Credit Party or any of its Subsidiaries, or any transaction contemplated by the Loan Documents, which action, suit, investigation, litigation or proceeding could reasonably be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date, (ii) immediately after giving effect to this Agreement, the other Loan Documents, and all the transactions contemplated pursuant thereto on the Closing Date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Loan Documents are true and correct, (C) the Credit Parties are in compliance with each of the initial financial covenants set forth in Section 5.2.13 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) as of the last day of the fiscal quarter ending at least twenty (20) days preceding the Closing Date and (D) the transactions contemplated pursuant to the Loan Documents do not contravene, or otherwise conflict with, the terms of any of the Credit Parties’ then current credit documentation identified in a schedule to such certificate, (iii) attached thereto as a schedule is a true, correct and complete copy of the ownership chart for Borrower referencing its Affiliates and direct and indirect Subsidiaries, (iv) as of the Closing Date, there are no management agreements providing for third-party management of any of the Properties, (v) Borrower has previously delivered to or made available to Administrative Agent a true and correct copy of all leases affecting the Properties, together with all amendments or modifications thereto or other agreements with respect to any lease or occupancy of the Properties, (vi) as of the Closing Date, there are no Affiliate Agreements, (vii) since January 30, 2010, there has been no occurrence or other matter resulting in a Material Adverse Effect and (viii) each of the other conditions precedent in Section 3A.1 have been satisfied.

(m) Structure. The pro forma capital, ownership and management structure and equity holding arrangement of the Parent and its Subsidiaries (and all agreements relating thereto) shall be reasonably satisfactory to Administrative Agent.

(n) Fees and Expenses. Administrative Agent and Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letter and Section 2.7, for which invoices have been received at least one (1) Business Day prior to the Closing Date.

(o) Pay Off of Existing Indebtedness. Administrative Agent shall have received (i) a schedule that sets forth, effective as of the Closing Date, all bonds, mortgages, options, deeds of trust, debentures, notes, loans, warrants, instruments and other form of Indebtedness of Borrower or any of its Subsidiaries (collectively, the “Prior Debt”) and (ii) evidence reasonably satisfactory to Administrative Agent of payment and satisfaction in full of all of the Prior Debt and the release and termination of all Liens securing the Prior Debt.

(p) Solvency Certificate. Administrative Agent shall have received a solvency certificate from the chief financial officer of Parent as to the solvency of the Credit Parties on a consolidated basis after giving effect to each element of the transactions contemplated pursuant to the Loan Documents.

(q) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

All third party due diligence reports shall be commissioned by Administrative Agent and addressed to Administrative Agent on behalf of Lenders and their respective successors and assigns; provided, however, Administrative Agent shall provide copies of each such report to Borrower to the extent (x) Borrower submits a written request to Administrative Agent for the same and (y) such request identifies specifically each such report requested.

ARTICLE IIIB

SECURITY INTEREST

Section 3B.1 Granting Clause.

Borrower hereby grants to Administrative Agent a first-priority perfected security interest in all the Reserve Funds, the Reserve Accounts and in the Master Lease Guaranty whenever arising and whenever held as security for the Secured Obligations.

Section 3B.2 Financing Statements; Further Assurances.

Borrower hereby authorizes Administrative Agent to file a financing statement or statements under the UCC in connection with the Collateral in the form required to properly perfect Administrative Agent’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Administrative Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby (including without limitation any security interest in and to any contents of the Cash Management Account) or to enable Cash Management Bank or Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations.

Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Borrower has been duly formed and is validly existing and in good standing in the jurisdiction in which it is formed, with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its property, business and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its property and to transact the business in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties. Attached hereto as Schedule 4.1.1 is an organizational chart of Borrower.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to genera] principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject (unless written consents from all applicable parties have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower, or any of Borrower’s property or assets, or any license or other approval required to operate any of the Properties, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Agency required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened in writing against Borrower, or any Property, which actions, suits or proceedings, if determined against Borrower, or such Property, would be reasonably likely to materially adversely affect the condition (financial or otherwise) or business of Borrower, or the condition or ownership of any Property or the security created by the Loan Documents.

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Borrower or any Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any Property is bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or any Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of such Property and (b) obligations under the Loan Documents.

4.1.6 Solvency. Borrower (a) has not entered into the transaction or executed the Notes, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets (as determined by the Appraisals delivered pursuant to this Agreement) exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including without limitation subordinated, unliquidated, disputed and contingent liabilities. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against any Orchard Entity or any Affiliate or

Subsidiary of any Orchard Entity in the last seven (7) years, and neither Borrower nor any Orchard Entity or any Affiliate or Subsidiary of any Orchard Entity in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any Orchard Entity or any Affiliate or Subsidiary of any Orchard Entity is contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Orchard Entity or any Affiliate or Subsidiary of any Orchard Entity.

4.1.7 [Reserved].

4.1.8 No Plan Assets. Borrower is not a Plan and none of the assets of Borrower constitute or will constitute Plan Assets. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to State statutes applicable to Borrower regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.9 Compliance. Borrower, Guarantor and each Property and Borrower’s use thereof comply in all material respects with all applicable Legal Requirements, including without limitation all Environmental Laws, building and zoning ordinances and codes. To Borrower’s knowledge, neither Borrower nor Guarantor is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of any Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against such Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.10 Financial Information. All financial data, including without limitation the statements of cash flow and income and operating expense, that have been delivered to any Financing Party in respect of Borrower and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Properties, as applicable, as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances or as otherwise disclosed in writing to Administrative Agent, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Property or the operation thereof as a distribution center or retail store except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

4.1.11 Condemnation. No Condemnation or other similar proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to any Property.

4.1.12 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.13 Utilities and Public Access. Each Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended use. All public utilities necessary or convenient to the full use and enjoyment of each Property are located either in the public right-of-way abutting each Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property and such easements are set forth in and insured by the Title Insurance Policy applicable to such Property. All roads necessary for the use of each Property for its current purpose have been completed, are physically open and are dedicated to public use and have been accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Property, which access easements are not terminable by Borrower or any other party.

4.1.14 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.15 Separate Lots. Each Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Property.

4.1.16 Assessments. (a) To the best of the knowledge of Borrower, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property (except as may be disclosed in the encumbrances and other matters disclosed in the relevant Title Insurance Policy, if any) and (b) there are no contemplated improvements to any Property that may result in such special or other assessments that would materially and adversely affect such Property.

4.1.17 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.18 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.19 Insurance. Borrower has obtained and has delivered to Administrative Agent copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Borrower has not, and to Borrower’s knowledge no Person has done, by act or omission, anything which would impair the coverage of any such policy.

4.1.20 Use of Properties. The Properties are used exclusively for distribution or retail and other appurtenant and related uses.

4.1.21 Certificate of Occupancy; Licenses. To the best of Borrower’s knowledge, with the exception of those Licenses the lack of which do not affect or impair Borrower’s or Guarantor’s right to operate the Properties in any material respect, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Properties by Borrower as a distribution center or retail stores (collectively, the “Licenses”), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. Borrower shall keep and maintain all Licenses necessary for the operation of the Properties as a distribution center or retail stores. The use being made of each Property is in conformity with the certificate of occupancy issued for the Property.

4.1.22 Flood Zone. None of the Improvements are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards other than

Improvements with respect to which the flood insurance required pursuant to Section 6.1(a)(vii) is in full force and effect.

4.1.23 Physical Condition. To the best of Borrower’s knowledge and except as disclosed in the Physical Conditions Reports, the Properties, including without limitation all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower’s knowledge and except as disclosed in the Physical Conditions Reports, there exists no structural or other material defects or damages in any Property, whether latent or otherwise, and Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. The Properties are free from damage covered by fire or other casualty. To Borrower’s knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Properties are in a good and safe condition and repair and in compliance with all Legal Requirements.

4.1.24 Boundaries. To the best of Borrower’s knowledge and except as may be depicted on the Surveys, all of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon such Property encroach upon any of the Improvements so as to have a material adverse effect on the value or marketability of such Property except those which are insured by the Title Insurance Policy applicable to such Property.

4.1.25 Leases. The Properties are not subject to any Leases other than the Leases set forth in the rent roll attached as Schedule 4.1.25 hereto and made a part hereof. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, to Borrower’s knowledge, there are no defaults by Borrower or any tenant under any Lease, and, except as set forth on Schedule 4.1.25, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults under any Lease. Except as set forth on Schedule 4.1.25, no Rent has been paid more than one (1) month in advance of its due date. There are no offsets or defenses to the payment of any portion of the Rents. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. To Borrower’s knowledge, no Hazardous Materials have been disposed, stored or treated by any tenant under any Lease on or about the leased premises.

4.1.26 Surveys. To Borrower’s knowledge, the Surveys for the Properties delivered to Administrative Agent in connection with this Agreement do not fail to reflect any material matter affecting any Property or the title thereto.

4.1.27 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including without limitation the Security Instruments, have been paid.

4.1.28 [Reserved].

4.1.29 Illegal Activity. No portion of any Property has been or will be purchased with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to any controlled substances at any Property.

4.1.30 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Financing Parties and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof as modified by all disclosures, amendments and updates provided to Financing Parties and all statements of fact made by Borrower in this Agreement or in any other Loan Document, when taken as a whole and in light of the circumstances under which they were made are to the best of Borrower’s knowledge, accurate, complete and correct in all material respects. There has been no material adverse change presently known to Borrower in any condition, fact, circumstance or event that would make such information when taken as a whole and in light of the circumstances under which they were made inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or would be reasonably likely to materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower. Borrower has disclosed to Financing Parties all material facts presently known to Borrower and has not failed to disclose any material fact that could cause any representation or warranty made herein to be, when taken as a whole in light of the circumstances under which they were made, materially misleading.

4.1.31 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended or (b) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.32 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is 4049549.

4.1.33 Borrower’s Existence and Operations as a Single Purpose Entity.

(a) Borrower is and always has been duly formed, validly existing and in good standing in its state of formation and in all other jurisdictions in which it is qualified to conduct business. Prior to the Closing Date Borrower has owned the Properties and the Former Properties, has never owned any property other than the Properties, the Former Properties and personal property incidental thereto and has not engaged in any business except the acquisition, development, ownership, operation, leasing, management and maintenance of the Properties and the Former Properties, and entering into loan transactions to finance such business and other activities incidental thereto. Borrower has never been in default under (A) any lease of the Properties or Former Properties or (B) any documents or agreements entered into in connection with the Properties or Former Properties that might have a material adverse effect the condition (financial or otherwise) or business of Borrower. Borrower has incurred no debt and has no other obligations in connection with the Properties or Former Properties except such debts or obligations as have been fully and finally paid and satisfied prior to the Closing Date. Borrower has complied in all material respects with all laws, regulations and orders applicable to it and has received all material permits necessary for it to acquire, develop, own, operate, lease, manage and maintain the Properties and Former Properties prior to the Closing Date. Borrower paid all taxes applicable to the Properties and Former Properties prior to the Closing Date and is not involved in any dispute with any taxing authority regarding any of the Properties or Former Properties. Borrower has provided Financing Parties with complete financial statements which reflect a fair and accurate view of Borrower’s financial condition. Borrower has no material contingent or actual obligations not related to the Properties. Borrower has caused environmental audit reports for each of the Properties (in form and substance satisfactory to the Administrative Agent) to be prepared and delivered to the Administrative Agent, and Borrower is the beneficiary of the Environmental Indemnity regarding the Former Properties. From the date of its formation to the Closing Date, Borrower materially has complied with the covenants set forth in Sections 5.1.22 of this Agreement and the provisions set forth in Section 9(j) of the Borrower LLC Agreement.

(b) As of the Closing Date, the Borrower LLC Agreement contains provisions consistent with the covenants set forth in Section 5.1.22 of this Agreement and all assumptions contained in the Insolvency Opinion are true and accurate in all material respects.

(c) Prior to the Closing Date, Borrower has not:

(i) engaged in any business or activity other than the acquisition, development, ownership, operation, leasing, managing, maintenance, financing, mortgaging and pledging of the Properties and Former Properties and activities incidental thereto;

(ii) acquired or owned any material assets other than (A) the Properties and Former Properties, and (B) such incidental Personal Property as may have been necessary for the operation of the Properties and Former Properties;

(iii) (A) failed to observe its organizational formalities or preserve its existence as an entity duly formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation, and qualification to do business in the State where the Properties and Former Properties were located, if applicable, or (B) failed to comply with the provisions of Borrower’s limited liability company agreement, Articles of Organization or similar organizational documents, as the case may be, whichever is applicable;

(iv) commingled its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person, or participated in a cash management system with any other Person;

(v) incurred any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) indebtedness which financed the acquisition, development, ownership, operation, leasing, managing and maintenance of the Properties and Former Properties and (B) trade payables incurred in the ordinary course of its business of owning and operating the Properties and Former Properties and in amounts as were normal and reasonable under the circumstances;

(vi) by act or omission, allowed itself to become insolvent or failed to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same became due;

(vii) (A) except as required by GAAP, failed to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower, the Affiliates of a member, general partner or principal of Borrower, as the case may be, and any other Person or (B) included the assets or liabilities of any other Person on its financial statements or (C) permitted its assets or liabilities to be listed as assets or liabilities on the financial statements of any other Person; provided, however, that Borrower’s assets may have been included in a consolidated financial statement of its Affiliates provided that (X) appropriate notation was made in the footnotes to such consolidated financial statements to indicate the separateness of Borrower from any such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (Y) such assets shall have been listed on Borrower’s own separate balance sheet although Borrower shall not have been required to disclose with specificity Borrower’s assets separately on the consolidated financial statements. Borrower has filed its own tax returns (to the extent Borrower was required to file any such tax returns).

(viii) entered into any contract or agreement with any member, general partner, principal or Affiliate of Borrower, Guarantor, or any member, general partner, principal or Affiliate thereof (other than a master lease of the Properties and Former Properties and a business management services agreement with an Affiliate of Borrower, provided that (A) the manager, or equivalent thereof, under such agreement held itself out as an agent of Borrower and (B) the agreement met the standards set forth in this subsection (viii) following this parenthetical), except upon terms and conditions that were commercially reasonable, intrinsically fair and substantially similar to those that would have been available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower, Guarantor or any member, general partner, principal or Affiliate thereof;

(ix) failed to correct any known misunderstandings regarding the separate identity of Borrower;

(x) guaranteed or become obligated for the debts of any other Person or held itself out to be responsible for the debts of another Person;

(xi) made any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof, and with respect to Borrower, had not acquired obligations or securities of any member, general partner, principal or Affiliate of Borrower, or any member, general partner, or Affiliate thereof;

(xii) failed to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

(xiii) failed either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower, and not as a division or part of any other entity in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that Borrower, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof);

(xiv) failed to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xv) held itself out as or be considered as a department or division of (A) any general partner, principal, member or Affiliate of Borrower, (B) any Affiliate of a general partner, principal or member of Borrower or of Principal, as the case may be, or (C) any other Person;

(xvi) failed to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xvii) pledged its assets for the benefit of any other Person, other than with respect to any indebtedness which financed the acquisition, development, ownership, operation, leasing, managing and maintenance of the Properties and Former Properties;

(xviii) failed to maintain a sufficient number of employees in light of its contemplated business operations;

(xix) failed to hold its assets in its own name; or

(xx) had any of its obligations guaranteed by any Affiliate other than pursuant to the Guaranty of Recourse Obligations referenced in subsection (a) of the definition of “Guaranty”.

(d) As of the Closing Date, Borrower (i) no longer owns any interest in the Former Properties or any personal property incidental thereto, and (ii) has no outstanding debt, liabilities or other obligations of any kind with respect to the Former Properties.

4.1.34 Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

4.1.35 Taxes. Borrower has filed (or has obtained effective extensions for filing) all federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it, except such taxes and related liabilities that are being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserve. To the best of Borrower’s knowledge, there is no proposed tax assessment against the Borrower made in writing by any Governmental Authority.

4.1.36 Forfeiture. Neither Borrower nor to the best of Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of any Property has committed any act or omission affording the federal government or any State or local government the right of forfeiture as against any Property or any part thereof or any monies paid in performance of Borrower’s obligations under the Notes, this Agreement or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

4.1.37 Environmental Representations and Warranties. Borrower represents and warrants, except as disclosed in the written reports resulting from the environmental site assessments of the Properties delivered to Administrative Agent prior to the Closing Date, including but not limited to Phase I environmental assessments, together with reliance letters in favor of Lenders (the “Environmental Reports”), that: (a) Borrower has not, and to the best of Borrower’s knowledge, no other Person has caused any Hazardous Materials or underground storage tanks to be present in, on, or under the Property, except those that are both (i) in material compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) in amounts not in excess of that necessary to operate, clean, repair and maintain any Property or each tenant’s respective business at such Property as set forth in their respective Leases, (b) Borrower has not, and to the best of Borrower’s knowledge, no other Person has caused any past, present or threatened Releases of Hazardous Materials in material violation of any Environmental Law or which would require material remediation by a Governmental Authority in, on, under or from any Property; (c) to the best of Borrower’s knowledge, there is no threat of any material Release of Hazardous Materials migrating to any Property; (d) there is no past or present material non-compliance with current Environmental Laws, or with permits issued pursuant thereto, in connection with any Property; (e) Borrower does not know of, and has not received, any written notice or other written communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials in, on, under or from any Property; and (f) Borrower has provided to Administrative Agent, in writing, any and all material information relating to environmental conditions in, on, under or from any Property known to Borrower or contained in Borrower’s files and records, including but not limited to any material reports relating to Hazardous Materials in, on, under or migrating to or from any Property and/or to the environmental condition of any Property.

4.1.38 Taxpayer Identification Number. Borrower’s United States taxpayer identification number is 42-1683391.

4.1.39 OFAC. Neither Borrower, Guarantor nor any other Subsidiaries or their respective Affiliates is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

Neither Borrower, Guarantor nor any other Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has a more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of the Loan will be used nor have any been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.1.40 Title. Borrower has good, marketable and insurable leasehold and/or fee simple title to the real property comprising the Properties and good title to the balance of such Property and the other Collateral, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Security Instruments, when properly recorded in the appropriate records, and the other Loan Documents together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected lien on the Properties, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all the Collateral (other than the Properties) (including without limitation the Leases), in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Properties which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.41 Deposit Accounts.

(a) The Cash Management Agreement creates a valid and continuing security interest (as defined in the UCC) in the Cash Management Account in favor of Administrative Agent, which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from Borrower;

(b) The Cash Management Account constitutes a “deposit account” within the meaning of the applicable UCC;

(c) Borrower owns and has good and marketable title to the Cash Management Account free and clear of any Lien or claim of any Person other than Administrative Agent;

(d) Borrower has delivered to Administrative Agent a fully executed agreement pursuant to which the Cash Management Bank has agreed to comply with all instructions originated by Administrative Agent directing disposition of the funds in the Cash Management Account (and related subaccounts) without further consent by Borrower;

(e) Other than the security interest granted to Administrative Agent pursuant to this Agreement and the Cash Management Agreement, Borrower has not pledged, assigned, or sold, granted a security interest in, or otherwise conveyed the Cash Management Account; and

(f) The Cash Management Account is not in the name of any Person other than Borrower or Administrative Agent. Borrower has not consented to the Cash Management Bank complying with instructions of any Person other than Administrative Agent.

4.1.42 Prohibited Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Prohibited Person; (b) no Prohibited Person has any interest of any nature whatsoever in Borrower, or Guarantor, as applicable, with the result that the investment in Borrower, or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.43 [Reserved].

4.1.44 [Reserved].

4.1.45 Material Agreements. Schedule 4.1.45 sets forth a list of all Material Agreements entered into by Borrower on or before the Closing Date. All Material Agreements entered into after the Closing Date will comply with the Loan Documents in all material respects. All Material Agreements have been or will be entered into in the name of Borrower or have been duly assigned to and assumed by Borrower. The Material Agreements in effect on the date hereof are in full force and effect and there are no defaults thereunder by Borrower or to the best of Borrower’s knowledge, by any other party thereunder which would reasonably be expected as of the date hereof to have a material adverse effect on Borrower’s financial condition.

4.1.46 [Reserved].

4.1.47 No Brokerage Fees. Borrower has not agreed to pay any brokerage or other fee, commission or compensation to any Person in connection with the Loan to be made hereunder.

4.1.48 [Reserved].

4.1.49 Service Rights. Except as set forth on Schedule 4.1.49, no Service Rights have been granted to any Person in connection with or relating to any Property or any tenant (“Tenant”) under any of the Leases or an Affiliate of any Tenant. To the extent Service Rights have been granted to any Person as set forth on Schedule 4.1.49. Borrower (and no other Person) is entitled to receive any and all compensation with respect to the Service Rights.

4.1.50 U.S. Patriot Act. Set forth on Schedule 4.1.50 as of the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is the following information for each Credit Party: the exact legal name and any legal names of such Credit Party in the four (4) months prior to the Closing Date, the state of incorporation or organization, the type of organization, the jurisdictions in which such Credit Party is qualified to do business, the chief executive office, the principal place of business, the business phone number, the organization identification number, the federal tax identification number and ownership information (e.g. publicly held, if private or partnership, the owners and partners of each of the Credit Parties).

4.1.51 Compliance with FCPA. Each of Borrower and its Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. Neither Borrower, Guarantor nor any of their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

4.1.52 Master Lease Terms. To the best of Borrower’s knowledge, the terms and conditions of the Master Lease (including any guaranty or guaranties of Parent’s obligations to Borrower thereunder) are no less favorable to Borrower or any Guarantor than would be obtained in any comparable arms-length transaction between any unrelated third parties.

Section 4.2 Survival of Representations.

Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Financing Parties under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Financing Parties notwithstanding any investigation heretofore or hereafter made by Financing Parties or on their behalf.

ARTICLE V

BORROWER COVENANTS

Section 5.1 Affirmative Covenants.

From the date hereof and until payment and performance in full of all Secured Obligations in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Financing Parties that:

5.1.1 Existence; Compliance with Legal Requirements.

(a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all Legal Requirements applicable to it and the Properties. Borrower shall notify Financing Parties promptly upon its receipt of any written notice or order that Borrower receives from any Governmental Authority relating to Borrower’s failure to comply with such applicable Legal Requirements relating to any Property and promptly take or cause Manager to take any and all actions necessary to bring its operations at each Property into material compliance with such applicable Legal Requirement (and shall comply in all material respects with the requirements of such Legal Requirements that at any time are applicable to its operations at each Property). Borrower shall not commit, nor knowingly permit any other Person in occupancy of or involved with the operation or use of any Property to commit any act affording the federal government or any State or local government the right of forfeiture against any Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep each Property in good working order and repair (reasonable wear and use excluded), and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instruments. Borrower shall keep each Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

(b) After prior written notice to Financing Parties, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) no Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or such Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by any Financing Party, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Administrative Agent may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Administrative Agent, the validity, applicability or violation of such Legal Requirement is finally established or such Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Applicable Taxes and Other Charges. Borrower shall pay all Applicable Taxes and Other Charges now or hereafter levied or assessed or imposed against each Property or any part thereof as the same become due and payable. Borrower shall furnish to Financing Parties, promptly upon request from any Financing Party, receipts, or other evidence for the payment of the Applicable Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Applicable Taxes in the event that such Applicable Taxes have been paid by Administrative Agent pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against each Property, and shall promptly cause to be paid all utility services provided to each Property. After prior written notice to Financing Parties, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Applicable Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) no Property nor any part thereof or interest therein will be in unreasonable danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Applicable Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Applicable Taxes or Other Charges from such Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by any Financing Party, to insure the payment of any such Applicable Taxes or Other Charges, together with all interest and penalties thereon. Administrative Agent may apply such security or part thereof held by Administrative Agent at any time when, in the judgment of Administrative Agent, the validity or applicability of such Applicable Taxes or Other Charges are established or such Property (or part thereof or interest therein) shall be in unreasonable danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Security Instrument being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt written notice to Financing Parties of any litigation or governmental proceedings pending or threatened in writing against Borrower or Guarantor which, if determined adversely to Borrower or Guarantor, would be reasonably likely to materially adversely affect Borrower’s or Guarantor’s condition (financial or otherwise) or business or any Property.

5.1.4 Access to Property. Borrower shall permit agents, representatives and employees of one or more Financing Parties to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice, subject in all instances to the rights of tenants under the Leases and provided that neither Financing Parties nor any such Persons interfere with the operation of business on the Properties. Without limiting the generality of the foregoing, Borrower agrees that Financing Parties will have the same right, power and authority to enter into and inspect the Properties as is granted a secured lender under Section 2929.5 of the California Civil Code and under Section 564(c) of the California Code of Civil Procedure.

5.1.5 Notice of Default. Borrower shall promptly advise Financing Parties of any material adverse change in Borrower’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Financing Parties with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of one or more Financing Parties hereunder or any rights obtained by Financing Parties, under any of the other Loan Documents and, in connection therewith, permit Financing Parties, their election, to participate in any such ‘proceedings which are reasonably likely to materially and adversely affect any Property or the security created by this Agreement.

5.1.7 Award and Insurance Benefits. Borrower shall cooperate with Financing Parties in obtaining for Financing Parties the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Property, and Administrative Agent shall be reimbursed for any expenses incurred by it in connection therewith (including reasonable attorneys’ fees and disbursements) out of such Award or Insurance Proceeds.

5.1.8 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Administrative Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other, document, certificate, agreement and instrument specifically required to be furnished by Borrower pursuant to the terms of the Loan Documents;

(b) execute and deliver to Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as any Financing Party may reasonably require including without limitation the execution of UCC financing statements; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as any Financing Party shall reasonably require from time to time.

5.1.9 Mortgage and Intangible Taxes. Borrower shall pay all State, county and municipal recording, mortgage, and intangible, and all other taxes imposed upon the execution and recordation of the Security Instruments, if any, and/or upon the execution and delivery of the Notes other than Excluded Taxes imposed on any Lender.

5.1.10 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Administrative Agent), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of each Property. Financing Parties, at Financing Parties’ sole cost and expense, shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Financing Parties shall reasonably desire; provided, after the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Financing Parties to examine Borrower’s books, records and accounts, as Financing Parties shall determine to be necessary or appropriate in the protection of Financing Parties’ interests.

(b) As soon as available and in any event within 95 days after the end of each fiscal year of Orchard Supply Hardware Stores Corporation, a Delaware corporation (“Holdings”), Borrower shall, at Borrower’s sole cost and expense, deliver to Financing Parties the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year for Holdings, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(c) (i) As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of Holdings, Borrower shall, at Borrower’s sole cost and expense, deliver to Financing Parties Holdings’ consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied subject to normal year-end audit adjustments and the absence of footnotes;

(ii) As soon as available and in any event within 50 days after the end of each fiscal quarter of Borrower, Borrower shall, at Borrower’s sole cost and expense, deliver to Financing Parties Borrower’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(d) Concurrently with the delivery of each set of consolidated financial statements referenced in (b) above, a certificate of the independent certified public accountants reporting on the financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate. Concurrently with the delivery of each set of consolidated financial statements referenced in (b) and (c) above, Borrower shall, at Borrower’s sole cost and expense, deliver to Financing Parties (i) a reasonably detailed presentation either on the face of the financial statements or in the footnotes thereto and in the Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Holdings, (ii) a certificate of a Responsible Officer of Borrower substantially in the form of Exhibit 5.1.10(d) certifying (A) that the financial statements delivered for such period present fairly the financial position of each of Holdings and Borrower and their respective Subsidiaries, as applicable, for the applicable period, in conformity with GAAP applied on a consistent basis; (B) that such Responsible Officer of Borrower has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and (C) calculations in reasonable detail with respect to compliance with Section 5.2.13 as of the last day of such period, and (iii) a revised form of Schedule 4.1.50, from time to time if any change has occurred requiring such revisions, to the Administrative Agent.

(e) Borrower shall furnish to Financing Parties, within ten (10) Business Days after request such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower as may be reasonably requested by any Financing Party.

(f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in electronic form (which files may be prepared using a spreadsheet program and saved as word processing files or .pdf files) and (ii) if requested by any Financing Party in paper form.

(g) Borrower agrees that Financing Parties may forward to each other, all documents and information which any Financing Party now has or may hereafter acquire relating to the Secured Obligations and to Borrower, Guarantor, Holdings and the Properties, whether furnished by Borrower, Guarantor, Holdings or otherwise, as any Financing Party determines necessary or desirable. Borrower irrevocably waives (on behalf of itself and its Affiliates) any and all rights it or they may have under any Applicable Laws to prohibit such disclosure, including, but not limited, to any right of privacy.

(h) If requested by any Financing Party based upon a requirement imposed upon such Financing Party pursuant to Applicable Law, Borrower shall cooperate (at Borrower’s sole cost and expense) with such Financing Party, upon such Financing Party’s reasonable request for Borrower to provide such Financing Party, with any other or additional financial statements, or financial, statistical or operating information as such Financing Party shall determine to be required pursuant to any applicable legal requirements as shall be reasonably requested by such Financing Party.

5.1.11 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Properties.

5.1.12 Costs of Enforcement. In the event (a) that any Security Instrument is foreclosed in whole or in part or that any Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Security Instrument in which proceeding any Financing Party is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Orchard Entity or any Affiliate or Subsidiary of any Orchard Entity or an assignment by any Orchard Entity or any Affiliate or Subsidiary of any Orchard Entity for the benefit of its creditors, (d) of the enforcement of any obligations of or collection of any payments due from Borrower under this Agreement, the Loan Documents or with respect to any Property, or (e) any Financing Party incurs any costs or expenses in connection with any refinancing or restructuring of the Loan in the nature of a workout (regardless of whether such efforts result in a closing), Borrower, its successors or assigns, shall be chargeable with and agrees to pay all actual, out-of-pocket costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by such Financing Parties or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes imposed by applicable law (collectively, the “Enforcement Costs”).

5.1.13 Estoppel Statement. Borrower shall use reasonable efforts to deliver to Administrative Agent upon request, tenant estoppel certificates from each commercial tenant leasing space at any Property in form and substance reasonably satisfactory to Administrative Agent, provided that after the Closing Date, Financing Parties shall have the right to request such estoppel certificates not more than one (1) time per calendar year.

5.1.14 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.15 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to Borrower, except in accordance with Section 10.38.

5.1.16 Leasing Matters.

(a) Borrower may enter into or approve a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Administrative Agent, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction, (iii) does not, in Borrower’s good faith judgment, have a material adverse effect on the value or quality of the relevant Property, (iv) is subject and subordinate to the applicable Security Instrument and the lessee thereunder agrees to attorn to Administrative Agent, (v) is written on a form of lease reasonably acceptable to Administrative Agent with modifications typically found in similar leases, (vi) with regard to any renewal or extension of the Master Lease, such renewal or extension must satisfy all requirements for renewal or extension as set forth in the Master Lease and (vii) with regard to any renewal or extension of any Ground Lease such renewal or extension must be satisfactory to Administrative Agent. All proposed Leases which do not satisfy the requirements set forth in this Section 5.1.16(a) shall be subject to the prior approval of Administrative Agent, which approval shall not be unreasonably withheld or delayed. At the request of any Financing Party, Borrower shall promptly deliver to Financing Parties copies of all Leases which are entered into pursuant to this subsection together with Borrower’s written statement that it has satisfied all of the conditions of this Section.

(b) Borrower (i) shall observe and perform, in all material respects, all the obligations imposed upon the lessor under the Master Lease, the Master Lease Guaranty and under each Ground Lease and shall not do or permit to be done anything to impair the value of the Master Lease, the Master Lease Guaranty or any Ground Lease as security for the Secured Obligations; (ii) shall promptly send copies to Financing Parties of all notices of default or other material matters which Borrower shall send or receive with respect to the Master Lease, the Master Lease Guaranty or any Ground Lease; (iii) shall enforce in a commercially reasonable manner (or as Administrative Agent, in a commercially reasonable manner, shall direct) all of the material terms, covenants and conditions and all events of default contained in the Master Lease, the Master Lease Guaranty or any Ground Lease upon the part of the tenant thereunder to be observed or performed (except for those matters identified in Section 5.1.16(b) which shall require the prior written approval of Administrative Agent); (iv) shall not collect any of the Rents more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance); (v) shall immediately upon receipt, deposit all Lease Termination Payments into the Cash Management Account, (vi) shall not execute any other assignment of the lessor’s interest in the Master Lease, the Master Lease Guaranty, any Ground Lease or the Rents; and (vii) shall not consent (to the extent Borrower’s consent is required) to any assignment of or subletting under the Master Lease, the Master Lease Guaranty or any Ground Lease, without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed.

(c) To the extent Borrower has a consent right under the Master Lease, Borrower may, without the consent of Administrative Agent, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such Lease is not the Master Lease or any Ground Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a material adverse effect on the value of the applicable Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any lease subordination agreement binding upon Administrative Agent with respect to such Lease. A termination of a Lease (other than the Master Lease or any Ground Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior written approval of Administrative Agent, which shall not be unreasonably withheld or delayed, at Borrower’s expense. At the request of any Financing Party, Borrower shall promptly deliver to Financing Parties copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 5.1.16(c) together with Borrower’s written statement that it has satisfied all of the conditions of this Section 5.1.16(c).

(d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Administrative Agent, which approval shall not be unreasonably withheld or delayed, enter into, renew, extend, amend, modify, waive any provisions of, forbear, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, the Master Lease, any Ground Lease or any instrument guaranteeing or providing credit support for the Master Lease or any Ground Lease.

(e) [Reserved].

(f) Administrative Agent shall use commercially reasonable efforts after written request therefor by Borrower, to enter into, and, if required by Applicable Law to provide constructive notice or if reasonably requested by a tenant, to record in the county where the applicable Property is located, a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to Administrative Agent, with any tenant under any Lease or Renewal Lease that (i) does not require the consent of Administrative Agent pursuant to Section 5.1.16(a) or (ii) was approved by Administrative Agent pursuant to Section 5.1.16(a). All reasonable third party costs and expenses incurred by Administrative Agent in connection with the negotiation, preparation, execution, delivery and recordation of any Non-Disturbance Agreement, including without limitation reasonable attorney’s fees and disbursements, shall be paid by Borrower.

5.1.17 Management Agreement; Brokerage Agreement.

(a) Borrower and Financing Parties acknowledge that the Properties are self-managed by the tenant under the Master Lease, and that there is no management agreement as of the date hereof. In the event the Improvements shall be operated under the terms and conditions of a management agreement, in no event shall the management fees under the Management Agreement exceed three (3%) of the Gross Income from Operations. Borrower may not enter into a management agreement that is not a Qualified Management Agreement. Upon the execution of a management agreement, Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the management agreement, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the management agreement and (ii) promptly notify Financing Parties of the giving of any notice by Manager to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the management agreement on the part of Borrower to be performed and observed and deliver to Financing Parties a true copy of each such notice. Borrower shall not surrender the management agreement, consent to the assignment by the Manager of its interest under the management agreement, or terminate or cancel the management agreement, or modify, change, supplement, alter or amend the management agreement, in any respect, either orally or in writing without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed provided the Properties shall at all times be managed by a Qualified Manager. Upon the execution of a Qualified Management Agreement, Borrower shall assign to Administrative Agent as further security for the payment and performance of the Secured Obligations, all the rights, privileges and prerogatives of Borrower to surrender the management agreement, or to terminate, cancel, modify, change, supplement, alter or amend the management agreement, in any respect, and any such surrender of the management agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of the management agreement, without the prior consent of Administrative Agent shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the management agreement on the part of Borrower to be performed or Observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Administrative Agent shall have the right upon notice to Borrower, but shall be under no obligation, to cause Lenders to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the management agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the management agreement shall be kept unimpaired and free from default. Financing Parties and any Person designated by any Financing Party shall have, and are hereby granted, the right to enter upon the Properties at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Financing Parties a copy of any notice sent to Borrower of default under the management agreement, such notice shall constitute full protection to Financing Parties for any action taken or omitted to be taken by Financing Parties in good faith, in reliance thereon. Borrower shall not, and shall not permit the Manager to, sub-contract any or all of its management responsibilities under the management agreement to a third-party without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed. Borrower shall, from time to time, use reasonable efforts to obtain from the Manager such certificates of estoppel with respect to compliance by Borrower with the terms of the management agreement as may be requested by any Financing Party, provided that after the Closing Date, Financing Parties shall have the right to request such an estoppel not more than one (1) time per calendar year. Borrower shall exercise each individual option, if any, to extend or renew the term of the management agreement upon demand by

Administrative Agent made at any time prior to the last day upon which any such option may be exercised. Any sums expended by any Financing Party pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to any Financing Party, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Security Instruments and the other Loan Documents and (iv) shall be immediately due and payable upon demand by the applicable Financing Party therefor.

(b) Without limitation of the foregoing, Borrower, upon the request of Administrative Agent, shall terminate any management agreement and replace the Manager, without penalty or fee, if at any time during the Loan: (a) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default, (c) there exists a material default by Manager under the management agreement beyond any applicable notice and cure period, or (d) the Maturity Date has occurred and the Secured Obligations have not been repaid in full.

5.1.18 Environmental Covenants.

(a) Borrower covenants and agrees that so long as any Secured Obligations remain outstanding, (i) all uses and operations on or of the Properties by Borrower shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto and Borrower shall use commercially reasonable efforts to insure that all uses and operations on or of the Properties by any other Person shall be in compliance in all material respects with all applicable Environmental Laws and permits issued pursuant thereto; (ii) Borrower shall not cause, and shall take commercially reasonable efforts to ensure that no Person shall cause, any Releases of Hazardous Materials in, on, under or from any Property in material violation of Environmental Laws; (iii) Borrower shall not cause, and shall take commercially reasonable efforts to ensure that no Person shall cause, any Hazardous Materials in, on, or under any of the Properties, except those that are both (A) in material compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the Properties or (2) fully disclosed to Financing Parties and approved by Administrative Agent in writing; (iv) Borrower shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all material respects with all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties, pursuant to any reasonable written request of Administrative Agent, upon the reasonable belief of Administrative Agent that such Property is not in material compliance with all Environmental Laws, and share with Financing Parties the results thereof, and Financing Parties and other Indemnified Parties shall be entitled to rely on such results thereof; provided, however, that Borrower shall not be required to conduct any further assessment, audit, investigation or report relating to any conditions disclosed in the Environmental Reports delivered to Financing Parties prior to the Closing Date (individually, an “Existing Condition” and collectively, the “Existing Conditions”) unless and until, with respect to any Existing Condition, a subsequent environmental report conducted of the relevant Property (x) discloses a change to such Existing Condition and (y) the change to the Existing Condition results in or is reasonably likely to result in a material violation of Environmental Law or a material liability under Environmental Law; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Administrative Agent to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Property and (B) comply in all material respects with any Environmental Law; (viii) Borrower shall use commercially reasonable efforts to prevent any tenant or other user of any of the Properties from violating in any material respect any Environmental Law; and (ix) Borrower shall promptly notify Financing Parties in writing after it has become aware of (A) any material presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards any Property, (B) any material non-compliance with any Environmental Laws related in any way to any Property, (C) any Environmental Lien, (D) any required or proposed material remediation of environmental conditions relating to any Property, and (E) any written notice of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials.

(b) Financing Parties and any other Person designated by any Financing Party, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Properties at all reasonable times to assess any and all aspects of the environmental condition of any Property and its use, including but not limited to conducting any environmental assessment or audit that Administrative Agent may reasonably require and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing; provided, however, that Borrower shall not be required to conduct any further assessment, audit, investigation or report relating to any Existing Condition unless and until, with respect to any Existing Condition, a subsequent Phase I environmental report conducted of the relevant Property (x) discloses a change to such Existing Condition and (y) the change to the Existing Condition results in or is reasonably likely to result in a material violation of Environmental Law or a material liability under Environmental Law. Financing Parties shall, to the extent practicable, not unreasonably interfere with, and Financing Parties shall direct any designee, to the extent practicable, to use commercially reasonable efforts not to hinder, Borrower or any tenant’s, or other occupant’s or Manager’s operations upon the Properties when conducting such audit or assessment. Borrower shall cooperate with and provide access to Financing Parties and any such Person designated by Financing Parties.

5.1.19 Title to the Property. Borrower will warrant and defend (a) the title to the Properties and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Security Instruments, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever (other than holders of Permitted Encumbrances). Borrower shall reimburse Financing Parties for any actual losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Financing Parties if an interest in any Property, other than as permitted hereunder, is claimed by another Person. Borrower will hold fee simple title to all Properties, other than those Properties for which Borrower will hold a ground leasehold interest pursuant to the Ground Leases.

5.1.20 OFAC. Borrower, Guarantor and their respective Affiliates shall be in compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

5.1.21 Alterations. Borrower shall obtain the prior written consent of Administrative Agent in connection with any alterations that are likely to have a material adverse effect (upon completion of such alterations) (i) on the financial condition of Borrower or (ii) upon any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements.

5.1.22 Separateness and Single Purpose Entity Provisions in Borrower LLC Agreement. The Borrower LLC Agreement shall provide that:

(a) Borrower does not and shall not:

(i) engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing, maintenance, financing, mortgaging and pledging of the Properties, entering into the Loan and activities incidental thereto;

(ii) acquire or own any material assets other than (A) the Properties, and (B) such incidental Personal Property as may be necessary for the operation of the Properties;

(iii) merge into or consolidate with any Person or, to the fullest extent permitted by law, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure except as otherwise expressly permitted in this Agreement;

(iv) (A) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State where the Properties are located, if applicable, or (B) without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, terminate or fail to comply with the provisions of Borrower’s limited liability company agreement, Articles of Organization or similar organizational documents, as the case may be, or of Principal’s Certificate of Incorporation, Articles of Organization or similar organizational documents, as the case may be, whichever is applicable;

(vi) commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person, or participate in a cash management system with any other Person;

(vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt or pursuant to any Secured Hedging Agreement, except for trade payables in the ordinary course of its business of owning and operating the Properties, provided that such debt (A) is not evidenced by a note, (B) is paid within sixty (60) days of the date incurred, (C) does not exceed, in the aggregate, four percent (4%) of the outstanding principal balance of the Notes) and (D) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances;

(viii) without the unanimous written consent of all its partners or members, as applicable, and the consent of each Independent Director of Borrower, (A) file or consent to the filing of any petition, either voluntarily or involuntarily, to take advantage of any Creditors Rights Laws; (B) seek or consent to the appointment of a receiver, liquidator or any similar official; (C) take any action that would cause Borrower to become insolvent; or (D) make an assignment for the benefit of creditors;

(ix) (A) except as required by GAAP, fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower, the Affiliates of a member, general partner or principal of Borrower, as the case may be, and any other Person or (B) include the assets or liabilities of any other Person on its financial statements or (C) permit its assets or liabilities to be listed as assets or liabilities on the financial statements of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (X) appropriate notation shall be made in the footnotes to such consolidated financial statements to indicate the separateness of Borrower from any such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (Y) such assets shall be listed on Borrower’s own separate balance sheet although Borrower shall not be required to disclose with specificity Borrower’s assets separately on the consolidated financial statements. Borrower will file its own tax returns (to the extent Borrower is required to file any such tax returns).

(x) enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower, Guarantor, or any member, general partner, principal or Affiliate thereof (other than the Master Lease and a business management services agreement with an Affiliate of Borrower), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower, Guarantor or any member, general partner, principal or Affiliate thereof;

(xi) [Reserved];

(xii) fail to correct any known misunderstandings regarding the separate identity of Borrower;

(xiii) guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

(xiv) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof or acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower, or any member, general partner, or Affiliate thereof;

(xv) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

(xvi) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower, and not as a division or part of any other entity in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that Borrower, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof);

(xvii) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so, it being understood that no direct or indirect member of Borrower shall be required to contribute additional capital to satisfy this covenant);

(xviii) hold itself out as or be considered as a department or division of (A) any general partner, principal, member or Affiliate of Borrower, (B) any Affiliate of a general partner, principal or member of Borrower or of Principal, as the case may be, or (C) any other Person;

(xix) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xx) pledge its assets for the benefit of any other Person, other than with respect to the Loan;

(xxi) fail to maintain a sufficient number of employees (if any) in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Properties to do so);

(xxii) fail to provide in its (A) Articles of Organization, Certificate of Formation and/or Operating Agreement, as applicable, if it is a limited liability company, (B) Limited Partnership Agreement, if it is a limited partnership or (C) Certificate of Incorporation, if it is a corporation, that for so long as any indebtedness or other obligation is outstanding pursuant to the Notes, this Agreement or any other Loan Document, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of all of the Independent Directors and of all other general partners/managing members/directors;

(xxiii) fail to hold its assets in its own name;

(xxiv) have any of its obligations guaranteed by an Affiliate except the Guarantor in connection with the Loan;

(xxv) violate or cause to be violated the assumptions made with respect to Borrower in the Insolvency Opinion;

(xxvi) (if Borrower is a single member limited liability company that complies with the requirements of Section 5.1.22(b) below), fail at any time to have at least two Independent Directors;

(xxvii) (if Borrower is a single member limited liability company that complies with the requirements of Section 5.1.22(b) below), permit its board of directors or other governing body to take any action which, under the terms of any certificate of incorporation, by-laws, voting trust agreement with respect to any common stock or other applicable organizational documents, requires the unanimous vote of one hundred percent (100%) of the members of the board without the vote of each Independent Director.

(b) Upon the occurrence of any event that causes the last remaining member of Borrower (“Member”), to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the Borrower LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower, in accordance with the terms of the Loan Documents and the Borrower LLC Agreement), any person acting as Independent Director of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower automatically be admitted to Borrower as a member with zero percent (0%) economic interest (“Special Member”) and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The Borrower LLC Agreement shall further provide that (V) Special Member shall automatically cease to be a member of Borrower or Principal, as applicable, upon the admission to Borrower of a substitute Member, (W) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower’s assets, (X) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (Y) Special Member, in its capacity as Special Member, may not bind Borrower, and (Z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower including without limitation the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Borrower LLC Agreement. In order to implement the admission to Borrower, of Special Member, Special Member shall execute a counterpart to the Borrower LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower, but Special Member may serve as an Independent Director of Borrower (as applicable).

(c) Supplementing Section 5.1.22(a) above, the Borrower LLC Agreement shall provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower agree in writing (A) to continue Borrower and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower, in Borrower or Principal, as applicable; (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws (defined below) shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (iii) to the fullest extent permitted by law, each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower. The term “Creditors Rights Laws” shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors; (iv)

notwithstanding any other provision of the Borrower LLC Agreement to the contrary, when acting on matters subject to the vote of the members or directors, notwithstanding that Borrower is not then insolvent, all of the members and/or directors (as applicable) shall take into account the interests of Borrower’s creditors, as well as those of Borrower’s members; and (v) notwithstanding any other provision of the Borrower LLC Agreement to the contrary, the purpose of Borrower and the nature of its business is to engage solely in the following activities: (A) to acquire, develop, own, operate, lease, manage, maintain, finance, mortgage, pledge and otherwise deal with the Properties and any other assets incidental thereto, (B) to enter into and perform the Loan Documents, and (C) to exercise all powers enumerated in the Delaware Limited Liability Company Act necessary or convenient to the conduct, promotion or attainment of the business purposes otherwise set forth herein.

5.1.23 Separateness and Single Purpose Entity Compliance. Borrower shall comply with all of the “Special Purpose Provisions” of the Borrower LLC Agreement (as that term is defined in the Borrower LLC Agreement).

Section 5.2 Negative Covenants.

From the date hereof until payment and performance in full of all Secured Obligations in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Financing Parties that it will not do, directly or indirectly, any of the following:

5.2.1 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Property or other Collateral or permit any such action to be taken, except for Permitted Encumbrances and the Liens created pursuant to the Loan Documents, unless (a) Borrower is diligently contesting such Lien in good faith, (ii) Borrower notifies Administrative Agent that it intends to contest such claim or demand, (iii) Borrower provides Administrative Agent with an indemnity, bond or other security reasonably satisfactory to Administrative Agent (including an endorsement to Administrative Agent’s title insurance policy insuring against such claim or demand) assuring the discharge of Borrower’s obligations for such claims and demands, including interest and penalties, and (iv) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense.

5.2.2 Dissolution. Borrower shall not (a) to the fullest extent permitted by law, engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (c) without the prior reasonable consent of Administrative Agent, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction. For purposes of this Section 5.2.2, any modification or amendment to Borrower’s organizational documents that would result in Borrower’s failure to comply with the terms of Sections 4.1.33 and 5.1.22 hereof shall be deemed a material modification.

5.2.3 Change In Business. Borrower shall not enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Properties (including providing services in connection therewith) or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

5.2.4 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.5 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law, without the prior written consent of Administrative Agent.

5.2.6 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Property with (a) any other real property constituting a tax lot separate from such Property, or (b) any portion of any Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

5.2.7 Name, Identity, Structure, or Principal Place of Business. Borrower shall not change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Administrative Agent thirty (30) days prior written notice. Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in Sections 4.1.33 or 5.1.22 without, in each case, the consent of Administrative Agent. Upon any Financing Party’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Administrative Agent’s security interest in the Collateral as a result of such change of principal place of business or place of organization.

5.2.8 ERISA.

(a) During the term of the Loan or of any obligation, or right hereunder, Borrower shall not be a Plan and none of the assets of Borrower shall constitute Plan Assets.

(b) Borrower further covenants and agrees to deliver notice to Financing Parties within 10 days upon Borrower’s reasonable belief that Borrower is not in full compliance with the representations set forth in Section 4.1.8 or the covenants set forth in this Section 5.2.8 and represents and covenants that (A) Borrower does not maintain, participate in or contribute to an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title 1 of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; and (B) Borrower is not subject to similar laws applicable to Borrower.

5.2.9 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, or any of the constituent owners of Borrower except in the ordinary course of business and on terms which are fully disclosed to all Financing Parties in advance and are intrinsically fair and substantially similar to those that would be obtained in a comparable arms-length transaction with an unrelated third party.

(a) Borrower shall not pay, or permit the payment of, development fees, management fees, brokerage or leasing fees or commissions or any other compensation of any form whatsoever to any Affiliate or any direct or indirect partner, member, shareholder or Affiliate thereof, or request disbursement of funds from any Financing Party for such purpose, without the prior written consent of Administrative Agent. Any contracts or agreements relating to any Property in any manner between or among Affiliates or their respective direct or indirect partners, members, shareholders or Affiliates (collectively, the “Affiliate Agreements”) shall be made on an arms-length basis and shall be subject to the prior written approval of Administrative Agent; and the parties to each Affiliate Agreement shall acknowledge and agree that such agreement is terminable by Borrower or Administrative Agent immediately upon notice, without the payment of any fee, penalty, premium or liability for future or accrued liabilities or obligations, if an Event of Default shall have occurred and be continuing. Following an Event of Default, if requested by Administrative Agent in writing, Borrower shall, or shall cause the applicable Affiliate to, terminate any existing Affiliate Agreement specified by Administrative Agent within five (5) days after delivery of such request without payment of any penalty, premium, termination fee or any other amount which might be due and payable under such Affiliate Agreement. If such Affiliate Agreement is not terminated in accordance with the immediately preceding sentence, Administrative Agent shall have the right, and Borrower hereby irrevocably authorizes Administrative Agent and irrevocably appoints Administrative Agent as Borrower’s attorney-in-fact coupled with an interest, at the sole option of Administrative Agent, to terminate such Affiliate Agreement on behalf of and in the name of the applicable Affiliate, and Borrower hereby releases and waives any claims against any Financing Party arising out of such exercise of such authority.

5.2.10 Transfers.

(a) Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Property or any other Collateral or any part thereof (collectively, a “Transfer”), other than (a) pursuant to the Master Lease or other Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.16 or (b) as provided in this Section 5.2.10 or (c) Permitted Encumbrances.

(b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; or (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents.

(c) Notwithstanding anything to the contrary contained in this Section 5.2.10, Financing Parties acknowledge that the release of an individual Property in accordance with Section 2.6 hereof shall not be deemed a Transfer hereunder.

Administrative Agent shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Secured Obligations immediately due and payable upon a Transfer in violation of this Section 5.2.10. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Administrative Agent has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person.

5.2.11 Material Agreements.

(a) Except for the Master Lease, Borrower shall not enter into any Material Agreement without the consent of Administrative Agent, not to be unreasonably withheld or delayed; provided, however, that any Material Agreement which is included in the Annual Approved Budget shall not require the consent of Administrative Agent to the extent the amounts payable under such Material Agreement do not exceed the amount allocated in the Annual Approved Budget for such Material Agreement; provided, the forgoing is not intended to limit the provision of Section 5.2.14 nor permit the occurrence of Indebtedness except in accordance with Section 5.2.14. Upon the reasonable request of Administrative Agent with respect to Material Agreements, Borrower shall deliver to Administrative Agent a recognition agreement from such service or material provider, among other things, providing for such Person’s continued performance should Administrative Agent become the owner of the Properties. Each such Material Agreement and each recognition agreement relating thereto, shall be in form and substance reasonably acceptable to Administrative Agent in all respects, including the amount of the costs and fees thereunder.

(b) Borrower will not amend, modify, supplement, rescind, terminate, restate or otherwise permit any waiver or forbearance with regard to any Material Agreement, without approval of Administrative Agent, including the identity of the party to perform services under such agreement. If a material or service provider under a Material Agreement is in default in its obligations thereunder to the extent entitling Borrower to rescind or terminate that agreement, then if Administrative Agent so requires (but not otherwise), Borrower will promptly use all reasonable efforts to terminate that agreement and appoint a new party in its place, with such identity and terms of appointment approved by Administrative Agent.

(c) Borrower shall observe and perform each and every term to be observed or performed by Borrower under the Material Agreements the non-performance of which would have a material adverse effect on the Secured Obligations or the Collateral.

5.2.12 Service Rights. Borrower shall not allow any Service Rights to be granted by any Person other than Borrower (including the Manager or any Affiliate of Borrower) and any Service Rights granted by any Person other than Borrower shall be null and avoid ab initio.

5.2.13 Rent Coverage Ratio.

(a) As of the end of each of its fiscal quarters, Borrower shall not permit the Rent Coverage Ratio to be less than 2.00 to 1.00.

(b) If the Rent Coverage Ratio described in the forgoing Section 5.2.13(a), as of any measurement date is not satisfied, then Borrower shall not be permitted to receive disbursements from the Borrower Remainder Account pursuant to Section 4 of the Cash Management Agreement, and instead all amounts allocated to the Borrower Remainder Account (but only after any such amounts have been utilized, as appropriate, to deposit an amount equal to the Deferred Maintenance/Remediation Amount into the Deferred Maintenance/Remediation Account) shall be re-allocated by Cash Management Bank into the Rent Reserve Account (including without limitation any such amounts constituting Net Cash Flow). All proceeds in the Rent Reserve Account shall constitute additional collateral for the Secured Obligations, unless and until such time as the Rent Coverage Ratio exceeds 2.50 to 1.00 for two consecutive fiscal quarters, and, in such case, if no Event of Default has occurred and be continuing at such time, Administrative Agent shall give notice to Cash Management Bank of the Cash Sweep Cure, and Cash Management Bank shall be instructed to release the funds in the Rent Reserve Account to Borrower.

5.2.14 Indebtedness. Borrower shall not incur any Indebtedness other than pursuant to the Loan Documents or any Secured Hedging Agreement and other than Indebtedness for trade payables in the ordinary course of its business of owning and operating the Properties, provided that such Indebtedness for trade payables (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred, (iii) does not exceed, in the aggregate, four percent (4%) of the outstanding principal balance of the Notes) and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances.

Notwithstanding the foregoing paragraph, Borrower shall not incur any Indebtedness secured by either (a) a second lien interest in one or more of the Properties or (b) an Equity Interest in Borrower or any of its Subsidiaries.

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Properties providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to 100% of the “Full Replacement Cost”, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $250,000 and (D) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of any Property shall at the date of the loss constitute legal non-conforming structures or uses;

(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined single limit of not less than $5,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Administrative Agent in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts;

(iii) Borrower shall obtain business interruption/loss of rents insurance (A) with loss payable to Administrative Agent; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i); (C) in an amount equal to $20,000,000 and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the damaged Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. All insurance proceeds payable to Administrative Agent pursuant to this Section 6.1(a)(iii) shall be held by Administrative Agent and shall be applied to the Secured Obligations from time to time due and payable hereunder and under the other Loan Documents; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Notes and this Agreement except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance.

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 6.1(c)(ii); and (B) the insurance provided for in Section 6.1(a)(i) shall be written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 6.l(a)(i), (3) shall include permission to occupy the Properties, and (4) shall contain an agreed amount endorsement waiving co-insurance provisions;

(v) to the extent applicable, workers’ compensation insurance, subject to the statutory limits of the State in which each Property is located, and employer’s liability insurance with a limit of at least $2,000,000.00 per accident and per disease per employee, and $2,000,000.00 for disease aggregate in respect of any work or operations on or about each Properties, or in connection with such Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Administrative Agent on terms consistent with the commercial property insurance policy required under Section 6.1(a)(i);

(vii) if any portion of the Improvements is at any time located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance of the following types and in the following amounts: (A) coverage under Policies issued pursuant to the Flood Insurance Acts (the “Flood Insurance Policies”) in an amount equal to the lesser of (1) the principal balance of the Notes, and (2) the maximum limit of coverage available for the applicable Properties under the Flood Insurance Acts, subject only to customary deductibles under such Policies and (B) coverage under supplemental private Policies in an amount, which when added to the coverage provided under the Flood Act Policies, is not less than the Loan amount;

(viii) umbrella liability insurance in an amount not less than Fifty Million and No/100 Dollars ($50,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under Section 6.l(a)(ii) hereof; provided, however, that Borrower shall not be obligated to obtain and maintain the insurance required under this clause (viii) if and to the extent Sears Roebuck & Co. has obtained and maintains such insurance;

(ix) Insurance Against Terrorism throughout the term of the Loan or such coverage as may be purchased by Borrower at an annual cost not to exceed $30,000;

(x) Earthquake insurance in amounts and in form and substance reasonably satisfactory to Administrative Agent in the event an individual Property is located in an area with a high degree of seismic activity; provided such insurance shall not be greater

(in cost and amount of coverage) than the insurance required to be maintained by operators of similar properties in the region.

(xi) such other insurance and in such amounts as Administrative Agent from time to time may reasonably request against such other insurable hazards not expressly covered by subsections (i) through (x) of this Section 6.1(a) which at the time are commonly insured against for property similar to the Properties located in or around the region in which the Properties are located.

(b) All insurance provided for in Section 6.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Administrative Agent, issued by financially sound and responsible insurance companies authorized to do business in the State in which the Properties are located and reasonably approved by Administrative Agent. The insurance companies must have a claims paying ability/financial strength rating of “A/A2” (or its equivalent) or better by at least two (2) Rating Agencies or a claims paying ability/financial strength rating of “A:X” or better by AM Best (each such insurer shall be referred to below as a “Qualified Insurer”). Not less than twenty (20) days prior to the expiration dates of the Policies theretofore furnished to Administrative Agent pursuant to Section 6.1(a), Borrower shall deliver certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Administrative Agent of payment of the premiums due thereunder (the “Insurance Premiums”).

(c) [Reserved].

(d) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(v), shall name Financing Parties and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a loss payable clause in favor of Administrative Agent.

(e) All Policies provided for in Section 6.1(a) hereof shall contain clauses or endorsements to the effect that:

(i) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days’ written notice to Administrative Agent and any other party named therein as an insured;

(ii) each Policy shall provide that the issuers thereof shall give written notice to Administrative Agent if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iii) Administrative Agent shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) [Reserved].

(g) If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, upon forty-five (45) days notice to Borrower to take such action as Administrative Agent deems necessary to protect its interest in the Properties, including without limitation the obtaining of such insurance coverage as Administrative Agent in its sole discretion deems appropriate, and all expenses incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Administrative Agent upon demand and, until paid, shall be secured by the Security Instruments and shall bear interest at the Default Rate.

(h) [Reserved].

(i) Borrower acknowledges that Financing Parties have disclosed to Borrower the contents of California Civil Code Section 29.55(a), which states that no lender shall require a borrower, as a condition to receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.

Section 6.2 Casualty.

If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Financing Parties and shall promptly commence and diligently prosecute the completion of the Restoration of such Property as nearly as possible to the condition such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Administrative Agent and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Administrative Agent may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

Section 6.3 Condemnation.

Borrower shall promptly give Financing Parties notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of the Properties and shall deliver to Administrative Agent copies of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrower may settle and compromise such Condemnation; provided, that the same is effected in a commercially reasonable and timely manner. In the event of a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and Administrative Agent shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Administrative Agent all instruments requested by Administrative Agent to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Notes and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied in accordance with the terms of Section 2.3A. Lenders shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Notes. If any Property or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of such Property and otherwise comply with the provisions of Section 6.4. If any Property is sold, through foreclosure or otherwise, prior to the receipt by

Administrative Agent of the Award, Administrative Agent shall have the right, whether or not a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4 Restoration.

The following provisions shall apply in connection with the Restoration of any Property:

(a) If the Net Proceeds shall be less than five percent (5%) of the allocated Loan amount for the applicable Property set forth on Schedule 1.1(a) (the “Restoration Threshold”) and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Administrative Agent to Borrower upon receipt, provided that no Event of Default has occurred and is continuing and Borrower delivers to Administrative Agent a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Administrative Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by Administrative Agent pursuant to Sections 6.1(a)(i), (iv), (vi), (vii) and (ix) as a result of such damage or destruction, after deduction of all reasonable costs and expenses of Administrative Agent (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the gross amount of the Award, after deduction of all reasonable costs and expenses of Financing Parties (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”).

(i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the relevant Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting such Property is taken, and such land is located along the perimeter or periphery of such Property, and no portion of the Improvements is located on such land;

(C) [Reserved].

(D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than seventy-five (75) days after such Casualty or Condemnation occurs) and shall diligently pursue the same to satisfactory completion in compliance with all Applicable Laws, including without limitation all applicable Environmental Laws. For purposes of this subsection (D), the commencement of plans and specifications for the Restoration shall be deemed commencement of Restoration, provided Borrower thereafter diligently continues to proceed to complete such plans and specifications;

(E) Administrative Agent shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Notes, which will be incurred with respect to such Property as a result of the occurrence of any such Casualty or Condemnation will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii) hereof, if applicable, or (3) by other funds of Borrower;

(F) Administrative Agent shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as may be extended), (2) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Section 6.4(b) to remain in effect subsequent to the occurrence of such Casualty or Condemnation and the completion of the Restoration, (3) such time as may be required under Applicable Law, in order to repair and restore such Property to the condition it was in immediately prior to such Casualty or Condemnation or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

(G) such Property and the use thereof after the Restoration will be in compliance with and permitted under all Applicable Laws;

(H) [Reserved];

(I) such Casualty or Condemnation, as applicable, does not result in the total loss of access to such Property or the Improvements;

(J) Borrower shall deliver, or cause to be delivered, to Administrative Agent a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Administrative Agent acting reasonably; and

(K) the Net Proceeds together with any Cash or Cash equivalent deposited by Borrower with Administrative Agent are sufficient in Administrative Agent’s discretion to cover the cost of the Restoration.

(ii) The Net Proceeds shall be held by Administrative Agent in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Secured Obligations. The Net Proceeds shall be disbursed by Administrative Agent to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Administrative Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on such Property which have not either been fully bonded to the satisfaction of Administrative Agent and discharged of record or in the alternative fully insured to the satisfaction of Administrative Agent by the title company issuing the Title Insurance Policy.

(iii) All plans and specifications required in connection with the Restoration, the cost of which is greater than $1,000,000.00 shall be subject to prior review and acceptance in all respects by Administrative Agent and by an independent consulting engineer selected by Administrative Agent (the “Casualty Consultant”). Administrative Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration the cost of which is greater than $1,000,000.00, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Administrative Agent and the Casualty Consultant. All costs and expenses incurred by Administrative Agent or Lenders in connection with making the Net Proceeds available for the Restoration including without limitation reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to (i) ten percent (10%) of the costs actually incurred for work in place as part of the Restoration with respect to the first 50% of such work and (ii) five percent (5%) of the costs actually incurred with respect to the balance of such work, in either case, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the’ provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Administrative Agent receives evidence satisfactory to Administrative Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Administrative Agent will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Administrative Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Administrative Agent or by the title company issuing the Title Insurance Policy for such Property, and Administrative Agent receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the applicable Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Administrative Agent, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Administrative Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Administrative Agent in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit with Administrative Agent (A) in cash or (B) a Letter of Credit or other security reasonably acceptable to Administrative Agent in an amount equal to the deficiency (the “Net Proceeds Deficiency”) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Administrative Agent shall be held by Administrative Agent and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Secured Obligations.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Administrative Agent after the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Administrative Agent of evidence satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, shall be deposited into the Cash Management Account, provided no Event of Default shall have occurred and shall be continuing under the Notes, this Agreement or any of the other Loan Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be deposited into the Cash Management Account pursuant to Section 6.4(b)(vii) may be retained and applied by Administrative Agent toward the payment of the Debt (without payment of any Prepayment Premium) whether or not then due and payable pursuant to Section 2.3A.2. If Administrative Agent shall receive and retain Net Proceeds, the Lien of the Security Instruments shall be reduced only by the amount thereof received and retained by Administrative Agent and actually applied by Administrative Agent in reduction of the principal of the Debt pursuant to Section 2.3A.2.

Section 6.5 Authorization of Administrative Agent to Accept or Reject Rejectable Offers.

The parties to this Agreement hereby acknowledge and agree that (a) in connection with Section 14(c) of the Master Lease, Administrative Agent is authorized to accept or reject any Rejectable Offer (as such term is defined in the Master Lease) on behalf of Borrower, in its capacity as landlord under the Master Lease, regardless of whether an Event of Default has occurred and is continuing under this Agreement at the time of decision regarding such acceptance or rejection and (b) Administrative Agent shall have no liability to Borrower on account of Administrative Agent’s acceptance or rejection of any such Rejectable Offer, and such acceptance or rejection shall in no way constitute a defense to the full payment and performance of all Borrower’s obligations pursuant to this Agreement and the other Loan Documents.

ARTICLE VII

RESERVE FUNDS

Section 7.1 [Reserved].

Section 7.2 Tax and Insurance Escrow Fund.

From and during continuance of an Event of Default, Borrower shall pay to Administrative Agent on the Business Day following the date of occurrence of such Event of Default the accrued and unpaid Applicable Taxes as of such date and the accrued and unpaid Insurance Premiums as of such date and thereafter on the date immediately preceding each Payment Date (and if such day is not a Business Day then the preceding day which is a Business Day), for deposit into the Tax Account and Insurance Premium Account, as applicable: (a) one-twelfth of the Applicable Taxes (the “Monthly Tax Deposit”) that Administrative Agent estimates will be payable during the next ensuing twelve (12) months and (b) one-twelfth of the Insurance Premiums (the “Monthly Insurance Premium Deposit”) (said amounts payable as of the occurrence of an Event of Default referenced above in this sentence and such other amounts payable in (a) and (b) above hereinafter called the “Tax and Insurance Escrow Fund”). The Tax and Insurance Escrow Fund (from and during the continuance of an Event of Default) and the payments of interest or principal or both, payable pursuant to the Notes and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrower to Administrative Agent. In making any payment relating to the Tax and Insurance Escrow Fund, Administrative Agent may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Applicable Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Applicable Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Administrative Agent shall credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after any Event of Default has been cured or waived in accordance with the requirements of this Agreement or otherwise after the Secured Obligations have been paid in full shall be returned to Borrower. If at any time Administrative Agent reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Applicable Taxes and Insurance Premiums thirty (30) days prior to their respective due dates, Administrative Agent shall notify Borrower of such determination and Borrower shall increase or resume its monthly payments until Borrower deposited the amount that Administrative Agent estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency.

Section 7.3 Deferred Maintenance/Remediation Fund.

On the Closing Date or pursuant to the terms of the next following sentence, Borrower shall pay to the Administrative Agent an amount equal to one hundred twenty percent (120%) of the estimated costs (the “Deferred Maintenance/Remediation Amount”) of deferred maintenance, replacement and environmental remediation (the “Deferred Maintenance and Remediation”) as referenced in the Physical Conditions Report and the Environmental Report and specifically listed on Schedule 7.3 attached hereto, which Deferred Maintenance/Remediation Amount shall be deposited in the Deferred Maintenance/Remediation Account; said amounts on deposit in the Deferred Maintenance/Remediation Account hereinafter called the “Deferred Maintenance/Remediation Fund”). If Borrower does not pay the Deferred Maintenance/Remediation Amount to Administrative Agent on the Closing Date, then Borrower shall not be permitted to receive disbursements from the Borrower Remainder Account pursuant to Section 4 of the Cash Management Agreement, and instead all amounts allocated to the Borrower Remainder Account shall be re-allocated by Cash Management Bank into the Deferred Maintenance/Remediation Account (including without limitation any such amounts constituting Net Cash Flow) until such time as the full amount of the Deferred Maintenance/Remediation Amount is then held in the Deferred Maintenance/Remediation Account. Borrower shall cause the Deferred Maintenance and Remediation to be completed, performed, remediated and corrected to the satisfaction of Administrative Agent and as necessary to bring each Property into compliance with all Applicable Laws on or before the expiration of six (6) months after the Closing Date, as such time period may be extended by

Administrative Agent in its sole discretion. So long as no Event of Default has occurred, all sums in the Deferred Maintenance/Remediation Account shall be held by Administrative Agent in the Deferred Maintenance/Remediation Account to pay the costs and expenses of completing the Deferred Maintenance and Remediation. So long as no Default or Event of Default has occurred, Administrative Agent shall, to the extent funds are available for such purpose in the Deferred Maintenance/Remediation Account, disburse to Borrower the amount paid or incurred by Borrower in completing, performing, remediating or correcting the Deferred Maintenance and Remediation upon (a) the receipt by Administrative Agent of a written request from Borrower for disbursement from the Deferred Maintenance/Remediation Account and a certification by Borrower in a form as may be required by Administrative Agent that the applicable item of Deferred Maintenance and Remediation has been completed in accordance with the terms of this Agreement, (b) delivery to Administrative Agent of invoices, receipts or other evidence satisfactory to Administrative Agent verifying the costs of the Deferred Maintenance and Remediation to be reimbursed, (c) delivery to Administrative Agent of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Administrative Agent describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that the applicable Property is, as a result of such work, in compliance with all Applicable Laws relating to the Deferred Maintenance and Remediation so performed, and (d) delivery to Administrative Agent of affidavits, lien waivers or other evidence reasonably satisfactory to Administrative Agent showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the applicable Property have been paid all amounts due for such labor and materials furnished to such Property. Administrative Agent shall not be required to make advances from the Deferred Maintenance/Remediation Account more frequently than once in any thirty (30) day period. In making any payment from the Deferred Maintenance/Remediation Account, Administrative Agent shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. Borrower hereby grants to Administrative Agent a power-of-attomey, coupled with an interest, to cause the Deferred Maintenance and Remediation to be completed, performed, remediated and corrected to the satisfaction of Administrative Agent upon Borrower’s failure to do so in accordance with the terms and conditions of this Section 7.3, and to apply the amounts on deposit in the Deferred Maintenance/Remediation Account to the costs associated therewith, all as Administrative Agent may determine in its sole and absolute discretion but without obligation to do so. Any amount remaining in the Deferred Maintenance/Remediation Account after the Secured Obligations have been repaid in full shall be returned to Borrower. If Administrative Agent, in consultation with Borrower, reasonably determines the Deferred Maintenance/Remediation Account is not or will not be sufficient to pay for the applicable costs of such Deferred Maintenance and Remediation, Administrative Agent shall notify Borrower of such determination and Borrower shall make a deposit with Administrative Agent by the amount that Administrative Agent estimates is sufficient to make up the deficiency within ten (10) Business Days of such demand.

Section 7.4 Rent Reserve Fund.

From and after any time that Borrower fails to cause the Rent Coverage Ratio to be satisfied in accordance with Section 5.2.13(a), the parties hereto agree that the amounts otherwise distributable to Borrower pursuant to Section 4 of the Cash Management Agreement (including without limitation Net Cash Flow) shall instead be retained in the Rent Reserve Account (said amounts hereinafter called the “Rent Reserve Fund”); provided, such amounts shall initially be utilized, as appropriate, to deposit an amount equal to the Deferred Maintenance/Remediation Amount into the Deferred Maintenance/Remediation Account prior to the retaining of such amounts for the Rent Reserve Fund. Thereinafter, Administrative Agent shall administer the Rent Reserve Account pursuant to the provisions of Section 5.2.13(b).

Section 7.5 Ground Lease Reserve Fund.

On the date immediately preceding each Payment Date (and if such day is not a Business Day then the preceding day which is a Business Day), Borrower shall pay to Administrative Agent an amount equal to all amounts due under the Ground Leases (the “Ground Lease Monthly Deposit”) that will be payable during the then current calendar month (said amounts received by the Administrative Agent and deposited into the Ground Lease Reserve Account hereinafter called the “Ground Lease Reserve Fund”) Administrative Agent will apply the Ground Lease Reserve Fund to the payments of rent required to be made by Borrower pursuant to the Ground Leases. In making any payment relating to the Ground Lease Reserve Fund, Administrative Agent may do so according to any bill, statement or estimate procured from the landlord under the applicable Ground Lease without inquiry into the accuracy of such bill, statement or estimate. Any amount remaining in the Ground Lease Reserve Fund after the payment of all rent due under the Ground Leases in one month shall be credited against the Ground Lease Monthly Deposit due the following the month. Any amount remaining in the Ground Lease Reserve Fund after the Secured Obligations have been paid in full shall be returned to Borrower. If as of any Payment Date, Administrative Agent reasonably determines that the Ground Lease Reserve Fund is not or will not be sufficient to pay the next succeeding payments due under the Ground Leases, Administrative Agent shall notify Borrower of such determination and Borrower shall deposit into the Ground Lease Reserve Account, an amount that Administrative Agent estimates is sufficient to make up the deficiency within five (5) Business Days of such demand.

Section 7.6 Reserve Funds, Generally.

(a) [Reserved].

(b) Upon the occurrence of an Event of Default, Administrative Agent may, in addition to any and all other rights and remedies available to Administrative Agent, apply any sums then present in any or all of the Reserve Funds and/or the related Accounts in accordance with Section 2.3A.3 to the payment of the Secured Obligations in accordance with the terms of this Agreement.

(c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Administrative Agent.

(d) The Reserve Funds (to the extent held in the Cash Management Account) shall be held in interest-bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund.

(e) Borrower shall not, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in any Reserve Fund or related Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Administrative Agent as the secured party, to be filed with respect thereto.

(f) Borrower shall indemnify Financing Parties and hold Financing Parties harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the gross negligence or willful misconduct of

Financing Parties, their agents or employees. Borrower shall assign to Administrative Agent all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Administrative Agent may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(g) After payment in full by Borrower of all Secured Obligations, Administrative Agent shall disburse to Borrower all remaining Reserve Funds (including all interest, if any, earned thereon).

ARTICLE VIII

DEFAULTS

Section 8.1 Event of Default.

Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(a) if (i) any regularly scheduled Debt Service payment or the payment due on the Maturity Date is not paid when due or (ii) any other portion of the Debt is not paid when due and such non-payment referred to under this clause (ii) continues for five (5) days following the earlier to occur of (A) notice to Borrower that the same is due and payable or (B) Borrower having gained knowledge that any other such portion of the Debt has not been paid when due;

(b) if any of the Applicable Taxes or Other Charges are not paid on or before the date when the same are delinquent, except (i) to the extent sums sufficient to pay such Applicable Taxes and Other Charges have been deposited with Administrative Agent in accordance with the terms of this Agreement and Administrative Agent’s access to such sums is not restricted or constrained in any manner or (ii) if Borrower is contesting such Applicable Taxes or Other Charges in accordance with the terms hereof;

(c) if the Policies are not kept in full force and effect or if copies of the Policies are not delivered to Administrative Agent within thirty (30) days of request;

(d) if Borrower transfers or encumbers (other than encumbrances described in subsection (l) or (m) of this Section 8.1) any portion of any Property in violation of the provisions of Section 5.2.10 hereof;

(e) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to any Financing Party shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(f) if Borrower, Guarantor, the Orchard Entities or any other guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors;

(g) if a receiver, liquidator or trustee shall be appointed for Borrower, Guarantor, the Orchard Entities or any other guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Borrower, Guarantor, the Orchard Entities or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Guarantor, the Orchard Entities or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Borrower, Principal, Guarantor, the Orchard Entities or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Guarantor, the Orchard Entities or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(h) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(i) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any of the affirmative covenants contained in Sections 5.1.22 or 5.1.23;

(j) if a default shall occur under any Ground Lease beyond any applicable grace or cure period thereunder;

(k) if Borrower violates or does not comply in any material respect with any of the provisions of Sections 4.1.33, 5.1.22 and 5.1.23 hereof;

(l) if any Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Permitted Encumbrance and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

(m) if any federal tax Lien or state or local income tax Lien is filed against Borrower, or any Property and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after same is filed;

(n) (i) Borrower is a Plan or its assets constitute Plan Assets or (ii) Borrower fails or ceases to meet an exception under the Department of Labor regulations codified at 29 C.F.R. Section 2510.3-101 and such failure or cessation results in the assets of Borrower being subject to Title I of ERISA and causes the Security Instruments or any Financing Party’s exercise of its rights under the Security Instruments, the Notes, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a similar law applicable to Borrower regulating governmental plans, subjecting any Financing Party to liability for a violation of ERISA, the Code, or a similar law;

(o) regarding any guaranty or indemnity executed in connection herewith (including without limitation any of the Guaranty and the Environmental Indemnity), (i) if any misrepresentation occurs thereunder, (ii) if any breach of covenant or other default (to the extent such may be cured by the payment of a sum of money) occurs and continues for five (5) days following the earlier to occur of (A) Borrower gaining knowledge of such breach or other default or (B) notice thereof to Borrower from any Financing Party or (iii) if any breach of covenant or other default (to the extent such may not be cured by the payment of a sum of money) occurs and continues for thirty (30) days following the earlier to occur of (A) Borrower gaining knowledge of such breach or other default or (B) notice thereof to Borrower from any Financing Party; provided, however, that, solely with respect to this subsection (iii), if such non-monetary breach or other default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such breach or other default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach or other default, such additional period not to exceed ninety (90) days;

(p) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of any Property whether it be superior or junior in lien to any Security Instruments;

(q) if (i) the Hedging Agreement is terminated for any reason by Borrower or the Counterparty, or (ii) the Counterparty defaults in the performance of its monetary obligations under the Hedging Agreement or (iii) the rating of the Counterparty is subject to any downgrade, withdrawal or qualification by a Rating Agency, and Borrower does not within ten (10) days of notice to Borrower (A) replace the Hedging Agreement with a Replacement Hedging Agreement in accordance with Section 2.4 hereof, and (B) deliver to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent (1) an Assignment of Hedging Agreement and (2) a recognition letter from the Counterparty thereto acknowledging the assignment of the Replacement Hedging Agreement;

(r) with respect to any term, covenant or provision set forth herein or in any other Loan Documents which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(s) if a default or termination for any reason occurs under the Master Lease or the Master Lease Guaranty beyond any applicable notice and cure period contained in such Master Lease or Master Lease Guaranty, as applicable;

(t) if there shall be default under any Security Instrument or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or any Collateral;

(u) [Reserved];

(v) (i) Borrower or any of its Subsidiaries shall default in any payment of principal of or interest on any Indebtedness in a principal amount outstanding of at least $1,000,000 for Borrower and any of its Subsidiaries in the aggregate beyond any applicable grace period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) Borrower or any of its Subsidiaries shall default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $1,000,000 in the aggregate for Borrower or any of its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to be repurchased, prepaid, deferred or redeemed (automatically or otherwise); or (iii) Borrower shall breach or default any Secured Hedging Agreement; or

(w) Borrower shall default in (i) the payment when due under any Material Agreement or (ii) the performance or observance, of any obligation or condition of any Material

Agreement and, in the case of this clause (ii) only, such failure to perform or observe such other obligation or condition continues unremedied for a period of thirty (30) days after notice of the occurrence of such default unless, but only as long as, the existence of any such default is being diligently contested by Borrower in good faith by appropriate proceedings and adequate reserves ‘ in respect thereof have been established on the books of Borrower to the extent required by GAAP; or

(x) (i) One or more judgments or decrees shall be entered against Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within ten (10) Business Days from the entry thereof or (ii) any injunction, temporary restraining order or similar decree shall be issued against Borrower or any of its Subsidiaries that, individually or in the aggregate, could result in a Material Adverse Effect; or

(y) At any time after the execution and delivery thereof, Guarantor defaults in its payment or performance obligations pursuant to the Guarantor or the Guaranty, for any reason other than the satisfaction in full of all Secured Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity, enforceability, perfection or priority of any Loan Document or any Lien granted thereunder in writing or deny in writing that it has any further liability under any Loan Document to which it is a party; or

(z) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (a) to (y) above, for ten (10) days after Borrower gains knowledge of such Default or after notice thereof to Borrower from any Financing Party, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after Borrower gains knowledge of such Default or after notice thereof from any Financing Party in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

Section 8.2 Remedies.

(a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 8.1(f) or (g) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Administrative Agent shall, at the request of Required Lenders, take such action, without notice or demand, that Administrative Agent deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including without limitation declaring the Debt to be immediately due and payable, and Administrative Agent may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral, including without limitation all rights or remedies available at law or in equity; and upon any Event of Default described in Section 8.1 (f) or (g) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(b) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Financing Parties against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Administrative Agent, at the request of Required Lenders, and may, with the consent of the Required Lenders, at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Properties or any other Collateral. Any such actions taken by Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Administrative Agent may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Administrative Agent is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Administrative Agent shall remain in full force and effect until Administrative Agent has exhausted all of its remedies against the Properties and the other Collateral and the Security Instruments have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(c) With respect to Borrower and the Properties and the other Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Administrative Agent to resort to the Properties or other Collateral for the satisfaction of any of the Debt in preference or priority to any other Collateral, and Administrative Agent may seek satisfaction out of the Properties or all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Administrative Agent shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Administrative Agent in its sole discretion including without limitation the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Administrative Agent may foreclose the Security Instruments to recover such delinquent payments, or (ii) in the event Administrative Agent elects to accelerate less than the entire outstanding principal balance of the Debt, Administrative Agent may foreclose the Security Instruments to recover so much of the principal balance of the Debt as Administrative Agent may accelerate and such other sums secured by the Security Instruments as Administrative Agent may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Loan Documents to secure payment of sums secured by the Loan Documents and not previously recovered.

(d) Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Debt and, to the extent permitted by law, overdue interest and other amounts due in respect of the Debt, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any notice, grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, interest at the Default Rate shall be added to the

Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Loan Documents. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Administrative Agent by reason of the occurrence of any Event of Default; the acceptance of any payment of by Administrative Agent shall not be deemed to cure or constitute a waiver of any Event of Default; and Administrative Agent retains its rights under this Agreement and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payments made to Administrative Agent after the occurrence of such Event of Default.

(e) Any amounts recovered from the Collateral after an Event of Default shall be applied in accordance with Section 2.3A.3.

Section 8.3 Remedies Cumulative; Waivers.

The rights, powers and remedies of Administrative Agent under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Administrative Agent’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Administrative Agent may determine in Administrative Agent’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default or otherwise shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 8.4 Right to Cure Defaults.

Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Administrative Agent may deem necessary to protect the security hereof. Administrative Agent is authorized to enter upon the Properties for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral and the Properties for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.4, shall constitute a portion of the Debt and shall be due and payable to Administrative Agent upon demand. All such costs and expenses incurred by Administrative Agent in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after notice from Administrative Agent that such cost or expense was incurred to the date of payment to Administrative Agent. All such costs and expenses incurred by Administrative Agent together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Administrative Agent under the Loan Documents and shall be immediately due and payable upon demand by Administrative Agent therefor.

Section 8.5 Power of Attorney.

For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this Section 8, Borrower hereby irrevocably appoints Administrative Agent, after the occurrence of an Event of Default, as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

ARTICLE VIIIA

ADMINISTRATIVE AGENT

Section 8A.1 Appointment and Authority.

Each of Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent and Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

Section 8A.2 Nature of Duties.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or a Lender. Without limiting the foregoing, none of Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8A.3 Exculpatory Provisions.

Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 10.38) or (ii) in the absence of its own gross negligence or willful misconduct.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Section 8A.4 Reliance by Administrative Agent.

Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any portion of the Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of any portion of the Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8A.5 Notice of Default.

Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Administrative Agent has received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Administrative Agent receives such a notice, Administrative Agent shall give prompt notice thereof to Lenders. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of Lenders, as the case may be.

Section 8A.6 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that neither Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8A.7 Indemnification.

Lenders agree to indemnify Administrative Agent in its capacity hereunder and its Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective ratable portion of the Loan in effect on the date on which indemnification is sought (computed without giving effect to the Percentage of any Defaulting Lender) under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation, at any time following the payment of the Secured Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 8A.8 Administrative Agent in Its Individual Capacity.

The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.

Section 8A.9 Successor Administrative Agent.

Administrative Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of Borrower (not to be unreasonably withheld or delayed), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if Administrative Agent shall notify Borrower and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.11 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 8A.10 Collateral and Guaranty Matters.

(a) Lenders irrevocably authorize and direct Administrative Agent (and the Hedging Agreement Providers are deemed to have so authorized and directed):

(i) to release any Lien on any Collateral granted to or held by Administrative Agent under any Loan Document (A) upon payment in full of all Secured Obligations (other than contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnitee based on the then-known facts and circumstances), (B) that is transferred or to be transferred as part of or in connection with any sale or other disposition permitted under Section 5.2.10, or (C) subject to Section 10.38, if approved, authorized or ratified in writing by Administrative Agent;

(ii) to subordinate any Lien on any Collateral granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such Collateral that is a Permitted Lien; and

(iii) to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder.

(b) In connection with a termination or release pursuant to this Section, Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at Borrower’s expense, all documents that the applicable Credit Party shall reasonably request to evidence such termination or release. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

Section 8A.11 Secured Hedging Agreements.

No Hedging Agreement Provider that obtains the benefits of Section 8.2, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Hedging Agreements unless Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Hedging Agreement Provider.

ARTICLE IX

SPECIAL PROVISIONS

Section 9.1 Exculpation.

(a) Notwithstanding anything to the contrary provided herein, in the Security Instruments or in the other Loan Documents, but subject to the terms of this Section 9.1, no Financing Party shall enforce the liability and obligation of (i) Borrower (ii) any Affiliate of Borrower, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower or (iv) any direct or indirect partner, member, principal, officer, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the “Exculpated Parties”) to perform and observe the obligations contained in this Agreement, the Notes or the Security Instrument or in any other Loan Document by any action or proceeding wherein a money or deficiency judgment shall be sought against any Exculpated Party, except that Administrative Agent may bring against Borrower a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Administrative Agent to enforce and realize upon this Agreement, the Notes, the Security Instruments, the other Loan Documents, and the interest in the Collateral, the Rents and any other collateral given to Administrative Agent created by this Agreement, the Notes, the Security Instruments and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral, in the Rents and in any other collateral given to Administrative Agent pursuant to the Loan Documents. Financing Parties, by accepting this Agreement, the Notes and the Security Instruments, agree that none of them shall, except as otherwise provided herein or in the Security Instruments, sue for, seek or demand any deficiency judgment against any Exculpated Party in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Notes, the Security Instruments or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the

Notes, the Security Instruments or the other Loan Documents; (ii) impair the right of Administrative Agent to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (iii) affect the validity or enforceability of the Environmental Indemnity or the Guaranty; (iv) impair the right of Administrative Agent to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) impair the right of Administrative Agent to enforce the provisions of the Security Instruments or Sections 4.1.8, 5.1.9 and 5.2.8 hereof; or (vii) impair the right of Administrative Agent to obtain a deficiency judgment or other judgment on the Notes against Borrower if necessary to (A) preserve or enforce its rights and remedies against the Properties or the other Collateral or (B) obtain any Insurance Proceeds or Awards to which Administrative Agent (or other Financing Parties) would otherwise be entitled under the terms of this Agreement, the Security Instruments or the other Loan Documents; provided, however, Administrative Agent shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

(b) Notwithstanding the provisions of this Section 9.1 to the contrary, Borrower shall be personally liable to Financing Parties for the Losses they incur due to: (i) fraud or intentional misrepresentation by Borrower, Principal, or Guarantor or any Affiliate thereof, in connection with the execution and the delivery of this Agreement, the Notes, the Security Instruments, or the other Loan Documents; (ii) Borrower’s misapplication or misappropriation of Gross Income from Operations, Net Proceeds or Net Sales Proceeds; (iii) Borrower’s misapplication or misappropriation of Security Deposits or Rents collected more than one month in advance; (iv) Borrower’s misapplication or the misappropriation of Insurance Proceeds or Awards; (v) Borrower’s failure to pay Applicable Taxes, Other Charges or Ground Lease Rental Payments (except to the extent that (1) sums sufficient to pay such amounts have been deposited in escrow with Administrative Agent pursuant to the terms of Section 7.2 or 7.5 hereof, (2) the Properties are not currently generating sufficient income (after the payment of all monthly payments required under the Loan Documents, Insurance Premiums and other budgeted operating expenses) to make such payments or (3) the Properties are generating sufficient income (after the payment of all monthly payments required under the Loan Documents, Insurance Premiums and other budgeted operating expenses) to make such payments but such income is in the control of a court appointed trustee or receiver and Borrower has used commercially reasonable efforts (which shall not be deemed to require Borrower to raise any additional capital, borrow any additional funds or to incur any costs to the extent Borrower does not have in its possession and control sufficient funds to pay such costs and the right, power and authority to use such funds as Borrower determines) to cause said trustee or receiver to make such payments or (4) Administrative Agent applies amounts in the Tax and Insurance Escrow Fund toward the payment of the Debt or any other charges); (vi) intentional or grossly negligent physical waste or arson by Borrower, or Principal or any Affiliate thereof or by Guarantor; (vii) Borrower’s failure to comply with the provisions of Sections 4.1.37 and 5.1.18 of this Agreement or with the provisions of the Environmental Indemnity; (viii) the Property or any part thereof becomes an asset in a bankruptcy or insolvency proceeding as a result of an Involuntary Bankruptcy Act and (1) an Affiliate, officer, director, or representative of Borrower files, or joins in the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (2) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or Borrower or any Affiliate, officer, director or representative of Borrower solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (3) Borrower, or any Affiliate, officer, director, or representative of Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Properties; (4) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (5) Borrower fails to use its commercially reasonable efforts (which shall not be deemed to require Borrower to raise any additional capital, borrow any additional funds or to incur any costs to the extent Borrower does not have in its possession and control sufficient funds to pay such costs and the right, power and authority to use such funds as Borrower determines) to obtain a dismissal of such proceedings; (ix) the replacement of the Manager other than in accordance with Section 5.1.17 hereof, or (x) Borrower’s material breach of Section 4.1.33 or failure to comply with the provisions of Sections 5.1.22 or 5.1.23 (other than any covenant to remain solvent or pay its debts as they come due).

(c) Notwithstanding the foregoing, the agreement of Financing Parties not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect as to Borrower and Guarantor only, and not as to any other Exculpated Party (i) in the event of a default under Section 5.2.10 hereof, or (ii) if any Property or any part thereof shall become an asset in a voluntary bankruptcy or voluntary insolvency proceeding.

(d) Nothing herein shall be deemed to be a waiver of any right which any applicable Financing Party may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness and other obligations secured by the Security Instruments or to require that all collateral shall continue to secure all of the indebtedness and other obligations owing to Financing Parties in accordance with this Agreement, the Notes, the Security Instruments and the other Loan Documents.

ARTICLE X

MISCELLANEOUS

Section 10.1 Survival.

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall be deemed made as of the date hereof (except as may be otherwise specifically provided herein) and survive the making by Lenders of the Loan and the execution and delivery to Lenders of the Notes, and shall continue in full force and effect so long as all or any of the Secured Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Subject to Section 10.40, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Financing Parties.

Section 10.2 Financing Parties’ Discretion.

Whenever pursuant to this Agreement, Financing Parties exercise any right given to them to approve or disapprove, or any arrangement or term is to be satisfactory to Financing Parties, the decision of Financing Parties to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Financing Parties.

Section 10.3 Governing Law.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 10.4 Delay Not a Waiver.

Neither any failure nor any delay on the part of any Financing Party in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, no Financing Party shall be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.5 Notices.

All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U. S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Osh Properties LLC
c/o Orchard Supply Hardware LLC 6450 Via del Oro San Jose, California 95119
Attention: William Robertson Fax: (408) 629-7174

with a copy to:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue New York, New York 10017 Attention: Scott Kobak Fax: (212) 455-2502

and

Orchard Supply Hardware LLC 6450 Via del Oro San Jose, California 95119 Attention: Roger Smith Fax: (408) 629-7174

If to Administrative Agent:	Wells Fargo Bank, N.A.
301 South College Street Charlotte, North Carolina 28288 Attention: John D. Altmeyer Fax: (704) 383-3556

with a copy to:	Moore & Van Allen, PLLC
100 North Tryon Street, Suite 4700 Charlotte, North Carolina 28202 Attention: W. Miller Abemethy, Jr. Fax.: (704) 378-2069

If to Lenders:	To the applicable address set forth on
the signature pages hereto or regarding any Lender that becomes a Lender after the Closing Date, to the applicable address set forth in its assignment documentation or addressed as such party may from time to time designate by written notice to the other parties.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 10.6 Trial by Jury.

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.7 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.8 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.9 Preferences.

Financing Parties shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to any Financing Party, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such Financing Party.

Section 10.10 Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from any Financing Party except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by any Financing Party to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from any Financing Party with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for. the giving of notice by any Financing Party to Borrower.

Section 10.11 Remedies of Borrower.

In the event that a claim or adjudication is made that any Financing Party or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, such Financing Party or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that, to the extent permitted by Applicable Law, neither such Financing Party nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether such Financing Party or its agent has acted reasonably shall be determined by an action seeking declaratory judgment. Notwithstanding the foregoing, Borrower shall be entitled to compensatory damages in the event of a final non-appealable judicial determination that such Financing Party has acted in bad faith.

Section 10.12 Expenses; Indemnity.

(a) Subject to Section 9.1 hereof, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Administrative Agent (and the other Financing Parties solely with regard to subsection (viii)) within fifteen (15) days of receipt of written notice from Administrative Agent for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Administrative Agent in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation and syndication of the transactions contemplated hereby and thereby (including without limitation all costs incurred by Administrative Agent in connection with an extension of the Loan or a release of a Property) and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by any Financing Party as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Collateral); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including without limitation confirming compliance with environmental and insurance requirements; (iii) Financing Parties’ ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Financing Parties all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Administrative Agent pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting

Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings and any negotiations in connection therewith (regardless of whether there is a closing for such refinancing or restructuring); provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Financing Parties or (B) in connection with an assignment or participation of the Loan. Any costs and expenses due and payable to Financing Parties may be paid from any amounts in the Cash Management Account.

(b) Subject to Section 9.1 hereof, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all losses (including without limitation reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any non-exempt prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under Section 408 of ERISA or Section 4975(c)(2) of the Code, any State statute or other similar law that may be required, in any Financing Party’s sole discretion) that any Financing Party may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

(c) Subject to Section 9.1 hereof, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (ii) any use, nonuse or condition in, on or about any Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property or any part thereof; (iv) any failure of any Property to be in compliance with any Legal Requirements; (v) any and all claims and demands whatsoever which may be asserted against any Financing Party by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (vi) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, any misrepresentation by the parties hereto hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby; (vii) the Loan or the use or proposed use of the proceeds therefrom; (viii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any liability under Environmental Law related in any way to any Credit Party or any of its Subsidiaries; or (ix) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Credit Party, and regardless of whether any Indemnified Party is a party thereto. Any amounts payable to any Financing Party by reason of the application of this Section 10.1 l(c) shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by any Financing Party until paid.

(d) To the extent any Credit Party or any of their Affiliates for any reason fail to indefeasibly pay any amount required under paragraphs (a), (b), (c) or (d) of this Section or any other amount pursuant to an indemnification provision of any Loan Document to be paid by any Credit Party or any of their Affiliates to Administrative Agent (or any sub-agent thereof) or any Related Party, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) in connection with such capacity.

Section 10.13 Schedules and Exhibits Incorporated.

The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.14 Offsets, Counterclaims and Defenses.

Any assignee of any Financing Party’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.15 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Financing Parties intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Financing Parties nor to grant Financing Parties any interest in the Properties other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Financing Parties and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Financing Parties and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lenders to make the Loan hereunder are imposed solely and exclusively for the benefit of Lenders and Administrative Agent and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that any Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by any Lender if, in such Lender’s sole discretion, such Lender deems it advisable or desirable to do so.

Section 10.16 Publicity.

All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Financing Parties or any of their Affiliates shall be subject to the prior written approval of Administrative Agent, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower’s counsel, shall not be subject to the prior written approval of Administrative Agent.

Section 10.17 Waiver of Marshalling of Assets.

To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or part of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Financing Parties under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Financing Parties to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever.

Section 10.18 Waiver of Counterclaim.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by any Financing Party or its agents.

Section 10.19 Conflict: Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations any Financing Party or any parent, subsidiary or Affiliate of any Financing Party. Financing Parties shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of any Financing Party of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to any Financing Party’s exercise of any such rights or remedies. Borrower acknowledges that Financing Parties engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.20 Brokers and Financial Advisors.

Borrower and each Financing Party hereby represent that such entity has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold each Financing Party harmless from and against any and all claims, liabilities, costs and expenses of any kind (including such Financing Party’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or any Financing Party in connection with the transactions contemplated herein. The provisions of this Section 10.20 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.21 Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and such Financing Party are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.22 Principles of Construction.

The following principles of construction shall apply to this Agreement:

(a) All references to Sections and Exhibits are to Sections and Exhibits in or to this Agreement unless otherwise specified. Any reference to “this Section” in this Agreement shall mean the Section in which such reference appears, and shall also be deemed refer to the subsections contained in such Section.

(b) Unless otherwise specified, the words “hereof, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation”.

(d) Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

(e) To the extent that any provision in this Agreement requires, expressly or implicitly, performance, observance or compliance by any Person other than Borrower, such provision shall be construed as Borrower’s obligation to cause such other Person to perform, observe or comply with such provision, and, accordingly, the failure by such Person to perform, observe or comply with such provision shall be considered a breach by Borrower of its obligations under this Agreement. Further, whenever any provision of this Agreement prohibits any Person from doing, or requires any Person to abstain from doing, any at or thing, such provision shall be deemed to have been breached if such act or thing is done by any other Person acting by or on behalf of such Person.

(f) Definitions contained in this Agreement or any other Loan Document which identify documents, including this Agreement or any other Loan Document, shall be deemed to include all amendments, modifications, supplements, novations, restatements, renewals, and replacements to such documents, and assignments of such documents, which may be entered into from time to time with Lender’s consent and in compliance with the requirements of this Agreement.

(g) Any reference in the Loan Documents to the successors or assigns of Borrower or Guarantor shall not be construed to imply any consent or approval by any Financing Party of any such succession or assignment.

(h) Borrower acknowledges and agrees that this Agreement and the other Loan Documents shall not be construed more strictly against any Financing Party because Administrative Agent or its legal counsel was the primary draftsperson of this Agreement or such other Loan Document, as the case may be.

Section 10.23 Counterparts.

To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached, from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. For purposes hereof, facsimile signatures shall be binding on the parties to this Agreement.

Section 10.24 Time.

Time is of the essence of each and every term of this Agreement and the other Loan Documents, except and only to the extent specifically waived by Administrative Agent in writing.

Section 10.25 California Civil Code.

Borrower hereby waives any rights or defenses available to Borrower based upon Section 2822 of the California Civil Code.

Section 10.26 Several Liability.

Anything in this Agreement contained to the contrary notwithstanding, the obligations of each Financing Party to Borrower under this Agreement are several and not joint and several.

Section 10.27 Reliance on Administrative Agent.

All acts of and communications by Administrative Agent, as agent for Lenders, other than approvals, waivers or consents requiring the consent of all of Lenders or the Required Lenders pursuant to this Agreement, shall be deemed legally conclusive and binding; and Borrower and any third party (including any court) shall rely on any and all communications or acts of Administrative Agent with respect to the exercise of any rights or the granting of any consent or approval on behalf of Lenders in all circumstances where an action by Lenders is required or permitted pursuant to this Agreement or the provisions of any other Loan Document or by applicable law without the right or necessity of making any inquiry of any individual Lender as to the authority of Administrative Agent with respect to such matter. In no event shall any of the foregoing limit the rights or obligations of any Lender with respect to any other Lender pursuant to this Article X.

Section 10.28 Powers.

Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto, and may exercise all other powers of Lenders as are not made subject to the consent of the requisite Lenders or to the consent of all Lenders. Administrative Agent shall not be considered, or be deemed, a separate agent of Lenders hereunder, but is, and shall be deemed, acting in its contractual capacity as Administrative Agent, exercising such rights and powers under the Loan Documents as are specifically delegated to Administrative Agent or Administrative Agent is otherwise entitled to take hereunder. Administrative Agent shall have no implied duties to Lenders, or any obligation to Lenders to take any action except any action specifically provided by the Loan Documents to be taken by Administrative Agent.

Section 10.29 Agency Provisions Relating to Collateral.

(a) Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, at any time and from time to time, to take any action with respect to any collateral for the Loan or any Loan Document which may be necessary to preserve and maintain such collateral or to perfect and maintain perfected the liens upon such collateral granted pursuant to this Agreement and the other Loan Documents.

(b) Except as provided in this Agreement, Administrative Agent shall have no obligation whatsoever to any Lender or to any other person or entity to assure that any collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the liens granted herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

Section 10.30 Lender Actions Against Borrower or the Collateral.

Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other person hereunder or under any other Loan Documents with respect to exercising claims against Borrower or rights in any collateral except as specifically permitted by this Agreement.

Section 10.31 No Assignment or Participation to Borrower.

No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower.

Section 10.32 General Immunity.

Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to Borrower, Guarantor or any Lender for any action taken or omitted to be taken by Administrative Agent or its directors, officers, agents or employees hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

Section 10.33 No Responsibility for Loan, Recitals, Etc.

Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any use of the Loan; (ii) the performance or observance of any of the covenants or agreements of any party to any Loan Document; (iii) the satisfaction of any condition specified in this Agreement, or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, provided that the foregoing shall not release Administrative Agent from liability for its gross negligence or willful misconduct.

Section 10.34 Action on Instructions of Lenders.

Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by all Lenders (or the Required Lenders, if such action may be directed hereunder by less than all of Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Lenders.

Section 10.35 Employment of Agents and Counsel.

Administrative Agent may undertake any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact in each case selected by it in good faith and using sound business judgment.

Section 10.36 Reliance on Documents; Counsel.

Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Administrative Agent, which counsel may be an employee of Administrative Agent, provided that the foregoing shall not release Administrative Agent from liability for its gross negligence or willful misconduct. Any such counsel shall be deemed to be acting on behalf of Administrative Agent with respect to the Loan and shall not be precluded from also representing Administrative Agent in any matter in which the interests of Administrative Agent and the other Lenders may differ.

Section 10.37 Rights as a Lender.

With respect to its Committed Amount, if any, Wells Fargo shall have the same rights, powers and obligations hereunder and under any other Loan Document as any Lender and may exercise such rights and powers as though it were not an Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Wells Fargo in its individual capacities. Borrower and each Lender acknowledge and agree that Wells Fargo and/or its Affiliates may accept deposits from, lend money to, hold other investments in, and generally engage in any kind of trust, debt, equity or other transaction or have other relationships, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Affiliates in which Borrower or such Affiliate is not restricted hereby from engaging with any other person.

Section 10.38 Amendments, Waivers, Consents and Release of Collateral.

Neither this Agreement nor any of the other Loan Documents, nor any terms hereof or thereof may be amended, modified, extended, restated, replaced, or supplemented (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section nor may Collateral be released except as specifically provided herein or in the Loan Documents or in accordance with the provisions of this Section. With the consent of the Required Lenders, Administrative Agent may, from time to time, (a) enter into with Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Borrower hereunder or thereunder or (b) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:

(a) reduce the amount or extend the scheduled date of maturity of any portion of the Loan or any Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post default rate set forth in Section 2.2.5 which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that (i) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.3.2, nor any amendment of Section 2.3.2, shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any portion of the Loan or any Note and (ii) any reduction in the stated rate of interest on the Loan shall only require the written consent of each Lender holding a portion of the outstanding Loan; or

(b) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders, without the written consent of all Lenders; or

(c) release Borrower or Guarantor from obligations under the Guaranty, without the written consent of all of Lenders; or

(d) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of all of Lenders; or

(e) subordinate any portion of the Loan to any other Indebtedness without the written consent of all of Lenders; or

(f) subordinate the liens of Administrative Agent in the Collateral to any other liens in the Collateral (other than Permitted Encumbrances) without the written consent of all of Lenders; or

(g) permit Borrower to assign or transfer any of its rights or obligations under this Agreement or other Loan Documents without the written consent of all of Lenders; or

(h) amend, modify or waive any provision of the Loan Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of the Required Lenders or all Lenders as appropriate; or

(i) amend, modify or waive (i) the order in which obligations are paid or (ii) the pro rata sharing of payments by and among Lenders, in each case in accordance with Sections 2.3 A.2, 2.3A.3 or Section 10.41 without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby; or

(j) amend, modify or waive any provision of Article VIIIA without the written consent of the then Administrative Agent; or

(k) amend or modify the definition of “Secured Obligations” to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby; or

(l) amend the definitions of “Hedging Agreement”, “Secured Hedging Agreement”, or “Hedging Agreement Provider” without the consent of any Hedging Agreement Provider that would be adversely affected thereby; or

(m) amend or modify the definitions of “Applicable Release Price”, “Cash Sweep Cure”, “Cash Sweep Period” or “Cash Sweep Trigger Event” without the written consent of all Lenders; or

(n) amend, modify or waive any provision of Section 5.2.13 without the written consent of all Lenders; or

(o) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations pursuant to this Agreement without the prior written consent of all Lenders;

provided, further, that no amendment, waiver or consent affecting the rights or duties of Administrative Agent under any Loan Document shall in any event be effective, unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of Lenders and shall be binding upon Borrower, the other Credit Parties, Lenders, Administrative Agent and all future holders of the Notes. In the case of any waiver, Borrower, the other Credit Parties, Lenders and Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loan and the Notes and other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of Borrower and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIIIA (other than the provisions of Section 8A.9).

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loan, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (b) Administrative Agent may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding, and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder.

The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release Guarantor (or any of the entities comprising Guarantor) or any Liens granted to the Administrative Agent by the Borrower on any Collateral (a) upon payment and satisfaction in full in cash of all Secured Obligations, (ii) constituting property being sold or disposed of if such sale or disposition is made in compliance with the terms of this Agreement, or (iii) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VIII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders (or all the Lenders to the extent required pursuant to Section 10.38(d)). Any such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

Section 10.39 Waiver of Consequential Damages, Etc.

To the fullest extent permitted by applicable law, the Credit Parties shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof. No Indemnified Party referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than to the extent resulting from the gross negligence, willful misconduct or intentional wrongdoing of such Indemnified Party.

Section 10.40 Successors and Assigns; Participations.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loan Commitment and the portion of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire portion of the assigning Lender’s Loan at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the principal outstanding balance of the portion of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) [Reserved].

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition, the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v) No Assignment to a Credit Party. No such assignment shall be made to any Credit Party or any Credit Party’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits (and subject to the burdens) of Sections 2.2 and 10.11 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders and principal amounts of the portion of the Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided that a Lender shall only be entitled to inspect its own entry in the Register and not that of any other Lender.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or any Credit Party or any Credit Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loan Commitment and/or the portion of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of the type referred to in the first proviso to Section 10.38 that affects such Participant. Subject to paragraph (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits (and subject to the burdens) of Section 2.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.41 as though it were a Lender, provided such Participant agrees to be subject to Section 2.3A as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.2.8 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.2.8 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.41 Right of Set off; Sharing of Payments.

(a) If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrower or any other Credit Party against any and all of the obligations of Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its portion of the Loan or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its portion of the Loan and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then such Lender receiving such greater proportion shall (i) notify Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the portion of the Loan and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective portion of the Loan and other amounts owing them, provided that:

(A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loan to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

(c) Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 10.42 Effectiveness; Electronic Execution.

(a) Effectiveness. This Agreement shall become effective when (i) it shall have been executed by Borrower, Guarantor, Lenders and Administrative Agent, and Administrative Agent shall have received copies hereof and thereof (faxed or otherwise); and (ii) the other conditions precedent set forth in Article IIIA are satisfied, waived or reclassified as post closing conditions, and thereafter this Agreement shall be binding upon and inure to the benefit of Borrower, Guarantor, Administrative Agent and each Lender and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax or email shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.43 Service of Process and Venue.

(a) [Reserved].

(b) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.5. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(c) Venue. Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 10.44 Confidentiality.

Each of Administrative Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Loan Document or Secured Hedging Agreement or any action or proceeding relating to this Agreement, any other Loan Document or Secured Hedging Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g)(i) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loan and Loan Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.

For purposes of this Section, “Information” means all information received from any Credit Party or any of its Subsidiaries relating to any Credit Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party or any of its Subsidiaries; provided that, in the case of information received from any Credit Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.45 Acknowledgments.

Borrower and the other Credit Parties each hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of each Loan Document;

(b) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of creditor and debtor; and

(c) no joint venture exists among Lenders and Administrative Agent or among Borrower, Administrative Agent or the other Credit Parties and Lenders.

Section 10.46 Patriot Act Notice.

Each Lender and Administrative Agent (for itself and not on behalf of any other party) hereby notifies Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and the other Credit Parties, which information includes the name and address of Borrower and the other Credit Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower and the other Credit Parties in accordance with the Patriot Act.

Section 10.47 Subordination of Intercompany Debt.

Each Credit Party agrees that all intercompany Indebtedness among Credit Parties (the “Intercompany Debt”) is subordinated in right of payment, to the prior payment in full of all Secured Obligations. Notwithstanding any provision of this Agreement to the contrary, provided that no Event of Default has occurred and is continuing, Credit Parties may make and receive payments with respect to the Intercompany Debt to the extent otherwise permitted by this Agreement; provided that in the event of and during the continuation of any Event of Default, no payment shall be made by or on behalf of any Credit Party on account of any Intercompany Debt. In the event that any Credit Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Credit Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, Administrative Agent.

Section 10.48 Continuing Agreement.

This Agreement shall be a continuing agreement and shall remain in full force and effect until all Secured Obligations (other than those obligations that expressly survive the termination of this Agreement) have been paid in full. Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Agreement) under the Loan Documents and Administrative Agent shall, at the request and expense of Borrower, deliver all the Collateral in its possession to Borrower and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Secured Obligations be rescinded or otherwise required to be restored or returned by Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Loan Documents shall automatically be reinstated and all Liens of Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Secured Obligations.

Section 10.49 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arms-length commercial transaction between the Credit Parties and their Affiliates, on the one hand, and Administrative Agent and WFS, on the other hand, and the Credit Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, Administrative Agent and WFS each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Credit Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) neither Administrative Agent nor WFS has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether Administrative Agent or WFS has advised or is currently advising any Credit Party or any of its Affiliates on other matters) and neither Administrative Agent nor WFS has any obligation to any Credit Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) Administrative Agent and WFS and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither Administrative Agent nor WFS has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) Administrative Agent and WFS have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against Administrative Agent or WFS with respect to any breach or alleged breach of agency or fiduciary duty.

Section 10.50 Responsible Officers.

Administrative Agent and each of Lenders are authorized to rely upon the continuing authority of the Responsible Officers with respect to all matters pertaining to the Loan Documents including, but not limited to, the selection of interest rates, the submission of requests for Loans and certificates with regard thereto. Such authorization may be changed only upon written notice to Administrative Agent and evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent (or such earlier time as agreed to by Administrative Agent).

Section 10.51 Post-Closing Requirement.

Promptly after the Closing Date, Borrower shall deliver to each ground lessor under the applicable Ground Lease a certificate of notice (in form and substance reasonably satisfactory to Administrative Agent) executed by Borrower.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

OSH PROPERTIES LLC, a Delaware limited liability company

By:	/s/ Robert M. Lynch
Name:	Robert M. Lynch
Title:	President & CEO

[signature pages continue]

OSH PROPERTIES LLC

LOAN AGREEMENT

2010 FACILITY

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, N.A.

By:	/s/ Weston R. Garrett
Name:	Weston R. Garrett
Title:	Director

[signature pages continue]

OSH PROPERTIES LLC

LOAN AGREEMENT

2010 FACILITY

LENDERS:

WELLS FARGO BANK, N.A.

By:	/s/ Weston R. Garrett
Name:	Weston R. Garrett
Title:	Director

Notice Address:

Wells Fargo Bank, N.A. 301 South College Street Charlotte, NC 28288 Attention: John D. Altmeyer Fax: (704) 383-3556

[signature pages continue]

OSH PROPERTIES LLC

LOAN AGREEMENT

2010 FACILITY

UNION BANK, N.A.

By:	/s/ Theresa L. Rocha
Name:	Theresa L. Rocha
Title:	Vice President

Notice Address:

Union Bank, N.A. 400 California Street, 8th Floor San Francisco, CA 94104 Attention: Terry Rocha Fax: (415) 765-2170

[signature pages continue]

OSH PROPERTIES LLC

LOAN AGREEMENT

2010 FACILITY

BANK OF AMERICA, N.A.

By:	/s/ Christine M. Scott
Name:	Christine M. Scott
Title:	SVP. Director

Notice Address:

Bank of America, N.A. 100 Federal Street, 9th Floor Boston, MA 02110 Attention: Christine Scott Fax: (617) 310-3459

[signature pages continue]

OSH PROPERTIES LLC

LOAN AGREEMENT

2010 FACILITY

CALIFORNIA FIRST NATIONAL BANK

By:	/s/ D. N. Lee
Name:	D. N. Lee
Title:	S.V.P.

Notice Address:

California First National Bank 18201 Von Karman Avenue, Suite 420 Irvine, CA 92612 Attention: Don Lee Fax: (800) 735-4580

[signature pages continue]

OSH PROPERTIES LLC

LOAN AGREEMENT

2010 FACILITY

CITICORP NORTH AMERICA, INC.

By:	/s/ Dina Garthwaite
Name:	Dina Garthwaite
Title:	Vice President

Notice Address:

Citicorp North America, Inc.

388 Greenwich Street, 32nd Floor

New York, NY 10013

Attention: Robert Kane

Fax: (646) 291-1770

with a copy to:

Citicorp North America, Inc.

227 West Monroe Street, 25th Floor

Chicago, IL 60606

Attention: Nicholas Pateros

Fax: (312) 205-0256

[signature pages end]

OSH PROPERTIES LLC

LOAN AGREEMENT

2010 FACILITY

CITY NATIONAL BANK

By:	/s/ Brandon L. Feitelson, C.F.A.
Name:	Brandon L. Feitelson, C.F.A.
Title:	Vice President

Notice Address:

City National Bank 555 South Flower Street, 24th Floor Los Angeles, CA 90071 Attention: Brandon Feitelson Fax: (213) 673-9801

[signature pages continue]

OSH PROPERTIES LLC

LOAN AGREEMENT

2010 FACILITY

SCHEDULE 1.1(a)

Allocated Loan Amount

PROPERTY ADDRESS	LOAN AMOUNT
2650 N. MacArthur Dr, Tracy, CA	$6,606,991
720 West San Carlos St, San Jose, CA	$3,607,688
3000 Alum Rock Ave, San Jose, CA	$2,607,921
1440 Fitzgerald Dr, Pinole, CA	$3,413,935
1751 East Capitol Expwy, San Jose, CA	$3,518,562
4249 Elverta Rd, Sacramento, CA	$2,359,916
905 E. Bidwell St, Folsom, CA	$1,933,659
5960 Sepulveda Blvd, Van Nuys, CA	$3,836,317
177 Lewelling Blvd, San Lorenzo, CA	$1,968,534
231 W. East St, Chico, CA	$2,108,037
147 West Shaw Ave, Clovis, CA	$995,892
2800 Sisk Rd, Modesto, CA	$1,426,025
5651 Cottle Road, San Jose, CA	$3,262,807
853 Oak Park Rd, Pismo Beach, CA	$1,577,153
5525 Sunset Blvd, Hollywood, CA	$3,107,804
1010 Metro Center Blvd, Foster City, CA	$1,763,156
900 El Camino Real, Millbrae, CA	$3,355,809
2110 Middlefield Rd, Redwood City, CA	$1,565,527
3155 R St, Merced, CA	$984,267

SCHEDULE l.1(b)

Commitment Amount

LENDER	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
Wells Fargo Bank, N.A.	$20,000,000	40.00%*
Union Bank, N.A.	$10,000,000	20.00%
Bank of America, N.A.	$5,000,000	10.00%
California First National Bank	$5,000,000	10.00%
Citicorp North America, Inc.	$5,000,000	10.00%
City National Bank	$5,000,000	10.00%
Total	$50,000,000	100.00%

*	Includes $5m Allied Irish Bank

SCHEDULE 1.1(c)

Former Properties

CITY	ADDRESS	COUNTY	STATE	FEE/LEASEHOLD
San Rafael	1151 Andersen Drive	Marin	CA	Leasehold
San Jose	1130 Branham Lane	Santa Clara	CA	Fee

SCHEDULE 1.1(d)

Properties

CITY	ADDRESS	COUNTY	STATE	FEE/LEASEHOLD
Tracy	2650 N. MacArthur Drive	San Joaquin	CA	Fee
San Jose	720 West San Carlos Street	Santa Clara	CA	Fee
San Jose	3000 Alum Road Avenue aka 2940 Alum Rock Avenue	Santa Clara	CA	Fee
Pinole	1440 Fitzgerald Drive	Contra Costa	CA	Fee
San Jose	1751 East Capitol Expressway	Santa Clara	CA	Fee
Folsom	905 E. Bidwell Street	Sacramento	CA	Fee
Sacramento	4249 Elverta Road	Sacramento	CA	Fee
Van Nuys	5920 and 5960 Sepulveda Blvd.	Los Angeles	CA	Fee
San Lorenzo	177 Lewelling Blvd.	Alameda	CA	Fee
Chico	231 W. East Street	Butte	CA	Fee
Clovis	147 West Shaw Street	Fresno	CA	Fee
Modesto	2800 Sisk Road	Stanislaus	CA	Fee
San Jose	5651 Cottle Road	Santa Clara	CA	Fee
Pismo Beach	853 Oak Park Road aka 825 Oak Park Road	San Luis Obispo	CA	Fee
Hollywood	5525 Sunset Boulevard	Los Angeles	CA	Fee
Foster City	1010 Metro Center Boulevard	San Mateo	CA	Leasehold
Millbrae	900 and 950 El Camino Real	San Mateo	CA	Leasehold
Redwood City	2110 Middlefield Road	San Mateo	CA	Leasehold
Merced	3155 R. Street	Merced	CA	Leasehold

SCHEDULE 4.1.1

Organization Chart for Borrower

SCHEDULE 4.1.25

Rent Roll for Properties

Sublease at Redwood City

220    Redwood City

          Sub-Ground lease Term Sheet

Term

Lease Date:	7/22/1988
	Commencement	Expiration			Size
Initial Term	01/16/89	Expiration	01/15/09		Premises 24,000
1st Option	01/16/09	Expiration	04/14/09	*	Building
2nd Option	04/15/09	Expiration	04/14/19	*
3rd Option	4/15/2019	Expiration	04/14/29

*	Exercised

Rent

Current		Annual	Monthly
Base	4/15/2009	$75,000	$6,250.00	*
Escalation	4/15/2012	TBD	CPI
Escalation	4/15/2015	TBD	CPI
Escalation	4/15/2018	TBD	CPI
Base	4/15/2019	TBD	FMV
% Rent	2009	$0
Surplus Rent		$4,153
Total		$79,153
% Rent Sales Breakpoint		$2,610,200.00

*	Fair Market Value Annual rent amount currently in dispute

Property Description

Address:	2102 Middlefield Road, Redwood City, CA 94063
Premises:	24,000 sq’ of land developed with an approximate 3,500 sqr building	Variance
Lease Type:	NNN, Subtenant maintains.
Use:	Quick serve restaurant, dba Burger King

Parties

Subtenant	Winn-Trax	Master Lessor:
	2038 Old Airline Highway	PL Redwood City, LP
	Paicincs, CA 95043	c/o Kimco Realty Corporation
	Five year sales decline almost 50%	3333 New Hyde Park, Suite 100
	Phone: 831.389.4252	New Hyde Park, NY 11042
Contact: Michele Krone

Ground Lease at Chico

Property	Parties	Term	Rent
231 W. East Street, Chico, CA	Landlord: Orchard Supply Hardware LLC Tenant: Rabobank, N.A.	6/25/03 -6/25/28	$54,625.00 per year

Sublease at Millbrae

Property	Parties	Term	Rent
900 and 950 El Camino Real	Landlord: Orchard Supply Hardware LLC Tenant: Harman Management Corporation	11/1/92-11/1/12	$100,676.00 per year

Master Leases

Lease Agreement	City	Address	County	State
Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Tracy	2650 N. MacArthur Drive	San Joaquin	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	San Jose	720 West San Carlos Street	Santa Clara	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	San Jose	3000 Alum Road Avenue aka 2940 Alum Rock Avenue	Santa Clara	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Pinole	1440 Fitzgerald Drive	Contra Costa	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	San Jose	1751 East Capitol Expressway	Santa Clara	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Folsom	905 E. Bidwell Street	Sacramento	CA

Lease Agreement	City	Address	County	State
Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Sacramento	4249 Elverta Road	Sacramento	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Van Nuys	5920 and 5960 Sepulveda Blvd.	Los Angeles	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	San Lorenzo	177 Lewelling Blvd.	Alameda	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Chico	231 W. East Street	Butte	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Clovis	147 West Shaw Street	Fresno	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Modesto	2800 Sisk Road	Stanislaus	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	San Jose	5651 Cottle Road	Santa Clara	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Pismo Beach	853 Oak Park Road aka 825 Oak Park Road	San Luis Obispo	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Hollywood	5525 Sunset Boulevard	Los Angeles	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Foster City	1010 Metro Center Boulevard	San Mateo	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Millbrae	900 and 950 El Camino Real	San Mateo	CA

Lease Agreement	City	Address	County	State
Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Redwood City	2110 Middlefield Road	San Mateo	CA

Master Lease Agreement between OSH Properties LLC as landlord and Orchard Supply Hardware LLC as tenant.	Merced	3155 R. Street	Merced	CA

SCHEDULE 4.1.45

Material Agreements

None.

SCHEDULE 4.1.49

Service Rights

None.

SCHEDULE 4.1.50

U.S. Patriot Act

ENTITY	STATE OF INCORPORATION	TYPE OF ORGANIZATION	QUALIFIED TO DO BUSINESS	CEO	ADDRESS	TAX ID#	OWNERSHIP INFORMATION
OSH Properties LLC	Delaware	Limited liability company	Delaware and California	Robert Lynch	c/o Orchard Supply Hardware 6450 Via del Oro San Jose, CA 95119 Tel: 408-629-7174	42-1683391	Orchard Supply Hardware LLC is the sole member.

Orchard Supply Hardware LLC	Delaware	Limited liability company	Delaware and California	Robert Lynch	c/o Orchard Supply Hardware 6450 Via del Oro San Jose, CA 95119 Tel: 408-629-7174	42-1683395	Orchard Supply Hardware Stores Corporation is the sole member

OSH Finance Corporation	Delaware	Corporation	Delaware	Robert Lynch	c/o Orchard Supply Hardware 6450 Via del Oro San Jose, CA 95119 Tel: 408-629-7174	20-3764379	Orchard Supply Hardware LLC is the sole shareholder.

Orchard Supply Hardware Stores Corporation	Delaware	Corporation	Delaware	Robert Lynch	c/o Orchard Supply Hardware 6450 Via del Oro San Jose, CA 95119 Tel: 408-629-7174	95-4214109	Publicly held.

SCHEDULE 7.3

Deferred Maintenance and Remediation

EXHIBIT 1.1(a)

Form of Secured Party Designation Notice

TO:	Wells Fargo Bank, N.A., as Administrative Agent

RE:	Loan Agreement, dated as of October 27, 2010, by and among OSH Properties LLC, a Delaware limited liability company (the “Borrower”), the lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”: capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement)

DATE:	[Date]

[Name of Hedging Agreement Provider] (the “Lender”) hereby notifies you, pursuant to the terms of the Loan Agreement, that the Lender meets the requirements of a Hedging Agreement Provider under the terms of the Loan Agreement and is a Hedging Agreement Provider under the Loan Agreement and the other Loan Documents.

Delivery of this Notice by fax shall be effective as an original.

A duly authorized officer of the undersigned has executed this Notice as of the          day of             ,             .

as a Hedging Agreement Provider

By:
Name:
Title:

EXHIBIT 1.1(b)

Form of Assignment and Assumption Agreement

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees] hereunder are several and not joint.]1 Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

[1]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

3.	Borrower:

OSH Properties LLC, a Delaware limited liability company

4.	Administrative Agent:

Wells Fargo Bank, N.A., as the administrative agent under the Loan Agreement

5.	Loan Agreement:

The Loan Agreement dated as of October 27, 2010, among the Borrower, the Lenders and Wells Fargo Bank, N.A., as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s]	Assignee [s]	Aggregate Amount of Loan for all Lenders	Amount of Loan Assigned	Percentage Assigned of Loan
		$	$	%
		$	$	%
		$	$	%

[7.	Trade Date: ][2]

Effective Date:                                  , 20        .

[remainder of page Intentionally left blank]

[2]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S] [NAME OF ASSIGNOR]

By:
Name:
Title:

[signature pages continue]

ASSIGNEE[S] [NAME OF ASSIGNEE]

By:
Name:
Title:

[signature pages continue]

[Consented to and] Accepted:]

WELLS FARGO BANK, N.A., as Administrative Agent

By:
Name:
Title:

[signature pages continue]

[Consented to:]

OSH PROPERTIES LLC, a Delaware limited liability company

By:
Name:
Title:

[signature pages end]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

11. Representations and Warranties.

11.1 Assignor [s]. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

11.2. Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 10.42(b) of the Loan Agreement (subject to such consents, if any, as may be required under Section 10.42(b) of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the Loan Agreement thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

12. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

13. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT 2.1.3

Form of Note

PROMISSORY NOTE

$	October , 2010

FOR VALUE RECEIVED OSH PROPERTIES LLC, a Delaware limited liability company, as maker (“Borrower”), hereby unconditionally promises to pay to the order of [Lender] (“Lender”), at the office of Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”) under the Loan Agreement (as defined below), located at 301 South College Street, Charlotte, North Carolina 28288 or at such other place as Administrative Agent may from time to time designate in writing, the principal sum of ___ DOLLARS ($___) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, among Borrower, Lender and certain other lenders thereunder and Administrative Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1 - PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement, with the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon being due and payable in full on the Maturity Date.

ARTICLE 2 - DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable on the happening of any Event of Default in accordance with the applicable provisions of Section 8.2 of the Loan Agreement and in addition, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 - LOAN DOCUMENTS

This Note is secured by the Security Instruments and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instruments and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein, in the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4 - SAVINGS CLAUSE

This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject

Lender, Administrative Agent or any other lender pursuant to the Loan Agreement to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing in accordance with Section 10.39 of the Loan Agreement.

ARTICLE 6 - WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender or Administrative Agent, as applicable, to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Security Instruments or any other Loan Document).

ARTICLE 7 - TRANSFER

Upon the transfer of this Note, Lender may deliver an Assignment and Assumption to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and such transferee shall be deemed to have assumed all obligations of Lender pursuant to the Loan Documents, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights retained by Lender pursuant to such Assignment and Assumption.

ARTICLE 8 - EXCULPATION

Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the liability of Borrower and the other Exculpated Parties to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Security Instruments, the Loan Agreement and the other Loan Documents shall be limited as set forth in Article IX of the Loan Agreement.

ARTICLE 9 - GOVERNING LAW

IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Scott Kobak

Fax: (212) 455-2502

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND

WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER AND ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 10 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

OSH PROPERTIES LLC, a Delaware limited liability company

By:

Name:
Title:

EXHIBIT 5.1.10(d)

Form of Compliance Certificate

TO:	Wells Fargo Bank, N.A., as Administrative Agent

RE:	Loan Agreement, dated as of October 27, 2010, by and among OSH Properties LLC, a Delaware limited liability company (the “Borrower”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, N.A., as Administrative Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement)

DATE:	[Date]

For the fiscal [quarter] [year] ended [                                ,         ].

The undersigned hereby certifies on behalf of the Orchard Entities that, to the best of his/her knowledge, with respect to the Loan Agreement:

[(a) Attached hereto on Exhibit A is a certificate of the independent certified public accountants reporting on the financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.]3

(b) The financial statements delivered for the fiscal period referred to above present fairly the financial position of Holdings and its Subsidiaries, for the period indicated above, in conformity with GAAP applied on a consistent basis.

(c) Each of the Orchard Entities during the period indicated above observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Loan Documents to be observed, performed or satisfied by it.

(d) I have obtained no knowledge of any Default or Event of Default under the Loan Agreement;4

(e) Attached hereto on Schedule A are calculations in reasonable detail demonstrating compliance with the financial covenant contained in Section 5.2.13 of the Loan Agreement as of the last day of the fiscal period referred to above.

This Certificate may, upon execution, be delivered by fax or electronic mail, which shall be deemed for all purposes to be an original signature.

[Remainder of Page Intentionally Left Blank]

[3]	To be provided annually.
[4]

If a Default or Event of Default shall have occurred, an explanation of such Default or Event of Default shall be provided on a separate page attached hereto together with an explanation of the action taken or proposed to be taken by the Borrower with respect thereto.

OSH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

[Exhibit A

Accountant Certificate]

See Attached.

Schedule A

Financial Covenant Calculations

[TO BE COMPLETED BY BORROWER]

Below are calculations in reasonable detail demonstrating compliance with the financial covenant contained in Section 5.2.13 of the Loan Agreement as of the last day of the fiscal period referred to above.

Pursuant to the Loan Agreement, as of the end of each of its fiscal quarters, Borrower shall not permit the Rent Coverage Ratio to be less than 2.00 to 1.00.

“Rent Coverage Ratio” shall mean, as of the last day of any fiscal quarter of Borrower, the ratio for the four fiscal quarter period ending on such date of (a) EBITDAR (as defined in the Loan Agreement) to (b) Retail Property Fixed Rent (as defined in the Loan Agreement).

EBITDAR:

Retail Property Fixed Rent:

EBITDAR to Retail Property Fixed Rent:

Orchard Supply Hardware

Schedule 7.3

Property Address	City	State	Year Built	Total Square Feet	Immediate Repairs	Reserve	Environmental	Reserve
231 West East Avenue	Chico	CA	2002	46,768	Trees, Trim. Roof leak, Repair.	$12,000

147 West Shaw Avenue	Clovis	CA	1982	43,592	Replace interior stair tread and nosing finishes.	$900

905 East Bidwell Street	Folsom	CA	2000	39,409	Replace, Dumpster Enclosure Gates, Replace, Vinyl floor tile.	$21,050

1010 Metro Center Boulevard	Foster City	CA	1994	43,386	Brick paver, Repair, Further investigate and remedy perimeter pour strip concrete slab excessive vapor emissions, Repair isolated hairline cracks and spalling, Roof base flashing, coping seams, Repair, Nursery fencing, Paint, Site pole lighting, Repair, Engineer.	$57,940

Orchard Supply Hardware

Schedule 7.3

Property Address	City	State	Year Built	Total Square Feet	Immediate Repairs	Reserve	Environmental	Reserve
5525 West Sunset Boulevard	Hollywood	CA	1977	31,305		$0

Historic Site-Use – A gasoline filling/service station was located on the northeast portion of the property from 1933-1970. In addition, various printing facilities were present on the southern and eastern portions of the property from at least 1950-1970 and various dry cleaners were present on the southern and eastern portions of the property from the 1920s to the 1940s. Information was not available regarding the decommissioning of the former service station, the removal of the former underground storage tanks (USTs), and/or subsurface conditions at the property.

Complete additional file review and forward any additional information relating to the decommissioning of the former service station, removal of the USTs and any other analytical data assocaited with the site.

								$1,750

3155 R Street	Merced	CA	1993	42,316	Repair loose insulation at Sales	$9,250

900 El Camino Real	Millbrae	CA	1984	43,159	Landscaping, Repair, Caulking and sealing around windows, Replace, Caulking and sealing CMU, Replace, Exteriors, Repair and Paint, Masonry, Clean and Seal, Fence lath inserts, Replace, Building mounted light, Replace (Metal Halide), Walls, Clean efflorescence and paint.	$67,321

2800 Sisk Road	Modesto	CA	1979	41,838	Packaged rooftop unit, Replace (15 tons).	$18,550

Orchard Supply Hardware

Schedule 7.3

Property Address	City	State	Year Built	Total Square Feet	Immediate Repairs	Reserve	Environmental	Reserve
1440 Fitzgerald Drive	Pinole	CA	1987	49,976	Flashing, repair at storefront.	$500

825 Oak Park Boulevard	Plasmo Beach	CA	1987	35,860	Roof leak Repair.	$500

2110 Middlefield Road	Redwood City	CA	1985	44,430	Window glazing gaskets, Replace.	$3,250	Historic Site-Use – The property was formerly part of a larger parcel of land developed with a food processing plant from at least the 1940s until the early 1980s. The subject property was also listed on the CERLCIS database in conjunction with the historic operations. Based on the database listing, long-term use of hazardous materials and the likely associated generation of hazardous and/or regulated wastes, the potential exists for adverse environmental impact to the property Provide further information regarding the CERCLA listing and any findings of any CERCLA audit	$1,750

4249 Elverta Road	Sacramento	CA	2000	46,132	EIFS, Repair.	$2,500

Orchard Supply Hardware

Schedule 7.3

Property Address	City	State	Year Built	Total Square Feet	Immediate Repairs	Reserve	Environmental	Reserve
720 West San Carlos Street	San Jose	CA	1946	54,430	Storefront systems, Replace.	$17,520	Unresolved Database Listing – The property is listed on the CDL database. The CDL database is a listing of facilities that were potentially used for an illegal drug lab. It is likely that this laboratory was located in the house that is now boarded up. Complete the documentation process to confirm that the subject property was incorrectly identified in the CDL database.	$1,750

3000 Alum Rock Avenue	San Jose	CA	early 1950’s	41,219	Structural Engineer, Review and report.	$5,000

1751 East Capitol Expressway	San Jose	CA	1982	43,091	Replace bare landscape with new shrubs/ground cover. Replace Damaged sections of CMU. Repair/Replace Rail.	$8,000

5651 Cottle Road	San Jose	CA	1982	37,841		$0

Orchard Supply Hardware

Schedule 7.3

Property Address	City	State	Year Built	Total Square Feet	Immediate Repairs	Reserve	Environmental	Reserve
177 Lewelling Boulevard	San Lorenzo	CA	1972	46,202	Complete parking lot and landscaping repairs, Roof repairs. Install PIV breakaway lock.	$195,653

2650 North MacArthur Drive	Tracy	CA	1992	458,274		$0

5960 Sepuiveda Boulevard	Van Nuys	CA	1988	48,921	Asphalt pavement, Seal/stripe (SF), Isolated cut and patch and overlay repairs.	$37,204	Open LUST Case – Information in the LUST database indicates a non-petroleum hydrocarbon release was reported in 1989 and remains active. In addition, the regulatory database indicates that the release appears to have impacted “soil only”. Additional documentation was not provided regarding this database listing. Provide report documenting the horizontal and vertical extents of soil and groundwater contamination, timeframe and cost estimate for receiving regulatory closure	$1,750

Total = 19 Properties				1,238,149		$457,138		$7,000

PROMISSORY NOTE

$5,000,000	October 27, 2010

FOR VALUE RECEIVED OSH PROPERTIES LLC, a Delaware limited liability company, as maker (“Borrower”), hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A. (“Lender”), at the office of Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”) under the Loan Agreement (as defined below), located at 301 South College Street, Charlotte, North Carolina 28288 or at such other place as Administrative Agent may from time to time designate in writing, the principal sum of FIVE MILLION DOLLARS ($5,000,000) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, among Borrower, Lender and certain other lenders thereunder and Administrative Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1 - PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement, with the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon being due and payable in full on the Maturity Date.

ARTICLE 2 - DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable on the happening of any Event of Default in accordance with the applicable provisions of Section 8.2 of the Loan Agreement and in addition, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 - LOAN DOCUMENTS

This Note is secured by the Security Instruments and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instruments and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4 - SAVINGS CLAUSE

This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender, Administrative Agent or any other lender pursuant to the Loan Agreement to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the

Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing in accordance with Section 10.39 of the Loan Agreement.

ARTICLE 6 - WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender or Administrative Agent, as applicable, to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Security Instruments or any other Loan Document).

ARTICLE 7 - TRANSFER

Upon the transfer of this Note, Lender may deliver an Assignment and Assumption to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and such transferee shall be deemed to have assumed all obligations of Lender pursuant to the Loan Documents, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights retained by Lender pursuant to such Assignment and Assumption.

ARTICLE 8 - EXCULPATION

Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the liability of Borrower and the other Exculpated Parties to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Security Instruments, the Loan Agreement and the other Loan Documents shall be limited as set forth in Article DC of the Loan Agreement.

ARTICLE 9 - GOVERNING LAW

IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Scott Kobak

Fax: (212) 455-2502

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER AND ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A

SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 10 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

OSH PROPERTIES LLC, a Delaware limited liability company

By:	/s/ Robert M. Lynch
Name:	Robert M. Lynch
Title:	President & CEO

OSH PROPERTIES LLC

PROMISSORY NOTE

2010 FACILITY

PROMISSORY NOTE

$5,000,000	October 27, 2010

FOR VALUE RECEIVED OSH PROPERTIES LLC, a Delaware limited liability company, as maker (“Borrower”), hereby unconditionally promises to pay to the order of CALIFORNIA FIRST NATIONAL BANK (“Lender”), at the office of Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”) under the Loan Agreement (as defined below), located at 301 South College Street, Charlotte, North Carolina 28288 or at such other place as Administrative Agent may from time to time designate in writing, the principal sum of FIVE MILLION DOLLARS ($5,000,000) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, among Borrower, Lender and certain other lenders thereunder and Administrative Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1 - PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement, with the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon being due and payable in full on the Maturity Date.

ARTICLE 2 - DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable on the happening of any Event of Default in accordance with the applicable provisions of Section 8.2 of the Loan Agreement and in addition, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 - LOAN DOCUMENTS

This Note is secured by the Security Instruments and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instruments and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4 - SAVINGS CLAUSE

This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender, Administrative Agent or any other lender pursuant to the Loan Agreement to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the

Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing in accordance with Section 10.39 of the Loan Agreement.

ARTICLE 6 - WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender or Administrative Agent, as applicable, to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Security Instruments or any other Loan Document).

ARTICLE 7 - TRANSFER

Upon the transfer of this Note, Lender may deliver an Assignment and Assumption to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and such transferee shall be deemed to have assumed all obligations of Lender pursuant to the Loan Documents, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights retained by Lender pursuant to such Assignment and Assumption.

ARTICLE 8 - EXCULPATION

Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the liability of Borrower and the other Exculpated Parties to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Security Instruments, the Loan Agreement and the other Loan Documents shall be limited as set forth in Article IX of the Loan Agreement.

ARTICLE 9 - GOVERNING LAW

IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Scott Kobak

Fax: (212) 455-2502

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER AND ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A

SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 10 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

OSH PROPERTIES LLC, a Delaware limited liability company

By:	/s/ Robert M. Lynch
Name:	Robert M. Lynch
Title:	President & CEO

OSH PROPERTIES LLC

PROMISSORY NOTE

2010 FACILITY

PROMISSORY NOTE

$5,000,000	October 27, 2010

FOR VALUE RECEIVED OSH PROPERTIES LLC, a Delaware limited liability company, as maker (“Borrower”), hereby unconditionally promises to pay to the order of CITICORP NORTH AMERICA, INC. (“Lender”), at the office of Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”) under the Loan Agreement (as defined below), located at 301 South College Street, Charlotte, North Carolina 28288 or at such other place as Administrative Agent may from time to time designate in writing, the principal sum of FIVE MILLION DOLLARS ($5,000,000) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, among Borrower, Lender and certain other lenders thereunder and Administrative Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1 - PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement, with the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon being due and payable in full on the Maturity Date.

ARTICLE 2 - DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable on the happening of any Event of Default in accordance with the applicable provisions of Section 8.2 of the Loan Agreement and in addition, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 - LOAN DOCUMENTS

This Note is secured by the Security Instruments and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instruments and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4 - SAVINGS CLAUSE

This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender, Administrative Agent or any other lender pursuant to the Loan Agreement to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the

Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing in accordance with Section 10.39 of the Loan Agreement.

ARTICLE 6 - WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender or Administrative Agent, as applicable, to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Security Instruments or any other Loan Document).

ARTICLE 7 - TRANSFER

Upon the transfer of this Note, Lender may deliver an Assignment and Assumption to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and such transferee shall be deemed to have assumed all obligations of Lender pursuant to the Loan Documents, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights retained by Lender pursuant to such Assignment and Assumption.

ARTICLE 8 - EXCULPATION

Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the liability of Borrower and the other Exculpated Parties to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Security Instruments, the Loan Agreement and the other Loan Documents shall be limited as set forth in Article IX of the Loan Agreement.

ARTICLE 9 - GOVERNING LAW

IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Scott Kobak

Fax: (212) 455-2502

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER AND ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A

SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 10 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

OSH PROPERTIES LLC, a Delaware limited liability company

By:	/s/ Robert M. Lynch
Name:	Robert M. Lynch
Title:	President & CEO

OSH PROPERTIES LLC

PROMISSORY NOTE

2010 FACILITY

PROMISSORY NOTE

$5,000,000	October 27, 2010

FOR VALUE RECEIVED OSH PROPERTIES LLC, a Delaware limited liability company, as maker (“Borrower”), hereby unconditionally promises to pay to the order of CITY NATIONAL BANK (“Lender”), at the office of Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”) under the Loan Agreement (as defined below), located at 301 South College Street, Charlotte, North Carolina 28288 or at such other place as Administrative Agent may from time to time designate in writing, the principal sum of FIVE MILLION DOLLARS ($5,000,000) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, among Borrower, Lender and certain other lenders thereunder and Administrative Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1 - PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement, with the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon being due and payable in full on the Maturity Date.

ARTICLE 2 - DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable on the happening of any Event of Default in accordance with the applicable provisions of Section 8.2 of the Loan Agreement and in addition, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2; however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 - LOAN DOCUMENTS

This Note is secured by the Security Instruments and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instruments and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4 - SAVINGS CLAUSE

This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender, Administrative Agent or any other lender pursuant to the Loan Agreement to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the

Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing in accordance with Section 10.39 of the Loan Agreement.

ARTICLE 6 - WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender or Administrative Agent, as applicable, to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Security Instruments or any other Loan Document).

ARTICLE 7 - TRANSFER

Upon the transfer of this Note, Lender may deliver an Assignment and Assumption to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and such transferee shall be deemed to have assumed all obligations of Lender pursuant to the Loan Documents, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights retained by Lender pursuant to such Assignment and Assumption.

ARTICLE 8 - EXCULPATION

Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the liability of Borrower and the other Exculpated Parties to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Security Instruments, the Loan Agreement and the other Loan Documents shall be limited as set forth in Article IX of the Loan Agreement.

ARTICLE 9 - GOVERNING LAW

IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Scott Kobak

Fax: (212) 455-2502

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER AND ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A

SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 10 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

OSH PROPERTIES LLC, a Delaware limited liability company

By:	/s/ Robert M. Lynch
Name:	Robert M. Lynch
Title:	President & Ceo

OSH PROPERTIES LLC

PROMISSORY NOTE

2010 FACILITY

PROMISSORY NOTE

$10,000,00	October 27, 2010

FOR VALUE RECEIVED OSH PROPERTIES LLC, a Delaware limited liability company, as maker (“Borrower”), hereby unconditionally promises to pay to the order of UNION BANK, N.A. (“Lender”), at the office of Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”) under the Loan Agreement (as defined below), located at 301 South College Street, Charlotte, North Carolina 28288 or at such other place as Administrative Agent may from time to time designate in writing, the principal sum of TEN MILLION DOLLARS ($10,000,000) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, among Borrower, Lender and certain other lenders thereunder and Administrative Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1 - PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement, with the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon being due and payable in full on the Maturity Date.

ARTICLE 2 - DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable on the happening of any Event of Default in accordance with the applicable provisions of Section 8.2 of the Loan Agreement and in addition, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 - LOAN DOCUMENTS

This Note is secured by the Security Instruments and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instruments and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4 - SAVINGS CLAUSE

This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender, Administrative Agent or any other lender pursuant to the Loan Agreement to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the

Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing in accordance with Section 10.39 of the Loan Agreement.

ARTICLE 6 - WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender or Administrative Agent, as applicable, to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Security Instruments or any other Loan Document).

ARTICLE 7 - TRANSFER

Upon the transfer of this Note, Lender may deliver an Assignment and Assumption to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and such transferee shall be deemed to have assumed all obligations of Lender pursuant to the Loan Documents, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights retained by Lender pursuant to such Assignment and Assumption.

ARTICLE 8 - EXCULPATION

Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the liability of Borrower and the other Exculpated Parties to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Security Instruments, the Loan Agreement and the other Loan Documents shall be limited as set forth in Article DC of the Loan Agreement.

ARTICLE 9 - GOVERNING LAW

IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Scott Kobak

Fax: (212) 455-2502

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER AND ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A

SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 10 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

OSH PROPERTIES LLC, a Delaware limited liability company

By:	/s/ Robert M. Lynch
Name:	Robert M. Lynch
Title:	President & CEO

OSH PROPERTIES LLC

PROMISSORY NOTE

2010 FACILITY

PROMISSORY NOTE

$20,000,000	October 27, 2010

FOR VALUE RECEIVED OSH PROPERTIES LLC, a Delaware limited liability company, as maker (“Borrower”), hereby unconditionally promises to pay to the order of WELLS FARGO BANK, N.A. (“Lender”), at the office of Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”) under the Loan Agreement (as defined below), located at 301 South College Street, Charlotte, North Carolina 28288 or at such other place as Administrative Agent may from time to time designate in writing, the principal sum of TWENTY MILLION DOLLARS ($20,000,000) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, among Borrower, Lender and certain other lenders thereunder and Administrative Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1 - PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement, with the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon being due and payable in full on the Maturity Date.

ARTICLE 2 - DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable on the happening of any Event of Default in accordance with the applicable provisions of Section 8.2 of the Loan Agreement and in addition, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 - LOAN DOCUMENTS

This Note is secured by the Security Instruments and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instruments and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4 - SAVINGS CLAUSE

This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender, Administrative Agent or any other lender pursuant to the Loan Agreement to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the

Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing in accordance with Section 10.39 of the Loan Agreement.

ARTICLE 6 - WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender or Administrative Agent, as applicable, to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Security Instruments or any other Loan Document).

ARTICLE 7 - TRANSFER

Upon the transfer of this Note, Lender may deliver an Assignment and Assumption to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and such transferee shall be deemed to have assumed all obligations of Lender pursuant to the Loan Documents, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights retained by Lender pursuant to such Assignment and Assumption.

ARTICLE 8 - EXCULPATION

Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the liability of Borrower and the other Exculpated Parties to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Security Instruments, the Loan Agreement and the other Loan Documents shall be limited as set forth in Article IX of the Loan Agreement.

ARTICLE 9 - GOVERNING LAW

IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Scott Kobak

Fax: (212) 455-2502

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER AND ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A

SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 10 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

OSH PROPERTIES LLC, a Delaware limited liability company

By:	/s/ Robert M. Lynch
Name:	Robert M. Lynch
Title:	President & Ceo

OSH PROPERTIES LLC

PROMISSORY NOTE

2010 FACILITY